SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a)
of the Securities Exchange Act of 1934

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CURTISS-WRIGHT CORPORATION

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Dear Valued Stockholder:

You are cordially invited to attend the annual meeting of stockholders of Curtiss-Wright Corporation to be held on Thursday, May 4, 2023, at Homewood Suites by Hilton, 125 Harbour Place Drive, Davidson, North Carolina 28036, commencing at 1:00 p.m. local time (the “Annual Meeting”).

We intend to hold the Annual Meeting in person again this year. The proxies that we solicit give you the opportunity to vote on all scheduled matters that come before the annual meeting. Whether or not you plan to attend, you can be sure that your shares are represented by promptly voting and submitting your proxy by phone or by internet as described in the following materials. If you want proxy materials mailed to you, you can make a request by completing, signing, dating and returning your proxy card in the postage-paid envelope provided. Please refer to the accompanying Notice of Annual Meeting and Proxy Statement for further important information about the Annual Meeting.

In addition, the health and well-being of our employees and stockholders is a high priority, and we are sensitive to the public health and travel concerns our stockholders may have. Accordingly, if we determine that it is not possible to hold our Annual Meeting in person, we will announce alternative arrangements for the meeting, which may include a change in venue or holding the meeting virtually. We will announce any such change and the details on how to participate both by press release and by posting details on our website at https://investors.curtisswright.com/governance/annual-meeting, which will also be filed with the SEC as proxy material. If you are planning to attend the Annual Meeting, please check our website the week of the meeting. As always, we encourage you to vote your shares by proxy prior to the Annual Meeting.

The Notice of Annual Meeting and the Proxy Statement, which follow this letter, provide information concerning matters to be considered and acted upon at the annual meeting. We will present a brief report on our business followed by a question-and-answer period at the annual meeting.

In accordance with rules adopted by the U.S. Securities and Exchange Commission, we are using the internet as our primary means of furnishing proxy materials to our stockholders. Accordingly, most stockholders will not receive paper copies of our proxy materials. We will instead send our stockholders a notice with instructions for accessing the proxy materials and voting electronically over the internet or by telephone. The notice also provides information on how stockholders may request paper copies of our proxy materials. We believe electronic delivery of our proxy materials will help us reduce the environmental impact and costs of printing and distributing paper copies and improve the speed and efficiency by which our stockholders can access these materials.

We are resolutely focused on strengthening our culture and our workplace—putting greater emphasis on diversity, equity and inclusion, talent acquisition and development,

and the employee experience. We’re also continuing to integrate environmental, social and governance (ESG) priorities into the core of Curtiss-Wright’s culture. We are committed to ensuring our business practices are sustainable, and we will do our part to respond to the ongoing environmental and social issues, so the state of our planet and our communities are healthier tomorrow than they are today.

Finally, on behalf of the entire Curtiss-Wright family, I wish to thank David C. Adams and Admiral (Ret.) John B. Nathman, both of whom will retire from the Board just prior to our 2023 annual meeting of stockholders. Dave is retiring with over 22 years of distinguished service and leadership at Curtiss-Wright, which included more than 7 years as Chairman and CEO and over a year of service as Executive Chairman during my transition to CEO. Admiral Nathman is retiring with more than 14 years of distinguished service and leadership. I congratulate both on their retirement and thank them for their leadership, counsel, and friendship.

On behalf of your Board of Directors, management, and our employees, I would like to express our appreciation for your continued support. I look forward to your participation in the Annual Meeting.

Sincerely,

LYNN M. BAMFORD Chair and Chief Executive Officer

CURTISS-WRIGHT CORPORATION
130 Harbour Place Drive, Suite 300, Davidson, North Carolina 28036

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To the holders of the common stock of Curtiss-Wright Corporation:

Notice is hereby given that the annual meeting of stockholders (the “Annual Meeting”) of Curtiss-Wright Corporation, a Delaware corporation (the “Company”), will be held on Thursday, May 4, 2023, at Homewood Suites by Hilton, 125 Harbour Place Drive, Davidson, North Carolina 28036, commencing at 1:00 pm local time, for the following purposes:

(1)	To elect the ten director nominees named herein;

(2)	To ratify the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for 2023;

(3)	To approve an amendment to the Curtiss-Wright Corporation Annual Incentive Compensation Plan to expand the class of employees eligible to receive awards under the plan;

(4)	To approve on an advisory basis the compensation of the Company’s named executive officers;

(5)	To approve on an advisory (non-binding) basis the frequency of future stockholder advisory votes approving the compensation of the Company’s named executive officers; and

(6)	To consider and transact such other business as may properly come before the Annual Meeting.

Only record holders of the Company’s common stock at the close of business on March 10, 2023, the record date for the Annual Meeting, are entitled to notice of and to vote at the Annual Meeting. A list of stockholders will be available for examination by any stockholder(s) at the Annual Meeting and during normal business hours at the offices of the Company, 130 Harbour Place Drive, Suite 300, Davidson, North Carolina 28036, during the ten days preceding the Annual Meeting date.

The Company cordially invites all stockholders to attend the Annual Meeting in person. Stockholders who plan to attend the Annual Meeting in person are nevertheless requested to vote their shares electronically over the Internet, by telephone, or if you receive a proxy card in the mail, by signing, dating and returning the proxy card in the postage-paid envelope provided, to make certain that their vote will be represented at the Annual Meeting should they be prevented unexpectedly from attending.

By Order of the Board of Directors,

March 24, 2023	PAUL J. FERDENZI Vice President, Corporate Secretary and General Counsel

We intend to hold the annual meeting of stockholders in person. As always, we urge you to vote by proxy in advance of the Annual Meeting as described in this Notice of Annual Meeting and Proxy Statement, whether or not you currently plan to attend the Annual Meeting in person.

In addition, the health and well-being of our employees and stockholders is a high priority, and we are sensitive to the public health and travel concerns our stockholders may have. Accordingly, if we determine that it is not possible to hold our annual meeting of stockholders in person, we will announce alternative arrangements for the meeting, which may include a change in venue or holding the meeting virtually. We will announce any such change and the details on how to participate both by press release and by posting details on our website at https://investors.curtisswright.com/governance/annual-meeting, which will also be filed with the SEC as proxy material. If you are planning to attend our

Annual Meeting, please check our website the week of the meeting. As always, we encourage you to vote your shares by proxy prior to the Annual Meeting.

IMPORTANT: WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING, PLEASE PROMPTLY SUBMIT YOUR PROXY ELECTRONICALLY OVER THE INTERNET OR BY TELEPHONE, OR IF YOU RECEIVE A PAPER PROXY CARD, PLEASE FILL IN, SIGN AND PROMPTLY RETURN YOUR PROXY CARD IN THE ENCLOSED POSTAGE-PAID ENVELOPE

Important Notice Regarding the Availability of Proxy Materials for the Stockholder Meeting to be Held on Thursday, May 4, 2023. A Notice and Proxy Statement and combined Business Review/2022 Annual Report on Form 10-K to security holders are available at: www.proxyvote.com.

TABLE OF CONTENTS

PROXY SUMMARY	1
Voting Matters and Vote Recommendations	1
Director Nominees	2
Corporate Governance Highlights	3
2022 Financial Performance Highlights	3
Executive Compensation Practices Highlights	4
Corporate Sustainability	4
PROXY STATEMENT	7
Purpose	7
Internet Availability of Proxy Materials	7
Information Concerning the Annual Meeting	7
PROPOSAL ONE: ELECTION OF DIRECTORS	10
General Information	10
Overview of Curtiss-Wright’s Current Board of Directors	11
Director Qualifications, Experiences, Backgrounds, and Diversity	12
Information Regarding Nominees	13
Family Relationships	23
Certain Legal Proceedings	23
Compensation of Directors	23
STRUCTURE AND PRACTICES OF THE BOARD OF DIRECTORS	23
Corporate Governance Guidelines and Code of Conduct	23
Meetings of the Board	24
Communication with the Board	25
Director Independence	25
Board Committees	26
Board and Board Committees Self-Evaluation Process	27
Board Leadership Structure	28
Board Role in Risk Oversight	29
Board Role in Strategic Oversight	31
Succession Planning	31
Director Onboarding and Education	32
Stockholder Nominations for Directors	32
Board Membership Criteria and Selection Process for Director Nominees	33
Board Diversity	34
Board Tenure	35
Stockholder Engagement	35
Audit Committee Report	36
COMPENSATION DISCUSSION AND ANALYSIS	38
EXECUTIVE COMPENSATION	59
PAY RATIO DISCLOSURE RULE	67
PAY VERSUS PERFORMANCE	68
COMPENSATION OF DIRECTORS	73
PROPOSAL TWO: RATIFICATION OF APPOINTMENT OF THE INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM	77
PROPOSAL THREE: APPROVAL OF AN AMENDMENT TO THE CURTISS-WRIGHT CORPORATION INCENTIVE COMPENSATION PLAN TO EXPAND THE CLASS OF EMPLOYEES ELIGIBLE TO RECEIVE AWARDS UNDER THE PLAN	79
PROPOSAL FOUR: ADVISORY VOTE TO APPROVE THE COMPENSATION OF THE COMPANY’S NAMED EXECUTIVE OFFICERS	82
PROPOSAL FIVE: ADVISORY (NON-BINDING) VOTE TO APPROVE THE FREQUENCY OF FUTURE STOCKHOLDER ADVISORY VOTES APPROVING THE COMPENSATION OF THE COMPANY’S NAMED EXECUTIVE OFFICERS	84

HOUSEHOLDING OF ANNUAL DISCLOSURE DOCUMENTS	86
DEADLINE FOR RECEIPT OF STOCKHOLDER PROPOSALS FOR 2024 ANNUAL MEETING	86
2022 ANNUAL REPORT ON FORM 10-K	87
OTHER MATTERS WHICH MAY BE PRESENTED FOR ACTION AT THE MEETING	88
APPENDIX A - CURTISS-WRIGHT CORPORATION INCENTIVE COMPENSATION PLAN, AS AMENDED FEBRUARY 14, 2023	A-1

PROXY SUMMARY

The following is a summary that highlights information contained elsewhere in this Proxy Statement. This summary does not contain all the information you should consider, and before voting, you are urged to carefully read the entire Proxy Statement.

Voting Matters and Vote Recommendations

The Company currently expects to consider five items of business at the 2023 Annual Meeting. The following table lists those items of business and the Board’s vote recommendation.

Proposal		Board Recommendation	Reasons for Recommendation	More Information
(1)	Election of the ten director nominees named herein to a one-year term	FOR ALL

The Board and the Committee on Directors and Governance believe the nominees possess the skills, experience, qualifications, and diversity to effectively monitor performance, provide oversight and support management’s execution of the Company’s long-term strategy.

Page 10
(2)	Ratification of the independent registered public accounting firm	FOR	Based on their assessment, the Board and the Audit Committee believes that the appointment of Deloitte & Touche LLP is in the best interests of the Company and its stockholders.	Page 77
(3)	Approve an amendment to the Curtiss-Wright Corporation Incentive Compensation Plan to expand the class of employees eligible to receive awards under the plan	FOR	To attract, retain, and motivate key employees who work on a part-time basis, and to allow for a gradual transition for those retiring from the organization.	Page 79
(4)	Advisory vote to approve the compensation of the Company’s named executive officers	FOR	The Company’s executive compensation program incorporates several compensation governance best practices and reflects the Company’s commitment to pay for performance.	Page 82
(5)	Advisory (non-binding) vote to approve the frequency of future stockholder advisory votes approving the compensation of the Company’s named executive officers	FOR OPTION #1 (EVERY ONE YEAR)

The Company currently conducts annual advisory votes on executive compensation, which is consistent with the views expressed by our stockholders on this proposal when it was most recently voted upon at the 2017 Annual Meeting of Stockholders.

Director Nominees

Set forth below is summary information concerning the Company’s Director Nominees who are being voted on at the Annual Meeting.

Name	Age	Director Since	Principal Occupation	Independent
Lynn M. Bamford	59	2021	Chair and Chief Executive Officer, Curtiss-Wright Corporation	No
Dean M. Flatt	72	2012	Former President and Chief Operating Officer, Honeywell International’s Defense and Space business	Yes
S. Marce Fuller	62	2000	Former President and Chief Executive Officer, Mirant Corporation	Yes
Bruce D. Hoechner	63	2017	Former President and Chief Executive Officer, Rogers Corporation	Yes
Glenda J. Minor	66	2019	Chief Executive Officer and Principal, Silket Advisory Services	Yes
Anthony J. Moraco	63	2021	Former Chief Executive Officer and member of the Board of Directors, Science Applications International Corporation	Yes
Admiral (Ret.) William F. Moran	64	N/A	President, WFM Advisors, LLC; Former Vice Chief of Naval Operations	Yes
Robert J. Rivet	69	2011	Former Executive Vice President, Chief Operations and Administrative Officer, Advanced Micro Devices, Inc.	Yes
Peter C. Wallace	68	2016	Former Chief Executive Officer, Gardner Denver Inc.	Yes
Lieutenant General (Ret.) Larry D. Wyche	65	N/A	Chief Executive Officer, Wyche Leadership and Supply Chain Consulting; Former Deputy Commanding General, U.S. Army Materiel Command	Yes

Corporate Governance Highlights

The Company is committed to good corporate governance, which promotes the long-term interests of stockholders, strengthens Board and executive leadership accountability, and helps build public trust in the Company. As part of this commitment, the Board has adopted best practices in corporate governance, including the following:

Board Independence

•	9 out of 10 director nominees are independent

•	100% independent Board committees

•	Chair and CEO is the only management Director nominee

Lead Independent Director

•	Consults with Chair regarding setting Board meeting agendas, and consults with all Board committees

•	Serves as liaison between the Chair and the independent directors

•	Facilitates communication between and among the independent directors and management

•	Presides at all Board meetings where the Chair is not present, including executive sessions of the independent directors

•	Is available, when appropriate, for consultation and direct communication with stockholders

•	Coordinates annual Board performance review of Chief Executive Officer

•	Leads the discussion of Board’s self-assessment and evaluation of results

Board Practices

•	Annual election of directors

•	Annual Board and committee evaluations

•	Regular executive sessions of non-management directors

•	Board participation in executive succession planning

•	Annual review of Committee Charters and Corporate Governance Principles

•	Robust risk oversight with Board and committee roles

Other Best Practices

•	Comprehensive Code of Conduct and Corporate Governance Principles

•	Anti-hedging and pledging policy

•	Annual Say-on-Pay Vote

•	Clawback Policy for Incentive Compensation

•	Robust stock ownership requirements for directors and executive officers

•	Strong pay-for-performance philosophy

•	Succession Planning Process

2022 Financial Performance Highlights

Overall, the Company continued to face a challenging business environment during fiscal 2022, particularly with headwinds throughout the year relating primarily to supply chain delivery disruptions, workforce availability issues, and inflationary pressures. The Company continued to take steps to mitigate the impact of these issues on our fiscal 2022 financial performance. Despite these challenges, the Company performed well in fiscal 2022, with increases in sales, profitability, and operating income. In 2022, the Company’s three-year total shareholder return (TSR) ranked 162nd or the 56th percentile against the S&P MidCap 400. TSR is the change in the Company’s Common Stock share price plus dividends from the beginning of the measurement period to the end (three years, 1/1/2020 to 12/31/2022). The Company’s 2022 financial performance for executive compensation included:

•	Adjusted operating income of $437 million.

•	Organic Sales Growth of 2.7%.

•	Working capital as a percentage of sales of 25.9%.

The Company’s financial performance includes adjustments referenced in the Company’s fourth quarter 2022 earnings release furnished to the SEC on February 22, 2023. The Company’s financial performance above excludes the performance of acquisitions consummated during the performance period.

Executive Compensation Practices Highlights

The Executive Compensation Committee is firmly committed to implementing a compensation program that aligns management and stockholder interests, encourages executives to drive sustainable stockholder value creation, and helps retain key personnel. In 2022, the Company received over 96% stockholder support for the Company’s “Say-on-Pay” vote, which the Executive Compensation Committee considers to be among the most important items of feedback about the Company’s executive compensation program. The Company recognizes and rewards its executive officers through compensation arrangements that directly link their pay to the Company’s performance, and the Company ensures a strong alignment of interests with its stockholders by including a significant amount of performance-based compensation in the overall mix of pay. The Company’s pay mix includes base salary, an annual incentive cash bonus plan, and a long-term incentive plan under which the Company grants time-based restricted stock units and performance-based cash and stock units. Key elements of the Company’s pay practices are as follows:

What Curtiss-Wright Does		What Curtiss-Wright Does not Do
•	Aligns pay and performance using measures of financial and operating performance including use of relative TSR	•	No NEO employment agreements
		•	Does not engage in executive compensation practices that encourage excessive risk
•	Balances short-term and long-term incentives using multiple performance measures that focus on profitable top line growth	•	No short sales, hedging, or pledging of Curtiss-Wright stock permitted
		•	No reloading, re-pricing or backdating stock options
•	Places maximum caps on incentive payout consistent with market competitive practice	•	No tax gross-ups on change-in-control benefits for executives hired or promoted after January 2008
•	Establishes rigorous stock ownerships guidelines for NEOs and Board members including a 50% mandatory hold on net shares until ownership guidelines are met for NEOs	•	No dividends on unvested or unearned performance units/shares
		•	No excessive perquisites
•	Includes a claw back policy on all incentive compensation	•	No excessive severance and/or change-in-control provisions
•	Uses an independent external compensation consultant to review and advise on executive compensation
•	Uses double trigger Change-in-Control Agreements for equity vesting under the Company’s Long Term Incentive Plan

Corporate Sustainability

The Company believes that a commitment to positive environmental, social and governance-related business practices strengthens its businesses, increases the Company’s connection with all stakeholders, and helps the Company better serve its customers and the communities in which the Company operates. The Company’s commitment to social responsibility extends to the environment, trade compliance, responsible sourcing, human rights, labor practices and our employees’ health and safety. More information is available within the Sustainability section of the Company’s website at www.curtisswright.com/company/sustainability/. The Company also sees in these commitments additional ways of creating value for the Company’s stockholders, current and prospective employees, customers and other stakeholders. The Company demonstrates its commitments through its corporate social responsibility program (“CSR”). The CSR program outlines the Company’s commitments, guidelines, and policies, which governs the Company’s behavior and its business practices.

The CSR program consists of three inter-related activity areas that are mutually supportive of each other:

Business Practice

We conduct business in an environmentally conscious, socially responsible and ethical manner, including efforts to mitigate climate change and promote sustainability, while protecting the health and safety of the Company’s workers and community.

	•	We comply with all applicable environmental, health and safety (EHS) laws and regulations.
	•	We track total recordable rate (TRR) and days away, restriction and transfer rate (DART) for all sites worldwide. Our TRR and DART rates for 2022 were 1.69 and 1.04, respectively.
•

We encourage environmental and safety certifications for our manufacturing facilities. There are 13 sites across the Company that maintain certifications to either ISO 14001 and/or OHSAS 18001/ISO 45001.

	•	We conduct third-party EHS audits to verify that we are meeting our regulatory compliance requirements worldwide.
•

In early 2021, we started to compile utility data (including energy and water consumption) across all global operations to establish a three-year energy baseline. We anticipate disclosing initial climate data by the end of 2023, including energy data. We will use this data to calculate greenhouse gas (GHG) emissions in accordance with industry standards and applicable regulatory reporting requirements.

	•	We protect the environment by conserving energy and water, minimizing waste and emissions, and promoting recycling and renewable energy to reduce adverse environmental impacts.
•

In early 2021, we launched a company-wide EHS Management System (EHS MS). The EHS MS details the required practices to maintain a proactive risk- based approach to identify and control risks, comply with regulatory requirements, and continuously improve performance. Implementation of the EHS MS is measured and tracked via leading indicators.

	•	We utilize safe technologies, training programs, effective risk management practices, and sound science in our operations to minimize risk to employees.
We believe a diverse and inclusive workforce creates a richer culture, enhances performance, and attracts the best talent.
•

We build a culture of inclusion with a focus on leadership, eliminating systemic barriers and fostering engagement. We partner with a third-party employment engagement survey provider to survey our world-wide employees concerning our work environments.

	•	We promote ongoing career development for employees to encourage innovation and engagement through constructive reviews and various talent/leadership development initiatives.
	•	We are committed to maintaining a solid pipeline of talent and developing future leaders throughout our organization, including a New Business Leader (NBL) program.
•

We cultivate technical, domain expertise and collaborative thought leadership for early through advanced career levels through our Technical Fellows program and our Innovation Council program. These important programs foster our culture of innovation, fuels collaboration across diverse disciplines, and helps us attract, mentor, and inspire the next generation of talent.

•

We are committed to a global workforce that represents and reflects the communities where we operate. Our Affirmative Action Plans drive our compliance in the U.S., and we use similar programs globally that encourage diversity, equity, and inclusion. In addition, we provide annual training to our global workforce on respect for the individual.

	•	We offer a tuition reimbursement program for those employees seeking to improve or complete their education consistent with their career paths.
	•	We are committed to providing a safe and healthy work environment for our global employee base, guided by a strong set of core values outlined in our EHS Policy.

We promote the well-being of the communities in which the Company’s employees work and live.
Community Involvement	•	We encourage employee involvement through charitable donations and volunteer programs.
•

We support investment in education by maintaining a Company-sponsored scholarship program for the dependent children of our employees where we fund 90 scholarships awarded to eligible individuals as selected by a third-party provider. Direct reports to the CEO are excluded from this program.

Governance	We maintain the highest ethical standards in interactions with employees, customers, suppliers, competitors, and the general public.
•

Our Code of Conduct includes several important provisions on human rights, including prohibitions on human trafficking and the use of child labor or forced, bonded or indentured labor in our operations, as well as compliance with all applicable laws, including environmental.

•

We are committed to responsible sourcing of materials for our products by not directly purchasing conflict minerals and not having direct relationships with mines or smelters that process these minerals.

	•	We maintain a strict supplier code of conduct that sets expectations about supplier behavior.
	•	We conduct global workforce training programs on ethics and anti-bribery/trade compliance and we offer a global, 24/7 anonymous ethics hotline.
	•	We conduct EH&S and financial audits of our facilities worldwide to ensure compliance with all applicable laws, regulations, policies, and procedures.

In support of the CSR, the Company maintains the following policies aimed at protecting the environment, health and safety, ethics and compliance with laws, respect for human rights, and supply chain management, all of which are available within the Governance section of the Company’s website at https://curtisswright.com/investor-relations/governance/governance-documents or by sending a request in writing to the Corporate Secretary, Curtiss-Wright Corporation, 130 Harbour Place Drive, Suite 300, Davidson, North Carolina 28036:

•	Corporate Social Responsibility

•	Code of Conduct

•	Code of Conduct - Suppliers and Customers

•	Conflict Minerals Policy Statement

•	California Transparency in Supply Chains Act of 2010

•	Environmental, Health and Safety Policy, including standards for suppliers regarding EHS and labor/human resources

•	Human Trafficking and Slavery, including a Modern Slavery Statement

By adhering to the principles contained in the CSR program, the Company enriches the economic, social, and environmental aspects of the communities in which the Company’s employees live and work, which enhances the profitability of the Company and benefits the Company’s stockholders, employees and customers.

CURTISS-WRIGHT CORPORATION
130 Harbour Place Drive, Suite 300, Davidson, North Carolina 28036

PROXY STATEMENT

PURPOSE

This Proxy Statement is being furnished in connection with the solicitation of proxies by the Board of Directors of Curtiss-Wright Corporation, a Delaware corporation (the “Company”), for use at the annual meeting of stockholders of the Company (the “Annual Meeting”) to be held on Thursday, May 4, 2023, at 1:00 p.m. local time, at the Homewood Suites by Hilton, 125 Harbour Place Drive, Davidson, North Carolina 28036, and at any adjournments or postponements thereof.

INTERNET AVAILABILITY OF PROXY MATERIALS

Pursuant to the rules adopted by the U.S. Securities and Exchange Commission (the “SEC”), the Company is furnishing proxy materials to its stockholders primarily via the internet, rather than mailing paper copies of these materials to each stockholder. On or about March 24, 2023, the Company will mail to each stockholder of record as of March 10, 2023 (other than those stockholders who previously had requested paper delivery of proxy materials) a Notice of Internet Availability of Proxy Materials containing instructions on how to access and review the proxy materials, including a notice and Proxy Statement and the Company’s combined Business Review/2022 Annual Report on Form 10-K filed with the SEC. The Notice of Internet Availability of Proxy Materials also contains instructions on how to request a paper copy of the proxy materials. If you received a Notice of Internet Availability of Proxy Materials by mail, you will not receive a paper copy of the proxy materials unless you request one. If you would like to receive a paper copy of the proxy materials, please follow the instructions included in the Notice of Internet Availability of Proxy Materials. You can also choose to receive future proxy materials by email by following the instructions included in the Notice of Internet Availability of Proxy Materials. This will help the Company reduce the environmental impact and costs of printing and distributing paper copies and improve the speed and efficiency by which the Company’s stockholders can access these materials. If you choose to receive future proxy materials by email, you will receive an email next year with instructions containing a link to those materials and a link to the proxy-voting site. Your election to receive proxy materials by email will remain in effect until you revoke it. The Company may at its discretion voluntarily choose to mail or deliver a paper copy of the proxy materials, including a Notice and Proxy Statement and the combined Business Review/2022 Annual Report on Form 10-K filed with the SEC, to one or more stockholders.

INFORMATION CONCERNING THE ANNUAL MEETING

Mailing and Solicitation. A Notice and Proxy Statement and combined Business Review/2022 Annual Report on Form 10-K and accompanying form of proxy card attached hereto are being distributed or made available via the internet to the Company’s stockholders on or about March 24, 2023. For information about stockholders’ eligibility to vote at the Annual Meeting, please see “Record Date and Outstanding Stock” below. The Company will pay the cost of the solicitation of proxies. The solicitation is to be made primarily by mail but may be supplemented by telephone calls and personal solicitation by officers and other employees of the Company. The Company will reimburse banks and nominees for their expenses in forwarding proxy materials to the Company’s beneficial owners.

Proxies. Whether or not you plan to attend the Annual Meeting, the Company requests that you vote prior to the Annual Meeting: (i) via the internet, by following the instructions provided in the Notice of Internet Availability of Proxy Materials, (ii) via telephone, by following the instructions provided in the Notice of Internet Availability of Proxy Materials, or (iii) via mail, by completing, signing, dating and mailing a paper proxy card in a postage-paid return envelope, which a stockholder can request as outlined in the Notice of Internet Availability of Proxy Materials. A control number, contained in the Notice of Internet Availability of Proxy Materials, is designed to verify your identity, and allow you to vote your shares, and confirm that your voting instructions have been properly recorded.

If your shares are registered directly in your name, you are the holder of record of these shares and the Company is sending a Notice of Internet Availability of Proxy Materials directly to you. As the holder of record, you have the right to vote by one of the three ways mentioned above or in person at the Annual Meeting. If your shares are held in “street name”, your bank, broker, or other nominee will send to you a Notice of Internet Availability of Proxy Materials. As a holder in street name, you have the right to direct your bank, broker, or other nominee how to vote by submitting voting instructions in the manner directed by your bank, broker, or other nominee. If you hold shares in street name and you wish to vote in person at the Annual Meeting, you must obtain a proxy issued in your name from your bank, broker, or other nominee and bring that proxy to the Annual Meeting.

Broker non-votes. Under the rules of the New York Stock Exchange (“NYSE”), a bank, broker, or other nominee who holds shares in “street name” for customers is precluded from exercising voting discretion with respect to the approval of non-routine matters (so called “broker non-votes”) in the absence of specific instructions from such customers. The (1) election of Directors (see Proposal One), (2) approval of an amendment to the Curtiss-Wright Corporation Incentive Compensation Plan to expand the class of employees eligible to receive awards under the plan (See Proposal Three), (3) advisory (non-binding) vote to approve the compensation of the Company’s named executive officers (See Proposal Four), and (4) advisory (non-binding) vote to approve the frequency of future stockholder advisory votes approving the compensation of the Company’s named executive officers (See Proposal Five) are considered “non-routine” matters under applicable NYSE rules. Therefore, a bank, broker, or other nominee is not entitled to vote the shares of Company common stock unless the beneficial owner has given instructions. As such, there may be broker non-votes with respect to these proposals. On the other hand, the ratification of the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for 2023 (see Proposal Two) is considered a “routine” matter under applicable NYSE rules. Therefore, a bank, broker, or other nominee will have discretionary authority to vote the shares of Company common stock if the beneficial owner has not given instructions and no broker non-votes will occur with respect to this proposal.

Voting In Accordance With Instructions. The shares represented by your properly submitted proxy received by mail, telephone, Internet, or in person will be voted in accordance with your instructions. If you are a registered holder and you do not specify in your properly submitted proxy how the shares represented thereby are to be voted, your shares will be voted:

(1)	“FOR” the election as Directors of the nominees proposed (see Proposal One),

(2)	“FOR” the ratification of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for 2023 (see Proposal Two),

(3)	“FOR” approval of the amendment to the Curtiss-Wright Corporation Incentive Compensation Plan to expand the class of employees eligible to receive awards under the plan (see Proposal Three),

(4)

“FOR” the compensation of the Company’s named executive officers under the proposal regarding the advisory (non-binding) vote to approve the compensation of the Company’s named executive officers (see Proposal Four), and

(5)

“FOR” “Option #1 (Every One Year)” under the proposal regarding advisory (non-binding) vote to approve the frequency of future stockholder advisory votes approving the compensation of the Company’s named executive officers (see Proposal Five).

If your shares are held in street name and you do not specify how the shares represented thereby are to be voted, your bank, broker, or other nominee may exercise its discretionary authority to vote on Proposal Two only.

The Board of Directors is not aware of any other matters to be presented for action at the Annual Meeting, but if other matters are properly brought before the Annual Meeting, shares represented by properly completed proxies received by mail, telephone, internet, or in person will be voted in accordance with the judgment of the persons named as proxies.

Signatures in Certain Cases. If a stockholder is a corporation or unincorporated entity such as a partnership or limited liability company, the enclosed proxy should be signed in its corporate or other entity name by an authorized officer or person and his or her title should be indicated. If shares are registered in the name of two or more trustees or other persons, the proxy must be signed by a majority of them. If shares are registered in the name of a decedent, the proxy should be signed by the executor or administrator and his or her title should follow the signature.

Revocation of Proxies. Whether the proxy is submitted via the internet, telephone, or mail, stockholders have the right to revoke their proxies at any time before a vote is taken. If your shares are registered in your name, you may revoke your proxy (1) by notifying the Corporate Secretary of the Company in writing at the Company’s address given above, (2) by executing a new proxy bearing a later date or by submitting a new proxy by telephone or the internet on a later date, provided the new proxy is received by Broadridge Financial Solutions Inc. (which will have a representative present at the Annual Meeting) before the vote, (3) by attending the Annual Meeting and voting in person, or (4) by any other method available to stockholders by law. If your shares are held in street name, you should contact the record holder to obtain instructions if you wish to revoke your vote before the Annual Meeting.

Record Date and Outstanding Stock. The close of business on March 10, 2023 has been fixed as the record date of the Annual Meeting, and only stockholders of record at that time will be entitled to vote. The only capital stock of the Company issued and outstanding is the common stock, par value $1.00 per share (the “Common Stock”). As of March 10, 2023, there were 38,306,654 shares of Common Stock issued and outstanding constituting all the capital stock of the Company entitled to vote at the Annual Meeting. Each stockholder is entitled to one vote for each share of Common Stock held.

Quorum. The presence, in person or by properly executed proxy, of the holders of a majority of the issued and outstanding shares of Common Stock entitled to vote at the Annual Meeting is necessary to constitute a quorum at the Annual Meeting.

Required Vote.

Election of Directors: A plurality of the Common Stock present in person or represented by proxy (and eligible to vote), at a meeting in which a quorum is present. This means that a person will be elected who receives the first through tenth highest number of votes, even if he or she receives less than a majority of the votes cast. However, under our corporate governance guidelines, in an uncontested election where the only nominees are those recommended by the Board, any nominee for director who receives a greater number of votes “withheld” from his or her election than votes “for” his or her election is required to tender his or her resignation following certification of the stockholder vote. The Committee on Directors and Governance is required to make recommendations to the Board with respect to any such letter of resignation. The Board is required to take action with respect to this recommendation and to disclose their decision-making process. Full details of this policy are set out under “Proposal One: Election of Directors” on page 10 of this Proxy Statement.

Ratification of Deloitte & Touche LLP: The affirmative vote of a majority of the shares of Common Stock present in person or represented by proxy (and eligible to vote), at a meeting in which a quorum is present. This means that of the shares represented at the Annual Meeting and entitled to vote, a majority of them must be voted “for” this proposal for it to be approved.

Approval of the amendment to the Curtiss-Wright Corporation Incentive Compensation Plan to expand the class of employees eligible to receive awards under the plan: The affirmative vote of a majority of the shares of Common Stock present in person or represented by proxy (and eligible to vote), at a meeting in which a quorum is present. This means that of the shares represented at the Annual Meeting and entitled to vote, a majority of them must be voted “for” this proposal for it to be approved.

Advisory (non-binding vote) to approve the compensation of the Company’s named executive officers: The affirmative vote of a majority of the shares of Common Stock present in person or represented by proxy (and eligible to vote), at a meeting in which a quorum is present. This means that of the shares represented at the Annual Meeting and entitled to vote, a majority of them must be voted “for” this proposal for it to be approved.

Advisory (non-binding vote) to approve the frequency of future stockholder advisory votes approving the compensation of the Company’s named executive officers: A plurality of the Common Stock present in person or represented by proxy (and eligible to vote), at a meeting in which a quorum is present, in that the option of one year, two years, or three years that receives the highest number of votes cast will be deemed to be the frequency selected by the stockholders.

Effect of Withhold Authority Votes, Abstentions and Broker Non-Votes.

Under the Delaware General Corporation Law (under which Curtiss-Wright Corporation is incorporated), an abstaining vote and a broker non-vote are counted as present and eligible to vote at the Annual Meeting and are, therefore, included for purposes of determining whether a quorum is present at the Annual Meeting.

With respect to election of directors (see Proposal One), if you “withhold” authority to vote with respect to one or more director nominees, your shares will not be voted and will have no effect on the election of such nominees because, under plurality voting rules, the ten director nominees receiving the highest number of “for” votes will be elected. A “withhold” vote is not considered a vote cast in director elections. Broker non-votes will have no effect on the election of the nominees.

With respect to the ratification of Deloitte & Touche LLP (see Proposal Two), if you “abstain” from voting with respect to this Proposal, your vote will have the same effect as a vote “against” the Proposal. A bank, broker, or other nominee may exercise discretion to vote shares as to which instructions are not given on this Proposal and accordingly, no “broker non-votes” will occur with respect to this Proposal.

With respect to approval of the amendment to the Curtiss-Wright Corporation Incentive Compensation Plan to expand the class of employees eligible to receive awards under the plan (see Proposal Three), if you “abstain” from voting with respect to this Proposal, your vote will have the same effect as a vote “against” such Proposal. Broker non-votes will not be counted as having voted either for or against this Proposal.

With respect to the advisory vote to approve executive compensation (see Proposal Four), if you “abstain” from voting with respect to this Proposal, your vote will have the same effect as a vote “against” such Proposal. Broker non-votes will not be counted as having voted either for or against this Proposal.

With respect to the advisory vote to approve the frequency of future stockholder advisory votes on executive compensation (see Proposal Five), abstentions and broker non-votes will have no effect on the outcome of the vote.

Dissenter’s Rights of Appraisal. The stockholders have no dissenter’s rights of appraisal under the Delaware General Corporation Law, the Company’s Restated Certificate of Incorporation, or the Company’s Amended and Restated By-Laws with respect to the matters to be voted on at the Annual Meeting.

PROPOSAL ONE: ELECTION OF DIRECTORS

General Information

At the date of this Proxy Statement, the Board of Directors of the Company (the “Board” or “Board of Directors”) consists of ten members, nine of whom are non-employee Directors. However, David C. Adams, who is presently a Director of the Company, has advised the Board of his decision to retire from the Board with more than 22 years of distinguished service and leadership at Curtiss-Wright, which included more than 7 years as Chairman and CEO and over a year as Executive Chairman during Lynn M. Bamford’s transition to CEO. In addition, Admiral (Ret.) John B. Nathman, who is presently a Director of the Company, has advised the Board of his decision to retire from the Board with more than 14 years of service. Both Messrs. Adams’ and Nathman’s terms will expire just prior to the Annual Meeting. They both served on the Board with great distinction.

The Committee on Directors and Governance of the Board of Directors has recommended and our full Board of Directors has nominated Lynn M. Bamford, Dean M. Flatt, S. Marce Fuller, Bruce D. Hoechner, Glenda J. Minor, Anthony J. Moraco, Robert J. Rivet, and Peter C. Wallace, each currently serving Directors, to be elected to the Board for a one-year term. In addition, the Committee on Directors and Governance of the Board has recommended, and our full Board has also nominated William F. Moran and Larry D. Wyche to be elected to the Board for a one-year term. Messrs. Moran and Wyche are not currently serving as Directors of the Company and have never served in such capacity for the Company in the past. The Committee on Directors and Governance used the services of a third-party executive search firm to assist in identifying and evaluating Messrs. Moran and Wyche as nominees for Directors. In the event that any nominee should become unavailable for election, the persons named in the proxy may vote for the election of a substitute nominee.

Directors will be elected by a plurality of votes properly cast (in person or by proxy) at the Annual Meeting. This means that a person will be elected who receives the first through tenth highest number of votes, even if he or she receives less than a majority of the votes cast. Therefore, stockholders who do not vote or withhold their vote from one or more of the proposed nominees and do not vote for another person, will not affect the outcome of the election provided that a quorum is present at the Annual Meeting. However, under our corporate governance guidelines, in an uncontested election of Directors where the only nominees are those recommended by the Board (which is the case for the election of Directors at this Annual Meeting), any nominee for director who receives a greater number of votes “withheld” from his or her election than votes “for” his or her election (a “Majority Withheld Vote”) is required to tender his or her resignation following certification of the stockholder vote. The Committee on Directors and Governance must promptly consider the resignation offer and a range of possible responses based on the circumstances that led to the Majority Withheld Vote, if known, and make a recommendation to the Board. The Board will act on the Committee on Directors and Governance recommendation within 90 days following certification of the stockholder vote. Thereafter, the Board will promptly disclose its decision-making process and decision regarding whether to accept the Director’s resignation (or the reason(s) for rejecting the resignation offer, if applicable) in a Form 8-K filed with the SEC. Any Director who tenders his or her resignation pursuant to this provision will not participate in the Committee on Directors and Governance recommendation or the Board action regarding whether to accept or reject the resignation offer.

As further discussed in the section titled “Broker non-votes” on page 8 of this Proxy Statement, if you own shares of Common Stock through a bank, broker or other holder of record, you must instruct your bank, broker, or other holder of record how to vote in order for them to vote your shares of Common Stock so that your vote can be counted on this Proposal One.

Overview of Curtiss-Wright’s Current Board of Directors

The Board believes there are general requirements for service as a member of the Board that are applicable to all directors as laid out below, and other specialized characteristics that should be represented on the Board as a whole but not necessarily by each director. The specific qualifications, skills, experiences, and backgrounds of our director nominees are detailed in the section titled “Director Qualifications, Experiences, Backgrounds, and Diversity” on page 12 of this Proxy Statement.

Our Directors Exhibit:	Board Composition:
High integrity	Independent Directors: 9 of 10
Loyalty to the Company and commitment to its success	Average Company Board Tenure: 8.2 years
Proven record of success	Average Age: 67 years
Knowledge of corporate governance and practices	Diversity of gender, race, ethnicity, or sexual orientation: 3 Female 1 African American 1 LGBTQ community member

Our Directors Bring to the Boardroom: High level of leadership experience Specialized industry experience Financial expertise Extensive knowledge of the Company

Director Qualifications, Experiences, Backgrounds, and Diversity

The Company’s director nominees have substantial leadership, management, and industry experience and expertise in various fields. Four of the Company’s ten director nominees self-identify as having diverse characteristics (race, gender, ethnicity or sexual orientation). This diversity of experience and background of our director nominees, illustrated in the skills matrix and director nominees’ biographies that follow, is brought to bear in Board deliberations, during which multiple perspectives are considered in developing dynamic solutions to achieve the Company’s strategic priorities to reduce complexity, drive returns, and advance sustainably.

The skills matrix below summarizes the specific qualifications, skills, experiences, and backgrounds of each director nominee. While each director nominee is generally knowledgeable in each of these areas, an “X” in the skills matrix below indicates that the item is a specific qualification, skill, experience or attribute that the director nominee brings to the Board. The lack of an “X” for a particular item does not mean that the director nominee does not possess that qualification, skill, experience or attribute. Because the skills matrix is only a summary, it does not include all the qualifications, skills, experiences, backgrounds, and diversity that each director nominee offers.

Qualifications/Experiences/Backgrounds/Diversity

Director	Audit Committee Financial Expert	Extensive Knowledge of Company’s Business and Industry	Extensive M&A Experience	Broad International Experience	Other Public Company Board Experience	Current or Former CEO	Senior Leadership Experience	Gender/Ethnic/ Race/Sexual Orientation Diversity (a)
Lynn M. Bamford		X				X	X	X
Dean M. Flatt		X	X		X		X
S. Marce Fuller		X	X	X	X	X	X	X
Bruce D. Hoechner		X	X	X	X	X	X
Glenda J. Minor	X	X	X	X	X		X	X
Anthony J. Moraco		X	X		X	X	X
William F. Moran		X					X
Robert J. Rivet	X	X	X	X	X		X
Peter C. Wallace		X	X	X	X	X	X
Larry D. Wyche		X					X	X

(a)	Self-identifies as having diverse characteristics (race, gender, ethnicity, or sexual orientation).

In addition to gender, ethnic, race, and sexual orientation diversity, the Company also recognizes the value of other diverse attributes that directors may bring to the Board, including veterans of the U.S. military. The Company is proud to report that of our ten director nominees, three are also military veterans with over 77 years of combined service.

Information Regarding Nominees

Set forth below is information with respect to the nominees for Directors. Such information includes the principal occupation of each nominee for Director during, at least, the past five years, as well as a brief description of the particular experience, qualifications, attributes or skills that qualify the nominee to serve as a Director of the Company.

Lynn M. Bamford
Chair and Chief Executive Officer
Curtiss-Wright Corporation
Age: 59
Director Since: 2021
Other Public Company Directorships:

 None

Career Highlights:
Ms. Bamford has served as Chair of the Board of Directors of the Company since May 2022 and Chief Executive Officer of the Company since January 1, 2021. She has served as a member of the Board of Directors of the Company since January 1, 2021. She also formerly held the title of President of the Company from January 1, 2021 to May 5, 2022. Prior to this, she served as President and Chief Executive Officer of the Company from January 2021. She also served as President of the Company’s Defense and Power Segments from January 2020 and served as Senior Vice President and General Manager of the Company’s Defense Solutions and Nuclear divisions from 2018, and Senior Vice President and General Manager of the Company’s Defense Solutions division from 2013. Shortly after joining the Company in 2004, she assumed the position of Vice President, Product Development and Marketing, for the Company’s former Controls segment, and ascended to Vice President and General Manager of the Company’s Embedded Computing business.

Reasons for Election to the Board of Curtiss-Wright:

Ms. Bamford has been an employee of the Company for more than 18 years, serving in increasing levels of strategic, operational, and managerial responsibility. Ms. Bamford’s ability to grow the Company’s Defense and Power segments, as evidenced by the Company’s Defense and Power segments strong growth during her leadership, and in-depth knowledge of all the Company’s business segments and industries in which they operate, provides the Company a competitive advantage in continuing to improve long-term performance and increase stockholder value.

Dean M. Flatt
Retired President and Chief Operating Officer
Honeywell International Inc., Defense and Space Business
Age: 72
Director Since: 2012
Committees: Finance (Chair); Executive Compensation
Other Public Company Directorships:

 Ducommun Incorporated (2009 – present)

Career Highlights:
Mr. Flatt served as President and Chief Operating Officer of Honeywell International Inc.’s Defense and Space business from July 2005 to July 2008. Prior to that, he served as President of Honeywell International Inc.’s Aerospace Electronics Systems business from December 2001 to July 2005 and served as President of Honeywell International Inc.’s Specialty Materials and Chemicals business from July 2000 to December 2001. Further, he serves as a director of Ducommun Incorporated since January 2009 where he currently serves as Chairman of the Compensation Committee and as Lead Director. Ducommun is a leading provider of engineered products and aftermarket services across various industries, including aerospace and defense. He formerly served as a director of National Technical Systems, Inc. from January 2014 until September 2022 (he formerly served as non-executive Chairman from January 2014 until January 2018). National Technical Systems is a leading provider of engineering and testing services across various industries, including aerospace and defense. He formerly served as a director of Industrial Container Services, Inc. from January 2012 until April 2017.

Reasons for Election to the Board of Curtiss-Wright:

Mr. Flatt has an in-depth understanding of the aerospace and defense industries, evidenced by his past employment in high-level managerial positions at Honeywell International Inc., a leading global supplier of aerospace and defense products, two of the Company’s major markets. In addition, Mr. Flatt has extensive experience in evaluating new business opportunities gained while serving on the executive board of a private equity firm. Furthermore, Mr. Flatt has extensive managerial experience in operating a business at the director level, serving as a current director of Ducommun Incorporated and National Technical Systems, Inc. Mr. Flatt’s ability to lead a company at one of the highest levels of management, coupled with his in-depth knowledge of the aerospace and defense industries and private equity investing provides the Company with a competitive advantage in seeking new opportunities and platforms for its aerospace and defense industry products and services, as well as strengthening the ability of the Company to select strategic acquisitions.

S. Marce Fuller
Retired President and Chief Executive Officer
Mirant Corporation
Age: 62
Director Since: 2000
Committees: Executive Compensation (Chair); Audit
Other Public Company Directorships:

 None

Career Highlights:
Ms. Fuller was the President and Chief Executive Officer of Mirant Corporation from July 1999 to October 2005, and a Director of Mirant Corporation from July 1999 until January 2006. She served as a Director of Earthlink, Inc., an IT services, network, and communication provider, from January 2002 to April 2014. At Earthlink, she served as Chairperson of the Audit Committee, Leadership and Compensation Committee, and Corporate Governance and Nominating Committee, and as Lead Independent Director. She also served as Lead Independent Director of the Company from May 2015 to May 2016 and has been elected to serve as Lead Independent Director effective May 2021 for a term of three years being renewed every year until 2024 or until her successor is appointed.

Reasons for Election to the Board of Curtiss-Wright:

Ms. Fuller has an in-depth understanding of the power generation industry, evidenced by her past employment at Southern Energy and Mirant Corporation, both leading power generation companies. At these companies, Ms. Fuller served at times in increasing levels of managerial responsibility, beginning with Vice President at Southern Energy and then as President and Chief Executive Officer of both Southern Energy and Mirant Corporation. Ms. Fuller’s ability to lead a company at the highest level of management, coupled with her in-depth knowledge of the power generation industry, one of the Company’s largest markets, provides the Company a competitive advantage in seeking new opportunities and platforms for its power generation industry products and services. She is also financially literate in accordance with NYSE listing standards.

Bruce D. Hoechner
Retired President and Chief Executive Officer
Rogers Corporation
Age: 63
Director Since: 2017
Committees: Committee on Directors and Governance; Finance
Other Public Company Directorships:

 Rogers Corporation (2011 – present)
 Ingevity Corporation (2023 – present)

Career Highlights:
Mr. Hoechner served as President and Chief Executive Officer of Rogers Corporation, a NYSE-listed company from October 2011 until his retirement on December 31, 2022. He continues to serve as a member of the Board of Directors of Rogers Corporation until his expected retirement from such Board on March 31, 2023. Rogers Corporation is a leading global provider of engineered materials and components for mission critical applications serving telecommunications, automotive, defense and aerospace, and consumer markets. Mr. Hoechner also serves as a director of Ingevity Corporation since February 2023. Ingevity is a leading manufacturer of specialty chemicals. From October 2009 to October 2011, Mr. Hoechner served as President, Asia Pacific region, based in Shanghai, China, for Dow Chemical Company, a global diversified chemical and material company, and before that held positions of increasing responsibility in the U.S. and internationally during his 27-year career with Rohm and Haas Company, a leading manufacturer of specialty chemicals, which was purchased by Dow.

Reasons for Election to the Board of Curtiss-Wright:
Mr. Hoechner has many years of broad leadership experience across numerous geographies, businesses, and functions with particularly strong international experience at leading multinational organizations. In his prior capacity as CEO and President of Rogers Corporation, Mr. Hoechner led a business transformation that significantly improved revenues and profitability, and resulted in a substantial increase in the company’s market cap. Mr. Hoechner brings to our Board international executive experience in technology manufacturing, with relevant industry exposure, as well as extensive strategic and financial acumen, which enhances Mr. Hoechner’s contributions and value to the Company’s Board.

Glenda J. Minor
Chief Executive Officer and Principal
Silket Advisory Services
Age: 66
Director Since: 2019
Committees: Audit; Committee on Directors and Governance
Other Public Company Directorships:

 Albermarle Corporation (2019 – present)
 Schnitzer Steel Industries, Inc. (2020 – present)

Career Highlights:
Ms. Minor has served as Chief Executive Officer and Principal of Silket Advisory Services, a privately owned consulting firm, since 2016. Silket Advisory Services advises companies on financial, strategic, and operational initiatives. From 2010 – 2015, Ms. Minor was Senior Vice President and Chief Financial Officer of Evraz North America Limited, a leading steel manufacturer. Prior to this, Ms. Minor held both domestic and international executive finance roles at increasing levels of managerial responsibility at Visteon Corporation, a leading global automotive supplier, and DaimlerChrysler, a leading global automotive manufacturer, as well as financial management roles at General Motors Corporation, a leading global automotive manufacturer, and General Dynamics Corporation, a leading global aerospace and defense company. Ms. Minor currently serves on the Board of Directors of Albemarle Corporation, a leading global specialty chemical company; Schnitzer Steel Industries, Inc., one of the largest manufacturers and exporters of recycled metal products in North America; and the Capital Area United Way, a non-profit organization, where she serves as the Treasurer and Finance chair. Ms. Minor has previously served on the board of several other non-profit organizations.

Reasons for Election to the Board of Curtiss-Wright:
Ms. Minor has many years of broad financial and international leadership experience across different industries and different continents, which have provided her with an in-depth understanding of the preparation and analysis of financial statements, and invaluable experience in capital market transactions, accounting, treasury, investor relations, financial and strategic planning, and business expansion. She is also financially literate in accordance with NYSE listing standards and an “audit committee financial expert” in accordance with SEC regulations. Ms. Minor’s extensive financial knowledge will be an invaluable asset to the Board in its oversight of the integrity of the Company’s financial statements and the financial reporting process. Additionally, Ms. Minor’s experience in mergers and acquisitions and business expansion provides the Company a competitive advantage in seeking new strategic business opportunities and platforms for its products and services.

Anthony J. Moraco
Retired Chief Executive Officer and former Director
Science Applications International Corporation
Age: 63
Director Since: 2021
Committees: Executive Compensation; Finance
Other Public Company Directorships:

 Science Applications International Corporation (2013 – 2019)

Career Highlights:
Mr. Moraco served as Chief Executive Officer and a member of the Board of Directors of Science Applications International Corporation (SAIC), a NYSE-listed company, from September 2013 to July 2019, after its separation from its former parent Leidos Holdings, Inc. SAIC is a leading provider of technical, engineering, and enterprise information technology (IT) solutions and services primarily to the U.S. government. Prior to this time, he served in various leadership positions at Leidos (legacy SAIC), including serving as President of its Government Solutions Group in 2013, as Group President of its Intelligence, Surveillance and Reconnaissance organization from 2012 to 2013, as its Executive Vice President for Operations and Performance Excellence from 2010 to 2012, and as Senior Vice President and General Manager of its Space and Geospatial Intelligence Business Unit from 2007 to 2010. Leidos is a leading science, engineering and IT company that provides services and solutions in the defense, intelligence, civil and health markets.

Reasons for Election to the Board of Curtiss-Wright:
Mr. Moraco has an in-depth understanding of the aerospace and defense industry, evidenced by his past employment at SAIC and Leidos, as well as his previous leadership roles at the Boeing Company Space & Intelligence Mission Systems and Phantom Works. In addition, Mr. Moraco has extensive experience in U.S. government contracting. Mr. Moraco’s market knowledge, leadership skills, financial acumen, and operational management ability proven during his tenure as CEO of SAIC and as an executive of Leidos, along with his prior public company board experience, enhances Mr. Moraco’s contributions and value to the Company’s Board.

Admiral (Ret.) William F. Moran
President
WFM Advisors, LLC
Age: 64
Director Since: N/A
Committees: N/A
Other Public Company Directorships:

 None

Career Highlights:
Admiral Moran has served at WFM Advisors, LLC, a privately-owned consulting firm, since 2019. WFM Advisors advises companies in the areas of Aerospace and Defense, training and education, artificial intelligence and technology. Prior to this, Admiral Moran had a long, distinguished career in the U.S. Navy serving at various times in increased senior leadership positions. From 2016 to 2019, he served as Vice Chief of Naval Operations; from 2013 to 2016, he served as Chief of Naval Personnel; from 2010 to 2013, he served as Director of Air Warfare; and from 1981 to 2010 he held various other leadership roles. Admiral Moran currently serves on the Board of Directors of USAA. USAA is a Fortune 500 diversified financial services group of companies offering banking and insurance to people and families who serve, or served, in the United States Armed Forces.

Reasons for Election to the Board of Curtiss-Wright:
Admiral Moran has many years of broad leadership and operational experience while serving in the U.S. Navy. He is familiar with financial management, leadership development, operations, and strategic planning. This experience, coupled with an in-depth understanding of the U.S. Navy’s operational needs and U.S. government contracting and spending, provides the Company a competitive advantage in developing new operational leaders and new strategic business opportunities and platforms for its naval defense business’ products and services.

Robert J. Rivet
Retired Executive Vice President, Chief Operations and Administrative Officer
Advanced Micro Devices, Inc.
Age: 69
Director Since: 2011
Committees: Audit (Chair); Executive Compensation
Other Public Company Directorships:

  None

Career Highlights:
Mr. Rivet served as Executive Vice President, Chief Operations and Administrative Officer of Advanced Micro Devices, Inc., a leading global semiconductor company, from October 2008 to February 2011, and has served as Executive Vice President, Chief Financial Officer of Advanced Micro Devices, Inc. from September 2000 until October 2009. From 2009 to 2011, he also served as a Director of GlobalFoundries Inc., a semiconductor foundry. Prior to this, Mr. Rivet was senior Vice President at Motorola, a leading communication and semiconductor manufacturer in executive finance roles both domestically and internationally, which included a three-year assignment in Geneva, Switzerland, as the European Semiconductor CFO.

Reasons for Election to the Board of Curtiss-Wright:

Mr. Rivet has 35 years of broad financial and international leadership experience across different technology industries, which has provided him an in-depth understanding of the preparation and analysis of financial statements, and an in depth understanding of our supply chain, including nine years as Chief Financial Officer of Advanced Micro Devices. In addition, Mr. Rivet led numerous acquisitions, divestitures, and capital market activities while at Advanced Micro Devices. He is also financially literate in accordance with NYSE listing standards and an “audit committee financial expert” in accordance with SEC regulations. Mr. Rivet’s extensive financial knowledge will be an invaluable asset to the Board providing comprehensive oversight over the integrity of the Company’s financial statements and the financial reporting process. Additionally, his in-depth understanding of high-technology industries such as the semiconductor business, and experience in mergers, acquisitions, and capital markets provides the Company a competitive advantage in addressing supply chain issues and seeking new strategic business opportunities and acquisitions.

Peter C. Wallace
Retired Chief Executive Officer and former Director
Gardner Denver
Age: 68
Director Since: 2016
Committees: Committee on Directors and Governance (Chair); Finance
Other Public Company Directorships:

 Applied Industrial Technologies, Inc. (2019 – present)
 Rogers Corporation (2010 – present)

Career Highlights:
Mr. Wallace served as Chief Executive Officer and a Director of Gardner Denver Inc. from June 2014 until his retirement as of January 1, 2016. Gardner Denver (now merged with Ingersoll Rand’s Industrial segment and renamed Ingersoll Rand Inc.) is an industrial manufacturer of compressors, blowers, pumps, and other fluid control products used in numerous global end markets. Prior to joining Gardner Denver, Mr. Wallace was President and Chief Executive Officer, and a Director, of Robbins & Myers, Inc., from 2004 until it was acquired in February 2013 by National Oilwell Varco, Inc. Robbins & Myers was a leading designer, manufacturer, and marketer of highly engineered, application-critical equipment and systems for energy, chemical, pharmaceutical, and industrial markets worldwide. Mr. Wallace is also non-executive Chairman of the Board of Applied Industrial Technologies, Inc., a leading provider of industrial products and fluid power components, and non-executive Chairman of the Board of Rogers Corporation, a leading provider of engineered materials and components for mission critical applications across various markets. Mr. Wallace also serves on the board of a private manufacturing firm engaged in packaging equipment and industrial markets and serves as a board member of a private equity backed firm engaged in transitional energy markets.

Reasons for Election to the Board of Curtiss-Wright:
Mr. Wallace has a wide and varied background as a senior executive, including having served as CEO of several leading companies in global industrial equipment manufacturing, serving a wide range of end markets, including aerospace, energy, and industrial. During his career, Mr. Wallace transformed businesses by developing clear strategies that included acquiring and merging companies, along with divestitures to free up resources that could be redeployed to create long-term shareholder value. He also led major organization changes, and in doing so recruited top talent and developed others in key areas, including strategic account planning, key account management, lean implementation, and facility rationalization, to improve profitability. Mr. Wallace has extensive experience in evaluating business opportunities and management teams as he has been engaged by several private equity firms to evaluate business plans. He has been a senior advisor to private equity firms, and has served as CEO of a private equity backed portfolio company. Mr. Wallace brings to the Board the perspective of someone familiar with all facets of worldwide business operations, including the experience of leading a NYSE-listed company. This broad and extensive experience in senior leadership roles, including his board experience in both public and private companies, and experience in mergers, acquisitions, and divestitures, provides the Company a competitive advantage in creating long-term shareholder value and seeking new strategic business opportunities and acquisitions.

Lieutenant General (Ret.) Larry D. Wyche
Chief Executive Officer
Wyche Leadership and Supply Chain Consulting
Age: 65
Director Since: N/A
Committees: N/A
Other Public Company Directorships:

 None

Career Highlights:
Lt. Gen. Wyche serves as Chief Executive Officer of Wyche Leadership and Supply Chain Consulting, a privately-owned consulting firm, since 2017. Prior to this, Lt. Gen. Wyche had a long, distinguished career in the U.S. Army serving at various times in increased senior leadership positions. From 2015 to 2017, he served as Deputy Commanding General, U.S. Army Materiel Command; from 2012 to 2014, he served as Commanding General, Combined Arms Support Command; from 2010 to 2012, he served as Deputy Chief of Staff for Operations, U.S. Army Materiel Command; from 2008 to 2010, he served as Commanding General, Joint Munitions Command; and from 2002 to 2008, he completed two tours at the Pentagon serving as Director for Supply Chain Strategy & Integration, and Chief of Supply Chain & Logistics Programs. From 2018 to 2021, he also served on the Board of Directors at the Houston Food Bank.

Reasons for Election to the Board of Curtiss-Wright:

Lt. Gen. Wyche has many years of broad leadership and operational experience while serving in the U.S. Army. He is familiar with the U.S. military supply chain, emerging technologies, cyber assurance, human capital management, financial management, operations, and strategic planning. This experience, coupled with an in-depth understanding of U.S. government acquisition, contracting and spending, especially defense and defense products, provides the Company a competitive advantage in addressing supply chain issues, cyber threats, and workforce matters, as well as seeking new strategic business opportunities and platforms for the Company’s defense industry products and services.

Family Relationships

There are no family relationships between any of the Company’s Directors, executive officers, or persons nominated or chosen by the Company to become a director or executive officer.

Certain Legal Proceedings

None of the Company’s Directors, executive officers, or persons nominated or chosen by the Company to become a director has been, during the past ten years: (i) involved in any bankruptcy petition filed by or against such person or any business of which such person was a general partner or executive officer, either at the time of the bankruptcy or within two years prior to that time; (ii) convicted of any criminal proceeding or subject to a pending criminal proceeding (excluding traffic violations and other minor offenses); (iii) subject to any order, judgment, or decree, not subsequently reversed, suspended, or vacated, of any court of competent jurisdiction or Federal or State authority, permanently or temporarily enjoined, barred, suspended, or otherwise limited from involvement in any type of business, securities, futures, commodities, or banking activities; (iv) found by a court of competent jurisdiction (in a civil action), the Securities and Exchange Commission, or the Commodity Futures Trading Commission to have violated a federal or state securities or commodities law, and the judgment has not been reversed, suspended, or vacated; (v) subject of, or a party to, any Federal or State judicial or administrative order, judgment, decree, or finding, not subsequently reversed, suspended, or vacated, related to an alleged violation of securities or commodities law or regulation; any law or regulation respecting financial institutions or insurance companies; or any law or regulation prohibiting mail or wire fraud or fraud in connection with any business entity; or (vi) the subject of, or a party to, any sanction or order, not subsequently reversed, suspended, or vacated, of any self-regulatory organization, any registered entity of the Commodity Exchange Act or any equivalent exchange, association, entity, or organization that has disciplinary authority over its members or persons associated with a member.

Compensation of Directors

For information concerning compensation of our Directors, please see “Compensation of Directors” on page 73 of this Proxy Statement.

RECOMMENDATION OF THE BOARD OF DIRECTORS

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE “FOR ALL” OF THE COMPANY’S DIRECTOR NOMINEES LISTED ABOVE (PROPOSAL 1).

STRUCTURE AND PRACTICES OF THE BOARD OF DIRECTORS

Corporate Governance Guidelines and Code of Conduct

The Board of Directors has adopted corporate governance guidelines that provide the framework for the governance of the Company and contains a code of conduct that applies to every Director. The corporate governance guidelines are available within the Corporate Governance section of the Company’s website at https://curtisswright.com/investor-relations/governance/governance-documents or by sending a request in writing to the Corporate Secretary, Curtiss-Wright Corporation, 130 Harbour Place Drive, Suite 300, Davidson, North Carolina 28036.

The corporate governance guidelines address, among other things, standards for Director independence, meetings of the Board, executive sessions of the Board, committees of the Board, the compensation of Directors, duties of Directors to the Company and its stockholders, and the Board’s role in management succession, and includes policies on, among other things, conflicts of interest, corporate opportunities, and insider trading. The Committee on Directors and Governance reviews these principles and other aspects of governance at least annually and is amended as the Board deems appropriate upon the recommendation of the Committee on Directors and Governance for updates in response to changing regulatory requirements and as business circumstances warrant.

The Company also maintains a code of conduct that applies to every employee, including the Company’s Chair and Chief Executive Officer, Chief Financial Officer, and Corporate Controller. The Company’s code of conduct includes policies on, among other things, employment, conflicts of interest, financial reporting, the protection of confidential information, insider trading and hedging, and requires strict adherence to all laws and regulations applicable to the conduct of the Company’s business. The Company’s code of conduct is available within the Corporate Governance section of the Company’s website at https://curtisswright.com/investor-relations/governance/governance-documents or by sending a request in writing to the Corporate Secretary, Curtiss-Wright Corporation, 130 Harbour Place Drive, Suite 300, Davidson, North Carolina 28036. The Company reviews the code of conduct at least annually and it is amended as appropriate for updates to changing regulatory requirements and as business circumstances warrant.

The Company designed the corporate governance guidelines and the code of conduct to ensure that its business is conducted in a consistently legal and ethical manner. The Company will disclose any waivers or amendments of the codes of conduct pertaining to Directors or the Company’s Chief Executive Officer, Chief Financial Officer, and Corporate Controller on its website at www.curtisswright.com in accordance with applicable law and the requirements of the NYSE corporate governance standards. To date, no waivers have been requested or granted and no amendments have been made requiring disclosure.

To enhance understanding of and compliance with the Company’s code of conduct, the Company has undertaken several additional steps. Through a third-party provider, the Company maintains an on-line training program that is annually circulated to all Company employees to enhance the Company’s culture of ethical business practices. In addition, although all employees are encouraged to personally report any ethical concerns without fear of retribution, the Company, through a third-party provider, maintains the Company’s Hotline (the “Hotline”), a global, toll-free telephone and web-based system through which employees may report concerns confidentially and anonymously and is available 24 hours a day, seven days a week. The Hotline facilitates the communication of ethical concerns and serves as the vehicle through which employees may communicate with the Audit Committee confidentially and anonymously regarding any accounting, internal controls or auditing concerns.

The Company continually assesses its ethics program, including training opportunities, and modifies as appropriate. The Company’s managers and supervisors play an important role in reinforcing the Company’s policies and commitment to ethics by setting the example of ethical conduct and providing employees with continuous training, education and resources that support the policies.

Meetings of the Board

The Board has regularly scheduled meetings each year, and also hold special meetings and act by written consent from time to time as necessary. In addition, management and the Directors communicate informally on a variety of topics, including suggestions for Board or committee agenda items, recent developments, and other matters of interest to the Directors. Each Director has full access to management.

A meeting of the Company’s non-employee Directors in executive session without any employee Directors or members of management present is scheduled at every regularly scheduled Board meeting. During 2022, the non-employee Directors met three times in executive session. The Committees of the Board may also meet in executive session at the end of each Committee meeting. In February 2021, S. Marce Fuller was appointed by the Board to serve as Lead Independent Director effective May 2021; Ms. Fuller is expected to serve a three-year term, subject to reappointment on an annual basis. The Lead Independent Director reviews the agenda items from the meeting with all non-employee Directors and leads discussions with the independent Board members and coordinates follow up discussions with management. For a further discussion on the position of Lead Independent Director, please read the section titled “Board Leadership Structure” beginning on page 28 of this Proxy Statement.

Directors are expected to attend all meetings of the Board and each committee on which they serve. In 2022, the Board held nine meetings and committees of the Board held a total of 18 meetings. During 2022, no Director attended less than 75% of the aggregate number of meetings of the Board of

Directors and of the committee or committees on which he or she served, during the period that he or she served.

The Company does not have a formal policy with respect to Director attendance at the annual meeting of stockholders. Directors are encouraged to attend the annual meeting of stockholders, although such attendance is not mandatory. David C. Adams, the Company’s former Executive Chairman and Ms. Lynn M. Bamford, the Company’s Chair and Chief Executive Officer, attended the Company’s 2022 annual meeting of stockholders. Ms. Bamford will attend the Company’s 2023 annual meeting of stockholders where she will be available for questions.

Communication with the Board

The Company believes communications between the Board and the Company’s stockholders, employees, and other interested parties is an important part of the corporate governance process. Stockholders, employees, and other interested parties wishing to contact the Board directly may initiate in writing any communication with: (i) the Board, (ii) any committee of the Board, (iii) the non-employee Directors as a group, or (iv) any individual non-employee Director by sending the communication to Lead Independent Director, c/o Curtiss-Wright Corporation, 130 Harbour Place Drive, Suite 300, Davidson, North Carolina 28036. The name of any specific intended Board recipient should be noted in the communication. Prior to forwarding any correspondence, the Lead Independent Director will review such correspondence. Any communications received by the Lead Independent Director regarding concerns relating to accounting, internal controls or auditing matters will promptly be brought to the attention of the Audit Committee and will be handled in accordance with the procedures established by the Audit Committee to address these matters. However, the Lead Independent Director, in his or her discretion, will not forward certain items if they are deemed inappropriate for submission, including, without limitation, solicitations, commercial advertisements, communications that do not relate directly or indirectly to the Company’s business or that relate to improper or irrelevant topics, or are sent in bad faith. Directors may at any time review a log of all correspondence received by the Company that is addressed to any director and request copies of any such correspondence.

Director Independence

The corporate governance guidelines provide independence standards generally consistent with the New York Stock Exchange listing standards. These standards specify the criteria by which the independence of the Company’s Directors will be determined and require the Board annually to determine affirmatively that each independent Director has no material relationship with the Company other than as a Director. The Board has adopted the standards set out in the corporate governance guidelines, which are posted within the Corporate Governance section of the Company’s website at https://curtisswright.com/investor-relations/governance/governance-documents, for its evaluation of the materiality of any Director relationship with the Company. To assist in the Board’s determination, each Director completed a questionnaire designed to identify any relationship that could affect the Director’s independence. Based on the responses received from the Directors to the questionnaires and the standards described above, the Board has determined that the following nominees for Directors are “independent” as required by the New York Stock Exchange listing standards and the Board’s corporate governance guidelines: Dean M. Flatt, S. Marce Fuller, Bruce D. Hoechner, Glenda J. Minor, Anthony J. Moraco, Robert J. Rivet, and Peter C. Wallace. Ms. Bamford does not meet the corporate governance guidelines independence test and NYSE independence listing standards due to her current position as Chair and Chief Executive Officer of the Company. The Board has also determined that William F. Moran and Larry D. Wyche, non-director nominees, are “independent” as required by the New York Stock Exchange listing standards and the Board’s corporate governance guidelines. In making the determination that Messrs. Flatt and Wallace are “independent”, the Board considered the fact that these Directors are presently a director of certain entities in which the Company at various times has purchased goods and/or services. The Board determined that this relationship as a director is not material and, thus, did not affect their independence, because each of them do not participate in the day-to-day management of those entities, and do not receive any remuneration as a result of the goods and/or services being sold. Moreover, the transactions involved payments that are individually and in the aggregate immaterial to the revenues of each entity and the expenses of the Company. There were no other transactions, relationships, or arrangements not otherwise disclosed that were considered by the Board of Directors in determining whether any of the Directors are independent.

All members of the Audit Committee, the Executive Compensation Committee, the Finance Committee, and the Committee on Directors and Governance are independent Directors as defined in the New York Stock Exchange listing standards and in the standards in the Company’s corporate governance guidelines. In addition, each member of the Audit Committee meets the independence requirements under Rule 10A-3 under the Securities Exchange Act of 1934. Furthermore, all members of the Executive Compensation Committee qualify as “non-employee directors” for purposes of Rule 16b-3 under the Securities Exchange Act of 1934.

Board Committees

The Board of Directors has an Audit Committee, an Executive Compensation Committee, a Committee on Directors and Governance, and a Finance Committee. The Board may establish other special or standing committees from time to time. The Board has adopted a written charter for each of these four standing committees that satisfies the applicable standards of the New York Stock Exchange and the SEC. Each committee reviews its charter at least annually, and as regulatory developments and business circumstances warrant. Each of the committees considers revisions to its respective charter from time to time to reflect evolving best practices. The full text of each charter is available within the Corporate Governance section of the Company’s website at https://curtisswright.com/investor-relations/governance/governance-documents or by sending a request in writing to the Corporate Secretary, Curtiss-Wright Corporation, 130 Harbour Place Drive, Suite 300, Davidson, North Carolina 28036. The current membership of each committee is as follows:

Director	Audit Committee		Executive Compensation Committee		Committee on Directors and Governance		Finance Committee
Dean M. Flatt			X				X	(1)
S. Marce Fuller	X		X	(1)
Bruce D. Hoechner					X		X
Glenda J. Minor	X				X
Anthony J. Moraco			X				X
John B. Nathman	X				X
Robert J. Rivet	X	(1)	X
Peter C. Wallace					X	(1)	X

(1)	Denotes Chairperson

Audit Committee. The Audit Committee presently consists of four non-employee directors. The Audit Committee met six times during 2022. In accordance with New York Stock Exchange requirements, the Board in its business judgment has determined that each member of the Audit Committee is financially literate, knowledgeable, and qualified to review financial statements. The Board has also determined that at least two members of the Audit Committee, Robert J. Rivet and Glenda J. Minor, are an “audit committee financial expert” as defined in the rules of the SEC.

The Audit Committee’s primary responsibilities include assisting the Board in fulfilling its oversight responsibility relating to the integrity of the Company’s financial statements and the financial reporting process; the systems of internal accounting and financial controls; the qualifications and performance of the Company’s internal audit function and internal auditors; the annual independent audit of the Company’s financial statements; the appointment and retention (subject to stockholder ratification), compensation, performance, qualifications, and independence of the Company’s independent registered public accounting firm; enterprise risk assessment and management; review of the Company’s information security and technology program (including cybersecurity); and the Company’s compliance with legal and regulatory requirements (including environmental matters) and ethics program.

Executive Compensation Committee. The Executive Compensation Committee presently consists of four non-employee directors. The Executive Compensation Committee met five times during 2022.

The Executive Compensation Committee’s primary responsibilities includes determining the total compensation, including base salary and short- and long-term incentive compensation and all benefits and perquisites, of the Chief Executive Officer and all Named Executive Officers. The Executive Compensation Committee also oversees the administration of the Company’s executive compensation programs, including any compensation actions taken in response to the COVID-19 pandemic, and further reviews and evaluates compensation arrangements to assess whether they could encourage undue risk taking. In fulfilling its responsibilities, the Executive Compensation Committee may retain a consultant and during 2022, the Executive Compensation Committee used the services of Frederic W. Cook & Co., Inc., an independent compensation consultant, to assist and guide the Executive Compensation Committee. For a discussion concerning the process and procedures for the consideration and determination of executive compensation and the role of executive officers and compensation consultants in determining or recommending the amount or form of compensation, see “Compensation Discussion and Analysis” beginning on page 38 of this Proxy Statement.

Committee on Directors and Governance. The Committee on Directors and Governance presently consists of four non-employee directors. The Committee on Directors and Governance met three times during 2022. The Committee on Directors and Governance primary responsibilities include developing policy on the size and composition of the Board, oversight responsibility relating to the risks associated with the Company’s Environmental, Social, and Governance (ESG) requirements (including the Company’s response to climate change and sustainability, employee safety, and human capital such as diversity, equity and inclusion), criteria for Director nominations, procedures for the nomination process, procedures for the Board and Committee self-assessment process, and review of compensation paid to non-employee Directors. The committee also identifies and recommends candidates for election to the Board. Further, the committee regularly reviews the Company’s corporate governance guidelines and Committee charters, and provides oversight of the corporate governance affairs of the Board and the Company consistent with the long-term best interests of the Company and its stockholders.

Finance Committee. The Finance Committee presently consists of four non-employee directors. The Finance Committee met four times during 2022. The Finance Committee’s primary responsibilities includes advising the Board regarding the capital structure of the Company, balanced capital allocation policy, the Company’s dividend and stock repurchase policies, the Company’s currency risk and hedging programs, and the investment managers and policies relating to the Company’s defined benefit plans.

Board and Board Committees Self-Evaluation Process

The Board recognizes that a thorough, constructive self-evaluation process enhances its effectiveness and is an essential element of good corporate governance. Accordingly, the Committee on Directors and Governance oversees an annual self-evaluation process to ensure that the full Board and each of its committees conducts a thorough self-assessment of its performance and solicits feedback for improvement. In addition, the Board and its committees meet regularly in executive session throughout the year to consider areas that may warrant additional focus and attention. The Committee on Directors and Governance reviews and reassesses the format and effectiveness of the evaluation process each year and makes changes when considered necessary or appropriate.

During 2022, the evaluations were conducted using a detailed on-line survey designed to offer a thoughtful and substantive reflection on the Board and committees’ performance. The survey considers various topics related to Board and committee composition, structure, effectiveness, performance, and responsibilities, as well as the overall mix of director skills, experience, backgrounds, and diversity. The results of the survey were aggregated, summarized by the General Counsel, and presented to the Board and each committee for discussion in executive session. In addition to providing an opportunity for directors to discuss a wide range of governance-related topics, the evaluation process is used by the Board and each committee to identify opportunities for improvement, make changes to the committee charters, processes, and policies, and is linked to the Board’s succession planning activities.

In response to feedback solicited from the Board and committees over the past several years, the Company continues to:

•	Streamline meeting materials to better highlight important information, while maintaining completeness

•	Allow sufficient time during Board and committee meetings for discussion, debate, in-depth reviews, and executive sessions

•	Enhance discussion about areas of emerging risk at Board and Audit Committee meetings, including deep dives on key topics at Board risk oversight sessions

•	Provide educational opportunities during regularly scheduled meetings and through third-party programs

•	Focus on particular skills, background, attributes, and diversity of Board candidates

The Board of Directors believes that through its annual self-evaluation, the Board of Directors will continue to evolve to meet the Company’s long-term strategic needs and the interests of the Company’s stockholders.

Board Leadership Structure

The Company is focused on strong corporate governance practices and values independent Board oversight as an essential component of strong corporate performance to enhance stockholder value. The Company’s commitment to independent oversight is demonstrated by the independence of all directors, except for our Chair and Chief Executive Officer. In addition, as discussed above, all of the members of the Board’s Audit Committee, Finance Committee, Executive Compensation Committee, and Committee on Directors and Governance are independent.

The Board does not have a formal policy regarding the separation of the roles of the Chair of the Board and the Chief Executive Officer. The Board believes that every company is unique, and therefore, the appropriate board leadership structure will depend upon a company’s unique circumstances and needs at a particular time. Effective May 5, 2022, Chief Executive Officer Lynn M. Bamford was appointed Chair of the Board following the retirement of David C. Adams as Executive Chairman. The Board believes it is in the best interest of the Company and its stockholders for Ms. Bamford to serve as Board Chair and Chief Executive Officer, and Ms. Bamford is well suited to fill that role given her experience and knowledge of the Company’s business and industries. The Board believes Ms. Bamford’s ability to serve as both Chair and Chief Executive Officer will provide the Company with strong unified leadership. However, consistent with good corporate governance principles, the Committee on Directors and Governance will continue to review periodically this issue to determine whether, based on the relevant facts and circumstances at such future times, separation of the offices of Chair of the Board and Chief Executive Officer would better serve the interests of the Company and its stockholders.

The Board does not believe its independence is compromised by having a single person serve as Chair and Chief Executive Officer. The functions of the Board are carried out by the full Board, and when delegated, by the Board committees. Currently, all of the Company’s Directors (other than Ms. Bamford) and each member of our four Committees meet the independence requirements of the NYSE and our Corporate Governance Guidelines’ categorical standards for determining Director independence. Additionally, the members of the Audit Committee also satisfy SEC regulatory independence requirements for audit committee members. Each Director is a full and equal participant in the major strategic and policy decisions of the Company and the Chair has no greater or lesser vote on matters considered by the Board. Our non-management Directors meet in executive session without management (including the Chair and Chief Executive Officer) on a regularly scheduled basis, with the Lead Independent Director presiding in such sessions. During executive sessions, the Directors may consider such matters as they deem appropriate. Following each executive session, the results of the deliberations and any recommendations are communicated to the full Board of Directors.

Because Ms. Bamford serves as both Chair and Chief Executive Officer, the Board appoints an independent director to serve as Lead Independent Director. As Chair, Ms. Bamford fulfills her responsibilities in chairing the Board through close interaction with the Lead Independent Director. The Board has structured the role of its Lead Independent Director to strike an appropriate balance between well-focused and independent leadership on the Board. The Lead Independent Director serves as the focal point for independent Directors regarding resolving conflicts with the Chief Executive Officer, or other independent Directors, and coordinating feedback to the Chief Executive Officer on behalf of independent Directors regarding business issues and Board management. The Lead Independent Director and Chair are expected to foster a cohesive Board that supports and cooperates with the Chief Executive Officer’s ultimate goal of creating stockholder value. In this regard, the Lead Independent Director’s responsibilities include, among other duties:

•	Convening and presiding over executive sessions attended only by non-employee Directors;

•	Communicating to the Chief Executive Officer the substance of discussions held during those sessions to the extent requested by the participants;

•	Serving as a liaison between the Chair and the Board’s independent Directors on sensitive issues;

•	Consulting with the Chair on meeting schedules and agendas, including the format and adequacy of information the independent Directors receive and the effectiveness of the meeting process;

•	Overseeing the Board’s self-evaluation process; and

•	Presiding at meetings of the Board in the event of the Chair’s unavailability.

The Board believes this governance structure and these practices ensure that strong and independent directors will continue to effectively oversee the Company’s management and key issues related to long-term business plans, long-range strategic issues, risks, and integrity.

Board Role in Risk Oversight

General

The Board of Directors oversees risk to help ensure a successful business at the Company. While the Chair and Chief Executive Officer, Chief Operating Officer, Chief Financial Officer, and other members of the Company’s senior leadership team are responsible for the assessment and day-to-day management of risk, the Board of Directors is responsible for assessing the Company’s major risks and ensuring that appropriate risk management and control procedures are in place.

The Company relies on a comprehensive enterprise risk management program to aggregate, monitor, measure, and manage risk. The Company’s enterprise risk management program is designed to enable the Board to establish a mutual understanding with management of the effectiveness of the Company’s risk management practices and capabilities, to review the Company’s risk exposure, and to elevate certain key risks for discussion at the Board level. While the Board has the ultimate oversight responsibility for risk management processes, various committees of the Board composed entirely of independent directors, also have responsibility for certain aspects of risk management. The Board and its committees are kept informed by various reports on risk identification and mitigation provided to them on a regular basis, including reports made at the Board and Committee meetings by management and the Company’s independent auditors. The Board and its committees have direct and independent access to management. By fostering increased communication, the Company’s believes the current Board leadership structure and the Board’s risk oversight practices lead to the identification and implementation of effective risk management strategies.

Key Board Committee Oversight Responsibilities

Audit Committee: The Audit Committee of the Board, acting pursuant to its written charter, serves as the principal agent of the Board in fulfilling the Board’s oversight of risk assessment and management, including with respect to major strategic, operational, financial reporting, legal and compliance, information security, data protection and technology risks (including cybersecurity). The Company’s Vice President, Risk and Compliance, who reports to the Audit Committee, facilitates the enterprise risk management program, and helps ensure that risk management is integrated into the Company’s strategic and operating planning process. The Company’s Vice President, Risk and Compliance, regularly updates the Audit Committee on the Company’s risk management program throughout the year through discussions of individual risk areas, as well as an annual summary of the enterprise risk management process. The Audit Committee reviews with management the risks presented and the steps management has taken to monitor, mitigate, and control such risks. In addition, periodically, but not less than annually, the Audit Committee receives a report from the Company’s General Counsel and the Company’s Chief Ethics Officer relating to, (i) the implementation and effectiveness of the Company’s legal and ethical compliance program and adherence to the Company’s Code of Conduct and (ii) all significant compliance investigations undertaken in the past year. Moreover, the Audit Committee also regularly meets in executive session without management present with the Company’s Director of Internal Audit and the Company’s independent registered public accounting firm to discuss areas of concern. In many instances, the discussion of these risks is integrated within the topics on the Board and committee agendas.

The Board is also actively engaged in the oversight of the Company’s information security, data protection and technology programs (including cybersecurity). The Company’s Chief Information Officer leads the Company’s cybersecurity risk management program, which is fully integrated into the overall enterprise risk management program and overseen by the Audit Committee. The Audit Committee reviews and receives regular briefings from the Company’s Chief Information Officer concerning the Company’s cybersecurity risk management program and data protection practices, including discussions of rapidly evolving cyber security threats, cyber security technologies and solutions deployed, major cyber risk areas, policies, and procedures to address those risks, and cyber incidents. Program highlights include:

•	Multi-layer strategy of defense in-depth designed to ensure the safety, security and responsible use of information and data.

•	Security operations center (“SOC”) that monitors all IT assets, resources, and data 24-hours per day, 7-days per week, 365-days per year.

•	Incorporates external expertise to manage the SOC, perform penetration tests, cyber-attack simulation exercises, and log management to review anomalies indicating a possible breach.

•	Maintain a business continuity program and cyber insurance.

Executive Compensation Committee: The Executive Compensation Committee considers risks in connection with its design of compensation programs and equity compensation plans for the Company’s employees, including the executive officers, while incorporating features that mitigate risk without diminishing the incentive nature of the compensation. The conclusions of this assessment are set forth in the Compensation Discussion and Analysis under the heading “Risk Consideration in the Overall Compensation Program for 2022” on page 56 of this Proxy Statement.

Finance Committee: The Finance Committee is responsible for assessing risks related to financing matters such as pension plans, capital structure, capital allocation, currency risk and hedging programs, and equity and debt issuances, as well as to insurance-related risk management programs.

Committee on Directors and Governance: The Committee on Directors and Governance oversees risk related to the Company’s overall governance, including Board and committee composition, Board size and structure, director recruitment, director independence, director compensation, ethical and business conduct, and the Company’s corporate environmental, social and governance profiles and ratings, including reviewing the adequacy of the Company’s strategy, policies, practices, programs, procedures, initiatives and training as they relate to the environment (including climate change and sustainability), and health and safety. The Committee on Directors and Governance receives periodic briefings on the Company’s enterprise-level EHS Management System to identify and understand specific risks within the EHS realm so the Board can stay abreast of both emerging and material EHS risks that could have a material impact on the Company.

Each Chairperson of the Board committees delivers a report to the Board, no later than the next scheduled board meeting, regarding matters considered at committee meetings that have taken place since the previous board meeting, including any risks associated with the Company’s operations.

Effectiveness of the Company’s Risk Oversight Approach

The Board believes that its leadership structure facilitates its oversight of risk by combining Board committees and majority independent Board composition with an experienced Chair and Chief Executive Officer who has detailed knowledge of the Company’s business, history, and the complex challenges it faces. The Chair and Chief Executive Officer’s in-depth understanding of these matters and involvement in the day-to-day management of the Company positions her to promptly identify and raise key risks to the Board and focus the Board’s attention on areas of concern. The independent committee chairs and other Directors also are experienced professionals or executives who can and do raise issues for Board consideration and review and are not hesitant to challenge management. The Board believes there is a well-functioning and effective balance between the non-management Directors and the Chair and Chief Executive Officer that enhances risk oversight.

Board Role in Strategic Oversight

The Board takes an active role in overseeing senior management’s formulation and implementation of its strategic plan. It receives a comprehensive overview of management’s strategic plan for all the Company’s businesses at least annually, receives regular updates from consultants and other experts on the global capital markets and industrial environment, and receives periodic updates from individual businesses at other regularly scheduled Board meetings throughout the year. The Board provides insight and feedback to senior management, and, if necessary, challenges management on the Company’s strategic direction. The Board also monitors and evaluates, with the assistance of the Chief Executive Officer, the Company’s strategic results, and approves all material capital allocation decisions.

The Board and management are committed to optimizing the allocation of capital resources for future growth. Management regularly evaluates the Company’s portfolio of businesses and potential corporate development opportunities with the input and collaboration of the Board. The Board regularly reviews and assesses the value proposition and risks of any proposed acquisition, as well as whether our existing business segments should be expanded, curtailed, disposed of, or diversified. In addition, the Board’s Finance Committee provides oversight and focuses on the Company’s capital structure, including organic and inorganic investment options aligned with the Company’s strategies, share repurchases, dividends, and capital expenditures. Accordingly, acquisitions and divestitures are part of the Company’s ongoing strategy assessment and execution to maximize long-term stockholder value.

Succession Planning

The Board of Directors recognizes that one of its most important responsibilities is to ensure excellence and continuity in the Company’s senior leadership by overseeing the development of executive talent and planning for the effective succession of the Company’s Chief Executive Officer and the other senior members of the Company’s senior leadership team. This responsibility is reflected in the Company’s Corporate Governance Guidelines, which provide for an annual review of CEO succession planning and management development. The Board oversees the succession planning process by reviewing and evaluating candidates for successor to the Chief Executive Officer and to assure that senior management has established and maintains a succession planning process for senior executive positions other than the Chief Executive Officer. As part of the succession planning process, the Chief Executive Officer, working with the Board, also reviews and maintains an emergency succession plan for the position of Chief Executive Officer.

In furtherance of the foregoing, the Company’s Chief Executive Officer provides a biennial succession planning report to the Board of Directors, which summarizes the overall composition of the Company’s senior leadership team, including their professional qualifications, tenure, and work experience. The report also identifies internal members of the senior leadership team who are viewed as potential successors to the Chief Executive Officer. Succession planning is also regularly discussed in executive sessions of the Board of Directors. The Company’s directors become familiar with internal potential successors for key leadership positions through various means, including a biennial succession planning report and Board of Directors and committee meetings, and less formal interactions throughout the course of the year.

Additionally, the Board of Directors, with support and recommendations from the Committee on Directors and Governance, oversees the succession of its members. To this end, at least once a year, in connection with the annual director nomination and re-nomination process, the Committee on Directors and Governance evaluates each director’s performance, relative strengths and weaknesses, and future plans, including any personal retirement objectives and the potential applicability of the Company’s mandatory retirement policy for directors (which is set forth in the Company’s Corporate Governance Guidelines). As part of that evaluation, the Committee on Directors and Governance also identifies areas of overall strength and weakness with respect to its composition and considers whether the Board of Directors as a whole possesses core competencies in the areas of accounting and finance, management experience with mergers and acquisitions, risk management, industry knowledge, knowledge of technology and cyber-security, marketing, digital marketing and social media, international markets, strategic vision, compensation, and corporate governance, among others.

Director Onboarding and Education

All new Directors participate in the Company’s director onboarding program. The onboarding process includes in-person or virtual meetings with senior leaders to familiarize new directors with the Company’s strategic vision, values, and culture; operational and financial reporting structure; and legal, compliance, and governance framework. Our goal is to assist our new Directors in understanding the Company and developing the skills and knowledge that they need to serve the interests of the Company’s stockholders.

It is important for directors to stay current and informed on developments in corporate governance best practices to effectively discharge their duties, as well as be exposed to information regarding conditions in the end markets where the Company operates to increase the Directors understanding of the Company’s risks and opportunities. The Company provides its Directors updates from both internal and outside industry experts on corporate governance trends and developments as well as in the Company’s end markets and other issues of importance to the Company at regularly scheduled board and committee meetings. The Board also encourages all Directors to participate in continuing director education programs, either individually or together with other Committee members, to help them maintain and enhance their skills and knowledge in carrying out their ongoing responsibilities as directors of a public company. The Directors are reimbursed for their expenses for such programs.

Stockholder Nominations for Directors

The Committee on Directors and Governance will consider stockholder nominations for Director nominees. A stockholder desiring the committee to consider his or her Director nominations should deliver a written submission in accordance with the Company’s By-laws to the Committee on Directors and Governance in care of the Corporate Secretary, Curtiss-Wright Corporation, 130 Harbour Place Drive, Suite 300, Davidson, North Carolina 28036. Such submission must include:

(1)	the name and address of such stockholder,

(2)	the name of such nominee,

(3)	the nominee’s written consent to serve if elected,

(4)	documentation demonstrating that the nominating stockholder is indeed a stockholder of the Company, including the number of shares of stock owned,

(5)

a representation (i) that the stockholder is a holder of record of the stock of the Company entitled to vote at such meeting and whether he or she intends to appear in person or by proxy at the meeting, and (ii) whether the stockholder intends or is part of a group that intends to deliver a proxy statement to the Company’s stockholders respecting such nominee or otherwise solicit proxies respecting such nominee,

(6)

a description of any derivative instruments the stockholder owns for which the Company’s shares are the underlying security or any other direct or indirect opportunity the stockholder has to profit from any increase or decrease in the value of the Company’s stock,

(7)

a description of the extent to which the stockholder has entered into any transaction or series of transactions, including hedging, short selling, borrowing shares, or lending shares, with the effect or intent to mitigate loss to or manage or share risk or benefit of changes in the value or price of share of stock of the Company for, or to increase or decrease the voting power or economic interest of, such stockholder with respect to any shares of stock of the Company,

(8)

a description of any proxy, contract, arrangement, understanding, or relationship under which the stockholder has a right to vote any of the shares of stock of the Company or influence the voting over any such shares,

(9)	a description of any rights to dividends on the shares of stock of the Company the stockholder has that are separated or separable from the underlying shares of stock of the Company,

(10)

a description of any performance-related fees (other than asset-based fee) the stockholder is entitled to based on any increase or decrease in the value of the shares of stock of the Company or related derivative instruments,

(11)

to the extent known, the name and address of any other stockholder(s) supporting the nomination on the date of the stockholder’s submission of the nomination to the Committee on Directors and Governance,

(12)

any information relating to the nominee and his or her affiliates that would be required to be disclosed in a proxy solicitation for the election of Directors of the Company pursuant to Regulation 14A under the Securities Exchange Act of 1934, and

(13)

a description of all direct and indirect compensation, and other material monetary agreements, arrangements, and understandings during the past three years, and any other material relationships between such nominating stockholder or beneficial owner, if any, on the one hand, and the nominee and his or her respective affiliates or associates, or others acting in concert therewith, on the other hand.

In addition, such submission must be accompanied by a written questionnaire with respect to the background and qualification of the nominee and the background of any other person or entity on whose behalf the nomination is being made. Further, the nominee must also provide a written representation and agreement that such nominee (i) is not and will not become party to (x) any agreement, arrangement, or understanding as to how such prospective nominee will act or vote on any issue or question that has not been disclosed to the Company, or (y) any agreement, arrangement, or understanding as to how such prospective nominee will act or vote on any issue or question that could limit or interfere with such nominee’s ability to comply with such nominee’s fiduciary duties, (ii) is not and will not become party to any agreement, arrangement, or understanding with respect to any direct or indirect compensation, reimbursement, or indemnification in connection with service or action as a director, that has not been disclosed to the Company, and (iii) in such person’s individual capacity and on behalf of any beneficial owner on whose behalf the nomination is being made, would be in compliance with all applicable corporate governance, conflict of interest, confidentiality, and stock ownership and trading policies and guidelines of the Company. The Committee may require additional information from the nominee to perform its evaluation.

Board Membership Criteria and Selection Process for Director Nominees

In addition to stockholder nominations for Directors, the Committee on Directors and Governance also considers candidates for Board membership as recommended by Directors or executive management. The Committee on Directors and Governance uses the same criteria to evaluate all candidates for Board membership, whether recommended by Directors, executive management, or stockholders. As it deems necessary, the Committee on Directors and Governance may engage consultants or third-party search firms to assist in identifying and evaluating potential nominees. The Committee on Directors and Governance seeks candidates with the highest professional and personal ethics and values and who will operate in accordance with the Company’s Code of Conduct. The Committee on Directors and Governance also assesses a candidate’s ability to make independent analytical inquiries, and willingness to devote adequate time to Board duties. Director nominees should possess the following experience, attributes, and characteristics:

Experience (in one or more of the following):

•	High level leadership experience;

•	Specialized expertise in the industries in which the Company competes;

•	Financial expertise;

•	Breadth of knowledge about issues affecting the Company;

•	Ability and willingness to contribute special competencies to Board activities; and

•

Expertise and experience that is useful to the Company and complementary to the background and experience of other Board members, so that an optimal balance and diversity of Board members may be achieved and maintained.

Personal attributes and characteristics:

•	Personal integrity;

•	Loyalty to the Company and concern for its success and welfare, and willingness to apply sound independent business judgment;

•	Awareness of a director’s vital part in the Company’s good corporate citizenship and corporate image; and

•	Willingness to assume fiduciary responsibilities.

The Committee on Directors and Governance annually evaluates the performance of the Board, each of the committees, and each of the members of the Board. It also reviews the size of the Board and whether it would be beneficial to add additional members and/or any new skills or expertise, considering the overall operating efficiency of the Board and its committees. If the Board has a vacancy, or if the Committee determines that it would be beneficial to add an additional member, the Committee will consider the factors identified above and all other factors, which the Committee in its best judgment deems relevant at such time.

Once an individual has been identified by the Committee on Directors and Governance as a potential candidate, the Committee, as an initial matter, may collect and review publicly available information regarding the individual to assess whether the individual should be considered further. Generally, if the individual expresses a willingness to be considered and to serve on the Board, and the Committee believes that the individual has the potential to be a good candidate, the Committee would seek to gather information from or about the individual, review the individual’s accomplishments and qualifications in light of any other candidates that the Committee might be considering, and, as appropriate, conduct one or more interviews with the individual. In certain instances, Committee members may contact one or more references provided by the candidate or may contact other members of the business community or other individuals that may have greater first-hand knowledge of the candidate’s accomplishments. The Committee’s evaluation process does not vary based on whether a prospective candidate is recommended by a stockholder, although, as stated above in the section titled “Stockholder Nominations for Directors” on page 32 of this Proxy Statement, the Board may take into consideration the number of shares held by the recommending stockholder and the length of time that such shares have been held.

Board Diversity

Although the Committee on Directors and Governance does not have a formal written policy regarding considering diversity in identifying nominees for directors, it does believe that maintaining a diverse membership with varying backgrounds, skills, expertise and other differentiating characteristics promotes inclusiveness, enhances the Board’s deliberations and enables the Board to better represent all of the Company’s constituents. Consequently, in its assessment of each potential nominee, the Committee on Directors and Governance considers the skills and characteristics that the Board seeks in its members as well as consideration of the diversity of the Board as a whole. This review includes an assessment of, among other things, a candidate’s knowledge, education, experience, cultural background, including ethnicity, national origin, gender, sexual orientation, and age, and skills in areas critical to understanding the Company and its business, with a commitment to enhancing stockholder value. Diversity considerations for a director nominee may vary at any time according to the particular areas of expertise being sought as a complement to the existing Board composition. The Company believes its nominees for directors at this Annual Meeting appropriately reflect a diversity of experience and skills and of professional, gender, ethnic and personal backgrounds. The Board is committed to maintaining these different facets of diversity among its members.

Board Tenure

The Board strives to maintain an appropriate balance of tenure and refreshment among directors. The Board believes there are significant benefits from the valuable experience and familiarity with the Company and its people and processes that longer-tenured directors bring, as well as significant benefits from the fresh perspectives and ideas that new directors bring. The average tenure of our director nominees is 6 years. Under the Board’s corporate governance guidelines, Directors are expected to retire from the Board effective at the Annual Meeting after reaching the age of 75. We believe the Board strikes the right balance of longer serving and newer directors.

Stockholder Engagement

The Company approaches stockholder engagement as an integrated, year-round process involving senior management and the investor relations team. The Company welcomes the opportunity to openly engage with its stockholders regarding its performance and strategy, and to obtain insights and feedback on matters of mutual interest. The Board’s and senior management’s commitment to understanding the interests and perspectives of stockholders is a key component of the stockholder engagement strategy. The Board and senior management are committed to acting according to the best interests of the Company and its stockholders.

The Company engages with stockholders throughout the year to:

•

Provide visibility and transparency into the Company’s business, including senior management’s perspectives on the financial and operational performance, as well as key trends impacting its end markets and other industry developments;

•	Discuss and seek feedback on the Company’s communications and disclosures; issues that are important to stockholders; hear stockholder expectations for the Company; and share the Company’s views;

•	Discuss and seek feedback on the Company’s executive compensation and corporate governance policies and practices; and

•	Convey feedback on critical conversations and issues back to senior management and the Board to enhance future disclosure and decision-making.

Throughout the year, the Company meets with research analysts and institutional investors to inform and share the Company’s perspective on its financial and operational performance through its participation in investor conferences, non-conference roadshows, investor days and other formal events where the Company conducts group and one-on-one meetings. The Company also engages with governance representatives of its major stockholders, through conference calls that occur during and outside of the proxy season.

During 2022, the Company virtually conducted meetings and calls with its top 50 institutional investors representing approximately 41% of the Company’s outstanding stock, resulting in substantive engagements with investors holding a significant portion of the Company’s outstanding stock, in addition to conducting meetings with prospective stockholders. In addition, the Company conducted more than 110 meetings with institutional investors and prospects through industry conferences and non-conference events, and conducted in excess of 100 separate conversations by phone. Among the many topics discussed during this ordinary course engagement were the Company’s business, long-term outlook, Pivot to Growth strategy, financial condition, governance, capital allocation preferences and other topics of interest to stockholders and prospective stockholders.

The comments, questions and suggestions offered by the Company’s investors were shared with, and discussed by, the full Board, and their perspectives will inform the Board’s decision-making in 2023 and beyond.

The following report of the Audit Committee does not constitute soliciting material and should not be deemed filed or incorporated by reference into any other Company filing under the Securities Act or the Securities Exchange Act of 1934, except to the extent the Company specifically incorporates this report by reference therein.

Audit Committee Report

Management is responsible for the financial reporting process, including its system of internal controls, and for the preparation of consolidated financial statements in accordance with accounting principles generally accepted in the United States of America. Our independent accountants are responsible for auditing those financial statements and the Company’s internal controls over financial reporting. The Audit Committee is responsible for monitoring and reviewing these processes. The Audit Committee does not have the duty or responsibility to conduct auditing or accounting reviews or procedures. None of the members of the Audit Committee may be employees of the Company. Additionally, the Audit Committee members may not represent themselves to be accountants or auditors for the Company, or to serve as accountants or auditors by profession or experts in the fields of accounting or auditing for the Company. Therefore, the Audit Committee has relied, without independent verification, on management’s representation that the financial statements have been prepared with integrity and objectivity and in conformity with generally accepted accounting principles in the United States of America and on the representations of the independent accountants included in their report on the Company’s financial statements.

The oversight performed by the Audit Committee does not provide it with an independent basis to determine that management has maintained appropriate accounting and financial reporting principles, or policies or appropriate internal controls and procedures designed to assure compliance with accounting standards and applicable laws and regulations. Furthermore, the discussions that the Audit Committee has with management and the independent accountants do not assure that the financial statements are presented in accordance with generally accepted accounting principles, that the audit of the financial statements has been carried out in accordance with generally accepted auditing standards, or that our independent accountants are in fact “independent.”

As more fully described in its charter, the Audit Committee is responsible for, among other items, overseeing the integrity of the Company’s financial statements and the financial reporting process, the systems of internal accounting and financial controls, the qualifications and performance of the internal audit function and internal auditors, and the annual independent audit of the Company’s financial statements by the Company’s independent registered public accounting firm, Deloitte & Touche LLP. As part of fulfilling its responsibilities, the Audit Committee reviewed and discussed with management and Deloitte & Touche LLP the audited consolidated financial statements for fiscal year 2022, including a discussion of the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgments, and the clarity of disclosures in the financial statements, as well as the Company’s earnings releases and quarterly and annual reports on Form 10-Q and Form 10-K prior to filing with the SEC. In addition, the Audit Committee reviewed with management, Deloitte & Touche LLP, and the Company’s Director of Internal Audit, the overall audit scope and plans, the results of internal and external audits, evaluations by management and Deloitte & Touche LLP of the Company’s internal controls over financial reporting and the quality of the Company’s financial reporting. The Audit Committee also discussed with Deloitte & Touche LLP the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board (“PCAOB”) and the SEC. The Audit Committee has also discussed and considered the independence of Deloitte & Touche LLP with representatives of Deloitte & Touche LLP, reviewing as necessary all relationships and services (including non-audit services) that might bear on the objectivity of Deloitte & Touche LLP, and received the written disclosures and the letter required under Rule 3526 of the PCAOB (Communications with Audit Committees Concerning Independence) from Deloitte & Touche LLP. Based on the forgoing, the Audit Committee concluded that Deloitte & Touche LLP is independent from the Company and its management. The Audit Committee schedules separate private sessions, during its regularly scheduled meetings, with Deloitte & Touche LLP and the Company’s Director of Internal Audit, at which candid discussions regarding financial management, accounting, auditing and internal control issues takes place. Deloitte & Touche LLP is also encouraged to discuss any other matters they desire with the Audit Committee, the Director of Internal Audit, and/or the full Board of Directors.

The opinions of Deloitte & Touche LLP are filed separately in the 2022 Annual Report on Form 10-K and should be read in conjunction with the reading of the financial statements.

Based upon the Audit Committee’s review and discussions referred to above, the Audit Committee recommended to the Board of Directors that the audited consolidated financial statements and footnotes be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2022, for filing with the SEC.

AUDIT COMMITTEE OF THE BOARD OF DIRECTORS Robert J. Rivet, Chairperson S. Marce Fuller Glenda J. Minor John B. Nathman

COMPENSATION DISCUSSION AND ANALYSIS

This Compensation Discussion and Analysis (“CD&A”) details the Executive Compensation Committee’s (“Committee”) decisions regarding the compensation programs and practices as they relate to the Company’s Named Executive Officers (“NEOs”). These individuals are identified below along with their offices held during fiscal year 2022:

•	Lynn M. Bamford, Chair and Chief Executive Officer(a)

•	David C. Adams, Former Executive Chairman(b)

•	Kevin M. Rayment, Vice President and Chief Operating Officer

•	K. Christopher Farkas, Vice President and Chief Financial Officer

•	Paul J. Ferdenzi, Vice President, General Counsel, and Corporate Secretary

•	John C. Watts, Vice President - Strategy and Corporate Development(c)

(a)	Ms. Bamford assumed the role of Chair of the Board of Directors effective May 5, 2022.

(b)	Mr. Adams retired as Executive Chairman of the Company effective May 5, 2022 and continued as a member of the Board of Directors. Mr. Adams was no longer an employee of the Company after such date.

(c)	Mr. Watts was promoted to Vice President - Strategy and Corporate Development effective May 11, 2022.

2022 Company Financial Performance

The Company strives to attain top quartile performance compared with its peer group (as later defined in this CD&A), by concentrating on:

•	Leveraging the critical mass and the powerful suite of capabilities it built over the past decade;

•

Driving operational excellence to improve key financial metrics such as (a) short-term financial metrics, including (i) adjusted operating income, (ii) organic sales growth, and (iii) working capital as a percentage of sales, and (b) long-term financial metrics, including (iv) total sales growth, (v) adjusted earnings per share growth, and (vi) relative total shareholder return; and

•	Exercising financial discipline to drive higher free cash flow.

The Company also maintains a disciplined and balanced capital allocation strategy–all part of the Company’s effort to improve competitiveness over the long term and generate stronger returns for stockholders.

Overall, the Company continued to face a challenging business environment during fiscal 2022, particularly with headwinds throughout the year relating primarily to supply chain delivery disruptions, workforce availability issues, and inflationary pressures. The Company continued to take steps to mitigate the impact of these issues on our fiscal 2022 financial performance. Despite these challenges, the Company performed well in fiscal 2022, with increases in sales, profitability, and operating income. However, the Company still fell slightly below target but above threshold requirements against its adjusted operating income and organic sales growth annual performance metrics and fell below threshold against its working capital as a percentage of sales annual performance metric. As a result, bonus payments for the NEOs under the annual incentive program were below target level pay. Moreover, under the long-term incentive plan, the Company was slightly above target on its adjusted earnings-per-share growth performance target and below threshold against its total sales growth target over the past three-year performance period (2020-2022), as average total sales growth over the performance period was pressured due primarily to the significant disruption from the COVID-19 pandemic in 2020 across our end markets. As a result, cash-based performance units payouts for the 2020-2022 performance period were below target level and TSR was at the 56th percentile of the S&P MidCap 400. The Company believes these results demonstrate the rigor of its financial targets and the strong pay-for-performance alignment under its annual and long-term incentive compensation plans.

In 2022, the Company’s three-year total shareholder return (TSR) ranked 162nd or the 56th percentile against the S&P MidCap 400. TSR is the change in our Common Stock share price plus dividends from the beginning of the measurement period to the end (three years, 1/1/2020 to 12/31/2022). The Company’s 2022 financial performance for executive compensation included:

•	Adjusted operating income of $437 million.

•	Organic sales growth of 2.7%.

•	Working capital as a percentage of sales of 25.9%.

The Company’s financial performance includes adjustments referenced in the Company’s fourth quarter 2022 earnings release furnished to the SEC on February 22, 2023. The Company’s financial performance above excludes the performance of acquisitions consummated during the performance period.

The following charts illustrate how the Company compares against the S&P MidCap 400 measuring one and three-year indexed TSR as of December 31, 2022. Indexed TSR means the value at the end of the 1 and 3-year measurement periods of a hypothetical $100 invested at the beginning of the periods.

2022 Incentive Payouts

As discussed in the section titled “2022 Company Financial Performance” on page 38 of this CD&A, the Committee believes incentive awards earned by the NEOs for fiscal 2022 reflect the Company’s commitment to pay for performance.

•	2022 annual incentive awards were paid at 79.2% of target for the NEO’s with incentives based on Company (80%) and individual (20%) performance.

•

Cash-based performance units for the NEOs for the 2020-2022 performance period were paid at 46% of target, based on 3-year average total sales growth and 3-year average adjusted earnings-per-share growth.

•	Performance Share Units payout for the 2020-2022 performance period was 124% of target, attributable to the Company’s relative TSR performance to the S&P MidCap 400.

Compensation Practices and Policies

The Committee frequently reviews the Company’s executive compensation program to ensure it supports the Company’s compensation philosophy and objectives and continues to drive corporate performance to achieve the Company’s strategic plan. The Committee continues to implement and maintain best practices for executive compensation. Listed below are some of the best practices the

Company follows for all participants of the incentive plans and the practices that the Company does not include in its program:

What Curtiss-Wright Does		What Curtiss-Wright Does Not Do
•	Aligns pay and performance using measures of financial and operating performance including use of relative TSR	•	No NEO employment agreements
		•	Does not engage in executive compensation practices that encourage excessive risk
•	Ties NEO payouts to publicly released numbers to ensure transparency in incentive plan payouts.
•	Balances short-term and long-term incentives using multiple performance measures that focus on profitable top line growth	•	No short sales, hedging, or pledging of Curtiss-Wright stock
		•	No reloading, re-pricing or backdating stock options
•	Places maximum caps on incentive payouts consistent with market competitive practice	•	No tax gross-ups on change-in-control benefits for executives hired or promoted after January 2008
•	Establishes rigorous stock ownerships guidelines for NEOs and Board members including a 50% mandatory hold on net shares until ownership guidelines are met for NEOs	•	No dividends on unvested or unearned performance units/shares
		•	No excessive perquisites
•	Includes a claw back policy on all incentive compensation	•	No excessive severance and/or change-in-control provisions
•	Uses an independent external compensation consultant to review and advise on executive compensation
•	Uses double trigger Change-in-Control Agreements for equity vesting under the Corporation’s Long-Term Incentive Plan
•	Provides incentive-based compensation opportunities throughout most of the organization

Consideration of Say on Pay Results

The Company provides its stockholders an annual advisory vote to approve its executive compensation program under Section 14A of the Exchange Act. At the 2022 Annual Meeting of stockholders, over 96% of shares voted were in favor of the Company’s executive pay programs (commonly known as Say on Pay).

Stockholder input is important to the Committee. The Company regularly solicits input from its major stockholders on the Company’s executive compensation programs. The Company received overall positive feedback regarding the Company’s performance, core compensation structure, and elements of its executive compensation program.

The Committee evaluated these results, considered stockholder feedback received by the Company, and took into account many other factors in evaluating the Company’s executive compensation programs as discussed in this CD&A. The Committee also assessed the interaction of our compensation programs with our business objectives, input from its independent compensation consultant, Frederic W. Cook & Co., Inc. (FW Cook), and review of peer data, each of which is evaluated in the context of the Committee’s fiduciary duty to act as the directors determine to be in the best interests of the Company. While each of these factors bore on the Committee’s decisions regarding our NEOs’ compensation, the Committee did not make any material changes to our 2022 executive compensation program and policies as the Committee believes that the 2022 voting results as well as investor feedback indicate stockholders’ approval of the NEO’s compensation levels, objectives, program design, and rationale.

Overview of the 2022 Executive Compensation Program

Compensation Philosophy

The Company’s overall compensation philosophy for all participants and objectives will support and enable:

•	Curtiss-Wright’s vision of achieving top quartile performance compared to its peer group

•

Pay outcomes aligned company performance with shareholder interests by targeting NEO total direct compensation opportunities at market median, which provides the opportunity for above median pay for above median performance and below median pay for below median performance

•	Incentive Metrics and Targets dictated by the Company’s strategic goals that are:

-	Evaluated annually based on financial performance and outlook

-	Modified in terms of weighting and mix as Curtiss-Wright’s performance advances towards or enters the top quartile

-	Reviewed and assessed as business conditions change with exceptions possible when aligned with strategic purposes

•	Long-Term Incentives (LTI) including equity as a key component thereby aligning 70% of NEO’s LTI grant value with shareholder interests through 3-year performance-based vehicles

•	Compensation to be a tool for key employee retention and talent development

Compensation mix

To reinforce the Company’s pay for performance philosophy, over two-thirds of targeted total direct compensation for the CEO and greater than one-half for each NEO and all other participants of the incentive plans is contingent upon performance and, therefore, fluctuates with the Company’s financial results and/or share price. The Committee targets total direct compensation opportunities for the general participant group on average to the 50th percentile (median) of the Company’s relevant market and peer data with actual upside and downside pay tied to corresponding performance.

2022 Target Compensation Mix and “Pay at Risk”

Performance-based compensation includes: annual incentives, equity-based performance share units, and cash-based performance units, which account for approximately 64% of the CEO’s total target compensation and on average 56% of the total target compensation for the remaining NEOs.

Mr. Adams is excluded from the “Other Named Executive Officers” chart above as he was not eligible to participate in all Company incentive compensation plans in fiscal year 2022 because he voluntarily retired as an employee of the Company prior to completion of the performance periods under the Company’s annual and long-term incentive compensation plans.

The acronyms PSUs, PUPs, and RSUs in the above pie charts mean equity-based performance share units, cash-based performance units, and time-based restricted stock units, respectively, each of which is discussed more fully later in this CDA.

Competitive market data and peer group data

The Committee analyzed competitive market data from two sources:

1.	Peer group; and

2.	Survey data

The Committee utilizes both peer group and aerospace and defense industry data when evaluating NEO compensation levels. The peer group data is representative of competitors with similar product lines, markets / industries and relative revenue size. Peer group incentive plan practices are a key measure for selecting the Company’s annual incentive plan and performance-based long-term incentive plan metrics. The Committee, with guidance from FW Cook and Management, adjusted the peer group used for competitive market assessments in late 2021, which informed 2022 pay decisions. Specifically, Cubic Corporation, EnPro Industries, FLIR Systems, Inc., IDEX Corporation, Kaman Corporation, and Spirit AeroSystems were removed from the peer comparator group. Cubic and FLIR Systems were removed because they were acquired and are no longer publicly traded. Kaman was removed because its recent business divestitures significantly reduced its size and Kaman no longer fits within the revenue and market capitalization range used by the Committee to select peer group companies. Finally, EnPro, IDEX, and Spirit AeroSystems were removed because their business mix is not aligned with the Company’s. Ametek, Barnes Group, BWX Technologies, Huntington Ingalls Industries, Kratos Defense & Security Solutions, Maxar Technologies, Mercury Systems, and Parsons

Corporation were added to the peer group comparator for 2022 because (i) they are in similar industries as the Company, (ii) fit within the revenue and market capitalization ranges used to identify other peers, and (iii) serve the aerospace and defense and/or other industrial markets. The final 2022 peer group approved by the Committee consists of the following 18 companies:

•	AAR Corp.	•	Kratos Defense & Security Solutions Inc.
•	Aerojet Rocketdyne	•	Maxar Technologies Inc.
•	Ametek, Inc.	•	Mercury Systems Inc.
•	Barnes Group Inc.	•	Moog Inc.
•	BWX Technologies, Inc.	•	Parsons Corporation
•	Crane Co.	•	Teledyne Technologies Inc.
•	Hexcel Corp.	•	TransDigm Group Inc.
•	Huntington Ingalls Industries Inc.	•	Triumph Group Inc.
•	ITT Inc.	•	Woodward Inc.

While the Committee reviews both peer group data and nationally recognized survey data from third party sources, the Committee primarily relies on peer group data for the CEO and CFO, while placing more focus on nationally recognized executive survey data from third party sources for the other NEOs. The Committee believes that due to the smaller number of peer matches and more robust sample size of the surveys, the latter provides more robust and reliable compensation data for roles other than the CEO and CFO.

Roles in determining 2022 Executive Compensation

Summarized in the table below are roles and responsibilities for executive compensation:

Groups Involved	Roles and Responsibilities
Executive Compensation Committee	•	Determines the compensation levels for all participants including the executive officers annually
	•	Oversees the administration of the Company’s incentive compensation programs and executive officer salaries.
	•	Reviews competitiveness and business fit of overall incentive compensation plans, philosophy and policies
	•	Oversees cost and design of the Company’s retirement plans and recommends changes to the full Board
	•	Selects, oversees, and directs the activities of the external executive compensation consultant and ensures the independence of such consultant
	•	Reviews and evaluates compensation plans and arrangements to assess whether they could encourage undue risk taking
•

Reviews and approves the personal and financial annual and long-term goals and objectives for the executive officers and the Company, evaluates the executive officers and the Company’s performance in light of those goals and objectives, and determines and approves all annual and long-term incentive compensation of the executive officers based on this evaluation

Board Members	•	Oversee design and cost changes to the retirement plans
Independent Committee Consultant	•	Provides advice on officer and board of directors compensation matters
	•	Provides information on competitive market trends in general executive compensation as it impacts officers
	•	Provides proposals for officer compensation programs, program design, including measures, goal-setting, and pay and performance alignment and other topics as the Committee deems appropriate

Groups Involved	Roles and Responsibilities
Independent Committee Consultant	•	Is directly accountable to the Committee, which has sole authority to engage, dismiss, and approve the terms of engagement of the compensation consultant
CEO	•	Evaluates performance of the executive officers other than her own
•

Makes recommendations to the Committee regarding base salary, annual incentive compensation targets, long-term cash incentive compensation targets, and long-term equity compensation for the executive officers other than herself as well as all other participants in the Company’s incentive plans

Other Executives: CFO, GC	•	Makes recommendations to the CEO and Committee regarding officer annual and long-term incentive plan design and performance metrics
	•	Provides officer compensation analysis in collaboration with the Committee’s independent consultant
	•	Provides information and recommendations regarding board of director pay with oversight by the Committee’s independent consultant and the Committee on Directors and Governance

During 2022, FW Cook did not provide services to the Company other than services provided to the Committee as an independent advisor on executive and non-employee director compensation matters. The Committee assessed the independence of FW Cook in accordance with applicable rules of the New York Stock Exchange and the Securities and Exchange Commission regarding independence of advisors to compensation committees. As part of this assessment, the Committee reviewed, among others, the independence and conflict of interest policies of FW Cook as well as FW Cook’s relationship with the Company and the members of the Committee. Based on this review and assessment, it is the Committee and the Company’s belief that the services provided by FW Cook were independent and free from any conflict of interest.

2022 Compensation Components

The table below summarizes each of the Company’s 2022 compensation components and its role in the Company’s compensation program.

Compensation Component	Role in the Executive Compensation Program
Base Salary	•	Provides fixed compensation based on responsibility level, position held, job duties performance, years of experience in the position, and market value
Annual Incentive Compensation	•	Motivates and rewards achieving annual financial and operational business objectives that are linked to the Company’s overall short-term business strategy
Long-Term Incentive Program	•	Motivates participants to achieve longer-term financial goals that drive shareholder value through three components:
1. Performance-based restricted stock units (metric = relative TSR against the peer group – 40% weighted (provided to certain senior level executives)
2. Cash-based performance units (metrics = total sales growth and adjusted EPS growth) – 30% weighted (provided to all participants), and
3. Time-based restricted stock units (provided to all participants) – 30% weighted
	•	Promotes stock ownership and aligns incentive awards with stockholder interests

Compensation Component	Role in the Executive Compensation Program
Long-Term Incentive Program	•

Rewards achievement of longer-term (three year) business objectives that are linked to the Company’s overall longer-term business strategy and total return to stockholders; whereas the time-based restricted stock unit award encourages retention

Employee Stock Purchase Plan	•	Allows substantially all full-time employees the ability to set aside money to purchase stock of the Company
	•	Promotes stock ownership and aligns employees with stockholder interests
Executive Deferred Compensation Plan	•	Permits deferral of compensation in excess of 401(k) statutory limits for tax advantaged savings
	•	Provides officers and other executives with a savings opportunity comparable to other employees
Traditional Defined Benefit Pension Plan	•	Promotes the long-term retention and financial health of employees to remain competitive with industry peers
	•	Provides a defined benefit taking into consideration years of service, age and compensation
Note: The Company’s traditional defined benefit pension plan is closed to new entrants. It will cease to provide accruals to existing participants at the end of 2028.
Restoration (Pension and Savings) Plans	•	Provides competitive retirement benefit
	•	Promotes long-term retention of key executives by providing an increasing value tied directly to length of service
Note: The Company’s traditional pension plan is closed to new entrants. It will cease to provide accruals to existing participants at the end of 2028.
401(k) Plan	•

Provides all regular domestic employees (full-time and part-time) with the ability to set aside compensation on a pre-tax basis subject to IRS guidelines for investment in various investment vehicles under the plan

	•	Provides added retirement benefit by way of a competitive matching contribution to those employees not participating in the Company’s traditional pension plan
Limited Executive Perquisites	•	Provides a competitive level, business-related benefit to the Company and assists with key aspects of employment: health and financial wellness
Post-Employment Agreements	•	Delivers temporary income following an NEO’s involuntary termination of employment. In the case of change-in-control, provides continuity of management.

2022 Compensation Decisions and the Basis for Decisions

Base Salary

Base salary is intended to compensate employees, including our NEOs, for performance of core job responsibilities and duties. Base salary drives other pay components in that it is used to determine target values for annual incentive compensation, long-term incentive compensation, retirement benefit calculations, severance protection, and change-in-control benefits.

The Committee determines and approves NEO salaries annually that reflect the value of the position measured by competitive market data, the NEOs’ individual performance, and the individual’s longer-term intrinsic value to the Company.

For 2022, the NEO’s base salaries were increased as shown in the table below:

NEO	2021 Base Salary	2022 Base Salary	% difference
Ms. Bamford	$850,000	$930,000	9.4%
Mr. Adams*	$1,050,000	$1,050,000	0.0%
Mr. Rayment	$550,000	$600,000	9.1%
Mr. Farkas	$500,000	$550,000	10.0%
Mr. Ferdenzi	$500,000	$515,000	3.0%
Mr. Watts**	N/A	$370,000	N/A

*	Mr. Adams retired as Executive Chairman of the Company effective May 5, 2022 and, accordingly, no longer received a salary from the Company after such date.

**	Mr. Watts was not a NEO in 2021.

Annual Incentive Compensation

For 2022, the NEOs participated in the Curtiss-Wright Incentive Compensation Plan, as amended (“ICP”), which is a broad-based management incentive plan that was approved by the Company’s stockholders in May 2011.

The Company believes that an important portion of the overall cash compensation for all participants in the incentive programs should be contingent upon the successful achievement of certain annual corporate financial and individual goals and objectives that contribute to enhanced shareholder value over time. Accordingly, 80% of each participant’s annual incentive target is tied to financial performance, while the remaining 20% is tied to significant individual goals and objectives.

Similar to the process described above to determine annual base salaries, the Committee annually establishes a target bonus opportunity for each NEO. For 2022, each NEO had the following target bonus opportunity:

NEO	2022 Target Bonus (% of Base Salary)
Ms. Bamford	110%
Mr. Adams*	Ineligible
Mr. Rayment	80%
Mr. Farkas	80%
Mr. Ferdenzi	70%
Mr. Watts	50%

*

Mr. Adams was ineligible to receive an annual incentive bonus for fiscal year 2022 under the ICP because he voluntarily retired from the position of Executive Chairman prior to completion of the performance period.

For the 2022 ICP, the Committee, in consultation with Management and FW Cook selected three financial measures and key individual performance-based objectives for all NEOs as summarized in the table below, which includes respective weightings and rationale for each measure:

Goal	Weighting	Rationale
Corporate Operating Income; “OI”(a)	30%	•	Requires management to increase profitability
		•	Is easily understood, measurable, and reflects management’s performance
		•	Is a key driver of Company business strategy
		•	Is correlated with the Company’s TSR
Organic Sales Growth; “OSG”	20%	•	Long-term driver of shareholder value
		•	Is easily understood, measurable, and reflects management performance
		•	Is a key driver of overall Company success and TSR

Goal	Weighting	Rationale
Working Capital; “WC”	30%	•	Requires management to reduce its working capital as a percentage of sales
		•	Free cash flow enhances shareholder value by allowing Curtiss-Wright for example, to pursue acquisitions, pay dividends, and buy back stock
Individual Objectives	20%	•	Requires a portion of the annual incentive to be based on performance objectives for which each executive is directly responsible
		•	Allows for differentiation of awards based on individual contributions
		•	Supports leadership development and succession planning

(a)	Adjusted metric.

ICP Formula

Payout = (30% of Target x OI Performance Rating) + (20% of Target x OSG Rating) + (30% of Target x WC Rating)

+ (20% of Target x Individual Rating)

Any adjustments are reviewed by FW Cook, approved by the Committee, and audited by our internal audit staff. These adjustments ensure that Management makes decisions based on the best interests of the Company and stockholders. In 2022, the Committee made no adjustments to the financial performance results of the Company other than those that were reflected in the Company’s year-end financial press released furnished to the SEC on February 22, 2023.

Goal Setting Process

Annual ICP financial performance goals are developed through a rigorous goal setting process to test the validity of the Company’s performance objectives. In reviewing and setting performance targets, the Committee considers the Company’s five-year strategic plan, annual budget, the Company’s compensation structure, historical and forecasted performance for the Company and its peer group, analyst estimates of prospective performance of the Company and its peer group, the Company’s cost of capital, and industry headwinds and significant uncertainty in the macro-economic environment, including supply chain disruptions and a tight labor market caused by the COVID-19 pandemic. Individual goals are developed independently between the respective NEO and the CEO. Individual’s goals of the CEO and each other NEO are then presented along with their rationale to the Committee for consideration and approval. All goals are tied to strategic business needs for the coming year and are pushed down through the organization to align all incentive pay participants with Company goals and objectives. The Committee believes that this approach provides consistency and continuity in the execution of the Company’s short-term goals as well as a strategic tie to the accomplishment of the Company’s long-term objectives.

The goals set by the Committee are designed to provide correlating pay for performance while targeting to the 50th percentile. For pay above the 50th percentile, there must be a corresponding level of performance.

2022 Annual Incentive Compensation (ICP) Payout

No incentive is paid if performance falls below threshold, and payouts are capped and may not exceed 200% of target. For 2022, the range of OI ($) performance was:

OI Range of Performance	Corporate
Threshold	$399,841,000
Target	$438,903,000
Maximum	$460,849,000

For 2022, the range of OSG (%) performance was:

OSG Range of Performance	Corporate
Threshold	1.0%
Target	3.0%
Maximum	4.0%

For 2022, the range of WC (% of Sales) performance was:

WC Range of Performance	Corporate
Threshold	24.8%
Target	22.5%
Maximum	21.4%

Individual objectives are generally measurable and weighted based on their relative importance to the goals of the business unit and the overall success of the Company. Individual objectives can be quantitative or more subjective as long as they support operational success and reflect management’s strategy. The Committee reviews each NEO’s individual performance. The CEO provides a rating between 1 (one) and 5 (five) for each of the NEOs’ objectives other than herself. A performance rating of 3 (three) equates to 100% of target achievement; a 5 (five) represents 200% of target, or maximum achievement; and a 2 (two) represents 50% of target, or threshold achievement. A participant does not receive an award under the individual component of the ICP for a rating of less than two. Each objective is multiplied by its weighting and then totaled for an overall rating. The overall rating is then multiplied against 20% of the NEO’s ICP target award to derive a payout.

Individual specific goals for NEOs in 2022 related to investor outreach, strategic sales growth, talent management and acquisition, contract risk management, benchmarking of executive perquisites to ensure competitiveness, implementing financial management systems, and shareholder activism.

In order to assess the NEOs’ individual performance, the Committee is generally provided with detailed supporting documentation. In awarding a rating to each NEO, the Committee analyzes this supporting justification, and takes into account the Company’s overall performance and the assessment of the Chief Executive Officer. The Committee considered the following achievements when determining the individual component payout of each NEO:

•

The Committee determined that Ms. Bamford achieved a score of 4.5 (175%) based on her successful efforts in (i) planning and executing a strategy to position the Company to increase sales growth (organic and inorganic), (ii) establishing and maintaining effective lines of communications with stockholders and the investment community, and (iii) developing strategies dealing with shareholder activism;

•

The Committee determined that Mr. Rayment achieved a score of 3.9 (145%) based on his successful efforts in (i) planning and executing a strategy to increase organic sales growth, and (ii) developing and implementing plans and procedures to attract, retain, and motivate key employees;

•

The Committee determined that Mr. Farkas achieved a score of 4.0 (150%) based on his successful efforts in (i) implementing a new financial management system to enhance efficient forecasting and reporting, and (ii) developing strategies dealing with shareholder activism;

•	The Committee determined that Mr. Ferdenzi achieved a score of 3.8 (140%) based on his successful efforts in (i) developing policies and procedures in managing contractual risk, and

(ii) benchmarking executive perquisites to ensure program is competitive with the Company’s peers; and

•	The Committee determined that Mr. Watts achieved a score of 3.8 (140%) based on his successful efforts in planning and executing strategies to increase organic and inorganic sales growth.

The following table details the 2022 ICP payout to each NEO based on actual financial results for the Company versus target and each NEO’s 2022 individual performance rating. Payouts are based on base salary rate for portions of the year due to any mid-year base salary increases as discussed above. With regard to the financial payout for the Company, the Company fell short of its financial targets, which resulted in the payouts in the table below.

In no event may ICP awards for participants be increased on a discretionary basis; however, the Committee does have the discretion to decrease the amount of any award paid to any participant under the ICP. For 2022, the Committee did not exercise any downward discretion.

NEO	Target % of Base Salary	Goal	Weight	Actual Result	2022 ICP Payout as % of Target	2022 ICP Target ($)	2022 ICP Payout ($)
Ms. Bamford	110%	Individual Portion	20%	4.5	175%	$204,600	$358,050
		OI Portion	30%	$437M	97%	$306,900	$297,693
		OSG Portion	20%	2.7%	92%	$204,600	$188,232
		WC Portion	30%	25.9%	0%	$306,900	$0
		Total Payout					$843,975
Mr. Adams*	Ineligible
Mr. Rayment	80%	Individual Portion	20%	3.9	145%	$96,000	$139,200
		OI Portion	30%	$437M	97%	$144,000	$139,680
		OSG Portion	20%	2.7%	92%	$96,000	$88,320
		WC Portion	30%	25.9%	0%	$144,000	$0
		Total Payout					$367,200
Mr. Farkas	80%	Individual Portion	20%	4.0	150%	$88,000	$132,000
		OI Portion	30%	$437M	97%	$132,000	$128,040
		OSG Portion	20%	2.7%	92%	$88,000	$80,960
		WC Portion	30%	25.9%	0%	$132,000	$0
		Total Payout					$341,000
Mr. Ferdenzi	70%	Individual Portion	20%	3.8	140%	$72,100	$100,940
		OI Portion	30%	$437M	97%	$108,150	$104,906
		OSG Portion	20%	2.7%	92%	$72,100	$66,332
		WC Portion	30%	25.9%	0%	$108,150	$0
		Total Payout					$272,178
Mr. Watts	50%	Individual Portion	20%	3.8	140%	$37,000	$51,800
		OI Portion	30%	$437M	97%	$55,500	$53,835
		OSG Portion	20%	2.7%	92%	$37,000	$34,040
		WC Portion	30%	25.9%	0%	$55,500	$0
		Total Payout					$139,675
		Aggregate Payout					$1,964,028

*

Mr. Adams was ineligible to receive an annual incentive bonus for fiscal year 2022 under the ICP because he voluntarily retired from the position of Executive Chairman prior to completion of the performance period.

Key Changes to the Annual Incentive Compensation Design for 2023

There were no changes made to the ICP metrics and weightings for 2023. They will be working capital as a percent of sales (30%), operating income (30%), organic sales growth (20%), and individual goals (20%).

Long-Term Incentive Program

The Company’s long-term incentive plan (“LTIP”) is designed to ensure its executive officers and key management employees are focused on longer-term stockholder value creation through incentive compensation that rewards for longer-term (i.e., three years or more) performance.

In determining the 2022 LTIP grants, the Committee considered the following factors:

•	Continued focus on creating stockholder value to align executive compensation and stockholder outcomes

•	Targeting executives’ pay opportunities competitively with the market median

•	Rewarding each individual for his or her direct contribution to revenue and profitability of the business

Listed below are the 2022 target LTIP values for the NEOs:

NEO	2022 LTIP Value as % of Base Salary
Ms. Bamford	375%
Mr. Adams (a)	N/A
Mr. Rayment	215%
Mr. Farkas	200%
Mr. Ferdenzi	155%
Mr. Watts	75%

(a)

Mr. Adams was ineligible to receive a long-term incentive award for fiscal year 2022 because he voluntarily retired from the position of Executive Chairman prior to the end of the performance period under the long-term incentive plan.

If the NEOs drive Company performance that achieves target levels, payouts will result in values that approximate market median LTIP payments.

2022 Long-Term Incentive Compensation

The Committee believes the award mix summarized in the table below provides the proper amount of leverage in the LTIP program. The LTIP components will balance the multiple interests of 1) significant pay at risk, 2) stockholder interests, 3) retention, and 4) internal and external performance goals. The three components chosen will each accomplish a different “mission” in terms of incenting NEO performance.

Long-Term Incentive Component (Weight)	Performance Condition/Vesting Schedule		Objective of Design
PSUs (40%)	•	Three-year relative TSR against the peer group	•	Aligns pay with relative TSR
			•	Aligns NEOs’ with shareholders’ interests
PUPs (30%)	•	Three-year average total sales growth (weighted 60%) and three-year average adjusted EPS growth (weighted 40%) against objectives	•	Focus on internal goals linked to long-term business strategy
			•	Use of cash to mitigate dilution and burn rate concerns
			•	Aligns NEOs’ with shareholders’ interests
RSUs (30%)	•	Cliff vest 100% on the third anniversary of the date of grant	•	Retention
			•	Stock ownership
			•	Strengthens alignment with shareholders

Performance Share Units

The target number of PSUs granted is calculated by multiplying the total dollar value of the LTIP grant by the percentage of LTIP grant allocated to PSUs (40% for 2022) and dividing by the closing price of the Company’s common stock as reported on the New York Stock Exchange on the date of the grant.

The payout is determined based on the table below in relation to peer performance. The Company has capped payout at 100% if absolute TSR is negative.

	PSUs 2022-2024 Performance Period
	TSR vs. Peer Group	Payout as a % of Target (1)
Maximum	≥ 75th	200%
Target	50th	100%
Threshold	25th	50%
Below Threshold	< 25th	0%

(1)	Linear interpolation will apply for performance between disclosed payout levels.

Cash-Based Performance Units

The target number of PUPs granted is calculated by multiplying the total dollar value of the LTIP grant by the percentage of LTIP grant allocated to PUs (30% for 2022).

The number of units vesting can range from 0% to 200% of target. Performance targets for each goal are established at the beginning of the performance period.

Restricted Stock Units

The number of RSUs granted is calculated by multiplying the total dollar value of the LTIP grant by the percentage of LTIP grant allocated to RSUs (30% for 2022) and dividing by the closing price of the Company’s common stock as reported on the New York Stock Exchange on the date of the grant. RSUs cliff vest in three years.

2020-2022 Long-Term Incentive Compensation Payouts Performance Share Units

In February 2023, a PSU payout was made for the February 2020 PSU grants covering performance for 2020-2022. The payout for PSUs for the performance period 2020-2022 was a 124% payout based on achievement of relative TSR at the 56th percentile of the S&P MidCap 400, which ranked 162nd against such peer group.

Cash-Based Performance Units

In February 2023, a cash-based performance unit payout was made to Ms. Bamford and Messrs. Adams, Rayment, Farkas, Ferdenzi, and Watts based on the cash-based performance unit grants covering the 2020-2022 performance period. The 2020-2022 performance targets were based 60% on three-year average total sales growth and 40% on three-year average adjusted earnings per share (EPS) growth. The Company believes that total sales growth and adjusted EPS growth metrics are long-term drivers of stockholder value. No incentive is paid if performance falls below Threshold, and payouts are capped and may not exceed 200% of target.

•

Adjusted EPS is calculated as net earnings from continuing operations as adjusted for the items (which is agreed by the Executive Compensation Committee) described in our publicly available annual earnings release on Form 8-K divided by the number of weighted average diluted shares outstanding.

•	Total sales growth is calculated by computing the average of the percentage increases in sales in each of the years within the performance period.

For the 2020-2022 performance period, the target range of average total sales growth and adjusted EPS growth performance was:

	Total Sales Growth (%)	Adjusted EPS Growth (%)
Threshold	4.0	4.0
Target	6.0	6.0
Maximum	7.0	8.0

The NEO awards are listed in the Summary Compensation Table in this Proxy Statement under the heading “Non-Equity Incentive Plan Compensation” and detailed below.

The following table details results for the Company’s cash-based performance unit payouts granted in February 2020. The performance period 2020-2022 resulted in performance of 6.3% for adjusted EPS growth and 2.7% for total sales growth. This equates to a 114% payout based on adjusted EPS growth performance and a 0% payout based on total sales growth performance, for a total payout percentage of 46%.

NEO	Target Performance Units	Payout Percent	Performance Unit Payout
Mr. Adams	$990,000	46%	$455,400
Ms. Bamford	$241,800	46%	$111,228
Mr. Rayment	$223,200	46%	$102,672
Mr. Farkas	$163,800	46%	$75,348
Mr. Ferdenzi	$218,690	46%	$100,597
Mr. Watts	$56,160	46%	$25,834

Key Changes to the 2023 LTIP Design and Grants

There were no changes made to the LTIP award mix, metrics, and weightings for 2023. LTIP grants consisted of equity-based performance share units (“PSUs”), cash-based performance units (“PUPs”), and time-based restricted stock units (“RSUs”).

Employee Stock Purchase Plan

The Company’s NEOs, along with substantially all other full time Company employees, are eligible to participate in the Curtiss-Wright Corporation Employee Stock Purchase Plan (“ESPP”). The purpose of the ESPP is to encourage employees of the Company and its subsidiaries to increase their ownership in our Common Stock. To achieve this purpose, the ESPP provides all participating employees with the opportunity to purchase our Common Stock through a payroll deduction at a 15% discount of the market value of the stock, unless (i) the employee owns more than 5% of our Common Stock or (ii) the employee has the right to purchase our Common Stock under the plan that would accrue at a rate which exceeds $25,000 in fair market value for each calendar year in which such right to purchase is outstanding. The ESPP is offered in six-month “offering periods” commencing on January 1 and ending on June 30 (or if on a weekend the preceding trading day) and commencing on July 1 and ending on December 31 (or if on a weekend the preceding trading day) of each year. At the end of each offering period, participant contributions are used to purchase a number of shares of Common Stock (subject to IRS limits), in an amount equal to 85% of the fair market value of the Common Stock on the last day of each offering period. An employee who elects to participate in the ESPP will have payroll deductions made on each payday during the six-month period.

During 2022, Ms. Bamford and Messrs. Farkas, Ferdenzi, and Watts participated in the ESPP, purchasing 144, 168, 172, and 86 shares of Common Stock under the plan, respectively. These share purchases are equivalent to the maximum annual contribution limit under the plan for each participating executive.

Executive Deferred Compensation Plan

The NEOs (except Mr. Adams who retired as Executive Chairman of the Company effective May 5, 2022) are also eligible to participate in the Company’s non-qualified executive deferred compensation plan that allows participants to defer compensation in excess of certain statutory limits that apply to qualified retirement plans. Each participant may defer up to 25% of their base salary; 50% of their annual performance bonus; and 50% of the cash portion of their long-term cash award. The rate of interest is determined each year according to the average rate on 30-year Treasury bonds for November of the previous calendar year, plus 2.0%. Thus, the rate fluctuates annually. The average 30-year Treasury bond rate for November 2021 was 1.94% and money in the Plan earned 3.94% for 2022. Earnings begin accruing upon deposit and are compounded daily. Earnings are posted to the participants account on the final day of each month. See “Deferred Compensation Plans” section on page 64 in this Proxy Statement. In 2022, Ms. Bamford and Mr. Ferdenzi participated in the executive deferred compensation plan. Mr. Adams has made deferrals in prior years while an employee of the Company and continues to earn interest under the plan.

Pension Plans

The NEOs (except Mr. Rayment1) also participate in the Curtiss-Wright Corporation Retirement Plan (the “Retirement Plan”) and the Curtiss-Wright Corporation Retirement Benefits Restoration Plan (the “Restoration Plan”). This is consistent with the Company’s philosophy that compensation should promote the long-term retention and financial health of its employees and be competitive with industry peers. The Company’s retirement plans integrate other components of the Company’s executive compensation program by generally including base salary and cash incentive compensation in determining retirement plan benefits.

The Retirement Plan is a tax qualified, defined benefit plan made up of two separate benefits: (1) a traditional, final average pay (FAP) formula component (this benefit was closed to new entrants as of February 1, 2010 and has a 15-year sunset period commencing on January 1, 2014) and (2) a cash balance component (this benefit was closed to future participants and pay credits ceased as of January 1, 2014, although interest continues to accrue on accounts). Both plans are non-contributory and employees hired prior to its close participate in one or both of the benefits, including the NEOs.

On September 1, 1994, the Company amended and restated the Retirement Plan, and any benefits accrued as of August 31, 1994 were transferred into the amended Retirement Plan. The Retirement Plan, as amended, provides for an annual benefit at age 65 of 1.5% times the five-year final average compensation in excess of social security covered compensation, plus 1% of the five-year final average compensation up to social security covered compensation, in each case multiplied by the participant’s years of service after September 1, 1994, not to exceed 35. Funds contributed to

[1]	Mr. Rayment does not participate in the Retirement Plan and the Restoration Plan because he transferred from the United Kingdom to the United States after those plans were closed to new entrants.

the Cash Balance portion of the Plan before it was frozen are credited to a notional cash balance account that grows with interest based on the rates each December for 30-Year Treasury Bonds.

As of January 1, 2015, no NEO had accrued any pension benefits prior to the plan merger in 1994: Mr. Adams, Ms. Bamford, Mr. Farkas, Mr. Ferdenzi, and Mr. Watts commenced their employment with the Company after September 1, 1994, and therefore did not accrue a monthly pension under the Retirement Plan prior to September 1, 1994; however, all NEOs (except Mr. Adams2 who retired as Executive Chairman of the Company effective May 5, 2022) continue to accrue a benefit under the amended Retirement Plan. The Company maintains an unfunded, non-qualified defined benefit Restoration Plan under which participants in the Retirement Plan whose compensation or benefits exceed the limits imposed by I.R.C. Sections 401(a) (17) and 415 will receive a supplemental retirement benefit that restores the amount that would have been payable under the Retirement Plan except for the application of such limits.

Since the Company provides a traditional final average pay benefit under the Retirement Plan to Ms. Bamford and Messrs. Adams, Farkas, Ferdenzi, and Watts, the Company did not offer any Company-source contributions to these NEO’s under the Company’s 401(k) savings Plan. Because Mr. Rayment transferred to the United States after the FAP component of the Retirement Plan was closed to new entrants, he is eligible for employer matching contributions of 50% on 8% contributed to the Curtiss-Wright Savings and Investment Plan (the “S&I Plan”). The S&I Plan does not match contributions above 8%. Effective January 1, 2014, the S&I Plan provides a 3% non-elective contribution to all non-union, full-time domestic employees hired on or after February 1, 2010 that do not participate in the Retirement Plan.

The Company maintains an unfunded, non-qualified defined contribution Restoration Plan under which participants in the S&I Plan whose compensation or benefits exceed the limits imposed by I.R.C. Sections 401(a) (17) and 415 will receive a supplemental retirement benefit that restores the 3% non-elective contribution amount that would have been payable under the S&I Plan except for the application of such limits.

Since the Restoration Plan benefits are not funded, in the event of a change-in-control, the Company has agreed to fund a Rabbi Trust in place through an agreement between the Company and PNC Bank, N.A., dated January 30, 1998, which provides for the payment of the Company’s obligation under the Restoration Plan.

NEO’s (except for Mr. Adams who retired as Executive Chairman of the Company effective May 5, 2022) can elect to defer up to 75% of their own annual cash compensation per year on a tax-deferred basis subject to the IRS Elective Deferral limit within the Company’s 401(k) savings Plan. For 2022, the combined pre-tax and Roth contribution limit was 9.0%, and the after-tax contribution limit for a highly compensated employee was limited to 3.0%.

Executive Perquisites

In addition to the standard benefit plans offered to all employees, the NEOs (except for Mr. Adams who retired as Executive Chairman of the Company effective May 5, 2022) are eligible for a limited number of executive perquisites. Perquisites include financial planning and income tax preparation, a Company automobile or automobile allowance, and executive physicals for the executive and his or her spouse. With the assistance of the Committee’s independent compensation consultant, the Committee has determined that the overall level of perquisites the Company provides to its NEOs is reasonable and consistent with that of its peers.

[2]	In 2022, Mr. Adams received lump sum payments under the qualified and non-qualified defined benefit pension plans.

Policies concerning equity-based and other long-term incentive compensation

Equity Ownership and Other Requirements for Senior Executives

To further align the linkage between the interests of the NEOs and those of its stockholders, the Company requires the CEO and all other NEOs (except for Mr. Adams who retired as Executive Chairman of the Company effective May 5, 2022) to own Company stock denominated as a multiple of their annual salaries as follows: five times annual salary for the CEO, three times annual salary for NEOs that directly report to the CEO, and two times annual salary for all other NEOs.

All share-based long-term incentive plan grants, including any vested stock options (post-2005 grants), are subject to the Guidelines, and 50% of the net proceeds of a stock based grant vested or exercised (current market value of shares less the strike price) must be retained in Company stock. There is no fixed timeframe to achieve the Guidelines. However, until the Guidelines are satisfied, the NEO is only permitted to sell 50% of the vesting award to cover the NEO’s income tax obligations. Once the ownership thresholds are fully met and maintained, the holding limits are removed on any and all earned and vested shares above the ownership guideline.

Clawback Policy

In the event the amount of any incentive compensation award is based on materially inaccurate financial statements or any other materially inaccurate performance metric criteria, or if a participant is one of the individuals subject to automatic forfeiture under Section 304 of the Sarbanes-Oxley Act of 2002 and has committed an offense subject to forfeiture under such statute, the participant must reimburse the Company that portion of the incentive compensation award that was based on the inaccurate data or as provided for in such statute.

Prohibition of Insider Trading, Hedging, and Pledging

The Company maintains an insider trading policy for all its employees (including the NEOs and other officers) and members of the Board of Directors that prohibits the purchase or sale of Company equity securities while being aware of material, non-public information about the Company as well as the disclosure of such information to others who may trade in equity securities of the Company.

The Company’s Code of Conduct prohibits all employees (including the NEOs and other officers) from purchasing, selling or otherwise utilizing financial instruments, including but not limited to, prepaid variable forward contracts, instruments for the short sale or purchase or sale of call or put options, equity swaps, collars, or units of exchangeable funds, that are designed to or that may reasonably be expected to have the effect of hedging or offsetting a change in the market price of the Company’s equity securities.

Additionally, the Company’s 2014 Omnibus Incentive Plan prohibits members of the Board of Directors and all employees (including the NEOs and other officers) from engaging in the following transactions with respect to Company equity securities from awards under the plan:

•

purchasing, selling, or otherwise utilizing financial instruments, including but not limited to, prepaid variable forward contracts, instruments for the short sale or purchase or sale of call or put options, equity swaps, collars, or units of exchangeable funds, that are designed to or that may reasonably be expected to have the effect of hedging or offsetting a change in the market price of Company equity securities; and

•	pledging Company equity securities (including holding Company equity securities in a margin account or otherwise pledging Company equity securities as collateral for a loan).

Other Policies

Use of Tax Gross-up

The Company does not have any NEO Change-in-Control agreements with tax gross-ups and does not expect to enter into any new agreements containing such a provision.

Tax Deductibility

Prior to the Tax Cuts and Jobs Act, Section 162(m) of the Internal Revenue Code generally disallowed a tax deduction to public corporations for compensation over $1,000,000 paid for any fiscal year to the Company’s CEO and up to three other executive officers other than the CFO. However, certain performance-based compensation was exempt from the deduction limit if specific requirements were met. The Committee structured awards to executive officers under the Company’s ICP and equity awards program to qualify for this exemption. However, the 162(m) exception to the deduction limit for performance-based compensation has been repealed, effective for taxable years beginning after December 31, 2017, such that compensation paid to our covered executive officers, including the CFO, in excess of $1,000,000 will not be deductible. Qualifying compensation that the Company pays pursuant to a binding contract that was in effect on November 2, 2017 and is not materially modified after that date will continue to be exempt from the deduction limit under a grandfathering rule. While the Company will continue to monitor its compensation programs in light of Section 162(m), as amended, the Committee considers it important to retain the flexibility to design compensation programs that are in the best long-term interests of the Company and its stockholders. As a result, the Committee will continue to take into account the tax and accounting implications (including with respect to the expected lack of deductibility under the revised Section 162(m)) when making compensation decisions, but reserves its right to make compensation decisions based on other factors as well if the Committee determines it is in its best interests to do so. Accordingly, the Company may pay compensation at levels that are not deductible under Section 162(m).

The following report of the Executive Compensation Committee does not constitute soliciting material and should not be deemed filed or incorporated by reference into any other Company filing under the Securities Act or the Securities Exchange Act of 1934, except to the extent the Company specifically incorporates this report by reference therein.

Executive Compensation Committee Report

The Executive Compensation Committee has reviewed and discussed this CD&A (included in this Proxy Statement) with Management. Based upon the Executive Compensation Committee’s review and discussions referred to above, the Executive Compensation Committee recommended that the Board of Directors include this CD&A in the Company’s Proxy Statement for the year ended December 31, 2022, filed with the Securities and Exchange Commission.

EXECUTIVE COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS

S. Marce Fuller, Chairperson Dean M. Flatt Anthony J. Moraco Robert J. Rivet

Risk Consideration in the Overall Compensation Program for 2022

In 2022, the Executive Compensation Committee, with the assistance of Management and the oversight of FW Cook, assessed the Company’s executive and broad-based compensation and benefits programs to determine if the programs’ provisions and operations create undesired or unintentional risk of a material nature. The Executive Compensation Committee concluded in this risk assessment that these programs have been designed and administered in a manner that discourages undue risk-taking by employees, including a number of features of the programs that are designed to mitigate risk, including:

•	Limits on annual and long-term performance awards, thereby defining and capping potential payouts

•

Proportionately greater award opportunity derived from the long-term incentive program compared to annual incentive plan, creating a greater focus on sustained Company performance over time, and providing alignment with shareholder interests

•

Use of three distinct long-term equity incentive vehicles—restricted stock units, long-term cash-based performance units, and performance shares—that vest over several years, thereby providing strong incentives for sustained operational and financial performance

•	Use of balanced measures, including top and bottom-line measures, income and balance sheet statement measures, and short- and long-term measurement periods

•	Stock ownership guidelines for senior executives that ensure alignment with stockholder interests over the long term

•

Incorporation of an individual performance score, ranging from one 1.0 to five 5.0, as a key factor in the total annual incentive calculation, thereby enabling the Committee to direct a zero payout for the 20% individual-performance component to any executive in any year if the individual executive is deemed to have sufficiently poor performance or is found to have engaged in activities that pose a financial, operational or other undue risk to the Company

•	A formal clawback policy

•	Pre-determined commission schedules on sales representatives, thereby defining potential commission payouts

For the foregoing reasons, the Committee has concluded that the Company’s compensation policies and practices do not encourage excessive and unnecessary risk-taking, and that the level of risk is appropriate for the best interests of stockholders.

Post-Employment Agreements

Severance Agreements

The Company has At-will severance agreements with Ms. Bamford and Messrs. Rayment, Farkas, Ferdenzi, and Watts. Mr. Adams no longer has an At-will severance agreement because he retired as Executive Chairman of the Company effective May 5, 2022. In the case of involuntary termination of employment other than termination for cause (as defined in the agreements), failure to comply with the terms and conditions of the agreement, voluntary resignation of employment by the employee, and voluntary retirement by the employee, these agreements provide in the case of Ms. Bamford two years’ base salary and annual target bonus as the payment of severance pay, and, in the case of Messrs. Rayment, Farkas, Ferdenzi and Watts, the equivalent of one year’s base salary and annual target bonus to be paid at the time of termination, as well as the continued availability of certain employee health and welfare benefits for a minimum period of one year following termination. The agreements provide that such pay and benefits also would be made available in the case of voluntary retirement or termination of employment that is the direct result of a significant change in the terms or conditions of employment, including a reduction in compensation or job responsibilities. At the employee’s option, the severance pay may be received over the two-year period following termination, in which case the employee benefits would continue in effect for the same period. The agreements further provide that the payment of severance pay and the availability of benefits are contingent upon a number of conditions, including the employee’s performance of his or her obligations pursuant to the agreement, specifically to provide consulting services, release the Company from any employment related claims, and not compete with the Company for a period of 12 months.

Change-in-Control Agreements

The Company has Change-in-Control severance protection agreements with Ms. Bamford and Messrs. Rayment, Farkas, Ferdenzi, and Watts. Mr. Adams no longer has a Change-in-Control severance protection agreement because he retired as Executive Chairman of the Company effective May 5, 2022. The agreement with Ms. Bamford provides for payment of severance pay equal to three times while Messrs. Rayment, Farkas, Ferdenzi, and Watts provides for two and one-half times the sum of the executive’s base salary and the greater of (i) the annual target incentive grant in the year the executive is terminated or (ii) the annual incentive paid under the annual incentive plan immediately prior to the executive’s termination. These amounts shall be paid in a single lump sum cash payment within ten (10) days after the executive’s termination date. The agreements also call for the continued availability of certain employee benefits for a period of two to three years following termination of employment.

All agreements have a double trigger, i.e., severance may be paid in the event that (1) there is a change-in-control of the Company, as that term is defined in the agreements, and (2) the covered executive’s employment is formally or constructively terminated by the Company within twenty-four months following the change-in-control. Accordingly, if the Company terminates the employment without “cause” of an NEO during the two-year period following a change-in-control, or if the NEO terminates the NEO’s employment with the Company with “good reason,” then the NEO is entitled to certain compensation and benefits provided for in the agreement. The agreements define “cause” as (a) a conviction of a felony, (b) intentionally engaging in illegal or willful misconduct that demonstrably and materially injures the Company, or (c) intentional and continual failure to substantially perform assigned duties which failure continues after written notice and a 30-day cure period. The agreements also define “good reason” as (a) adverse change in status, title, position, or responsibilities, (b) reduction in salary, (c) relocation of more than 25 miles, (d) the Company’s failure to pay the covered individual in accordance with its compensation policies; or (e) a reduction in benefits. All NEO agreements must be renewed on an annual basis by the Executive Compensation Committee. Consistent with best practices, all future executive officer change-in-control agreements elected as executive officers after January 1, 2008, must be approved and renewed annually by the Executive Compensation Committee.

EXECUTIVE COMPENSATION

The following table sets forth information concerning the total compensation of the Chief Executive Officer, Chief Operating Officer, Chief Financial Officer, and the other NEOs of the Company who had the highest aggregate total compensation for the Company’s fiscal year ended December 31, 2022.

For Ms. Bamford and the other NEOs, the amounts shown under the column “Total” are not reflective of the compensation that was awarded to Ms. Bamford and the other NEOs in fiscal year 2022. These amounts include the change in the actuarial present value of Ms. Bamford’s and the other NEOs retirement benefits shown under column “Change in Pension Value and Non-Qualified Deferred Compensation Earnings”. The pension values for fiscal year 2022 reflect the impact of changes in interest rates on actuarial present value calculations.

Summary Compensation Table

				Stock Awards ($)			Non-Equity Incentive		Change in Pension Value and Nonqualified
				Performance	Restricted		Plan Compensation		Deferred	All Other
Name and Principal Position	Year	Salary (a)	Bonus	Share Units (b)	Stock Units (c)	Option Awards	Annual Plan (d)	Long-Term Plan (e)	Compensation Earnings (f)	Compensation (g)	Total (h)
Lynn M. Bamford – Chair and Chief Executive Officer	2022	$917,692	$0	$1,394,984	$1,046,275	$0	$843,975	$111,228	$110,837	$37,707	$4,462,698
	2021	$843,654	$0	$935,000	$701,250	$0	$1,291,150	$45,291	$639,485	$35,981	$4,491,811
David C. Adams – Former Executive Chairman (i)	2022	$375,577	$0	$0	$0	$0	$0	$455,400	$657,215	$15,781,893	$17,270,085
	2021	$1,050,000	$0	$1,050,013	$0	$0	$1,754,445	$193,050	$0	$25,910	$4,073,418
	2020	$1,080,769	$0	$1,319,964	$990,014	$0	$866,250	$1,163,003	$3,461,735	$40,383	$8,922,118
Kevin M. Rayment – Vice President and Chief Operating Officer	2022	$592,308	$0	$515,994	$386,958	$0	$367,200	$102,672	$0	$71,114	$2,036,246
	2021	$548,654	$0	$439,979	$330,014	$0	$626,588	$37,200	$0	$66,404	$2,048,839

K. Christopher Farkas – Vice President and Chief Financial Officer	2022	$542,308	$0	$439,941	$329,956	$0	$341,000	$75,348	$0	$29,694	$1,758,247
	2021	$496,154	$0	$284,947	$963,800	$0	$531,650	$21,450	$228,358	$30,375	$2,556,734
	2020	$463,571	$0	$218,398	$163,819	$0	$213,750	$123,825	$527,328	$78,925	$1,789,616
Paul J. Ferdenzi – Vice President, General Counsel, and Corporate Secretary	2022	$512,692	$0	$319,240	$239,467	$0	$272,178	$100,597	$0	$24,143	$1,468,317
	2021	$497,692	$0	$300,690	$975,578	$0	$493,675	$41,655	$0	$25,886	$2,335,176
	2020	$500,827	$0	$291,555	$218,728	$0	$236,438	$211,295	$1,408,152	$31,213	$2,898,208
John C. Watts – Vice President, Strategy and Corporate Development	2022	$362,881	$0	$111,027	$83,196	$0	$139,675	$25,834	$0	$18,021	$740,634

(a)	Includes amounts deferred under the Company’s Savings and Investment Plan and Executive Deferred Compensation Plan.

(b)

Includes grants of performance share units as part of the Company’s Long Term Incentive Plan. The values shown represent the grant date fair value of the grants at target. Performance share units have a maximum payout of 200% of target. The assumptions used in determining the amounts in this column are set forth in Note 16 to our Consolidated Financial Statements in our Form 10-K for the fiscal year ended December 31, 2022, filed with the SEC on February 22, 2023.

(c)

Includes grants of time-based restricted stock units as part of the Company’s Long Term Incentive Plan. The values shown represent the grant date fair value of the grants. The assumptions used in determining the amounts in this column are set forth in Note 16 to our Consolidated Financial Statements in our Form 10-K for the fiscal year ended December 31, 2022, filed with the SEC on February 22, 2023.

(d)	Includes payments made based on the Company’s annual Incentive Compensation Plan for performance during the year.

(e)	Includes the maturity of cash-based performance unit grants made under the Company’s Long-Term Incentive Plan.

(f)

Represents annual change in the actuarial accumulated present value (APV) of accumulated pension benefits. Mr. Rayment does not participate in the U.S. defined benefit plans because he transferred from the United Kingdom to the United States after those plans were closed to new entrants.

(g)

Includes personal use of company car, payments for executive physicals, financial counseling, premium payments for executive life insurance paid by the Company during the covered fiscal year for term life insurance and accidental death and disability insurance. Also includes 2022 Company contributions from the qualified contribution plan for Mr. Rayment and a lump sum distribution of $15,752,628 from the Curtiss-Wright Corporation Retirement Benefits Restoration Plan for Mr. Adams. In fiscal year 2021, the Company paid $29,164 to cover the tax filings related to Mr. Rayment’s transfer from United Kingdom to the United States. Such amount for Mr. Rayment was inadvertently not reported in last year’s Proxy Statement.

(h)	Amounts are rounded to the nearest dollar.

(i)	Mr. Adams retired as Executive Chairman of the Company effective May 5, 2022 and continued as a member of the Board of Directors. Mr. Adams was no longer an employee of the Company after such date.

The Company’s executive officers are not employed through formal employment agreements. It is the philosophy of the Committee to promote a competitive at-will employment environment, which would be impaired by lengthy employment arrangements. The Committee provides proper long-term compensation incentives with competitive salaries and bonuses to ensure that senior management remains actively and productively employed with the Company.

The Company believes perquisites for executive officers should be limited in scope and value and aligned with peer group practices as described earlier. As a result, the Company has historically given nominal perquisites. The below table generally illustrates the perquisites the Company provides to its NEOs.

The Company also maintains a policy concerning executive automobiles under which certain officers of the Company are eligible to use Company leased automobiles or receive an equivalent automobile allowance. The NEOs participate in this program. The Company maintains the service and insurance on Company leased automobiles. In addition to the Company automobile policy, the Company also provides all executive officers with financial planning and tax preparation services through The Ayco Company, LP and Ernst & Young Americas LLC. Not all executive officers utilize these services on an annual basis. Finally, all executive officers and their spouses are provided annual physicals through the Mayo Clinic at any one of the clinic’s three locations.

Perquisites and Benefits

Name	Automobile (a)	Financial Planning	Executive Physical
Lynn M. Bamford	$20,609	$13,165	$0
David C. Adams	$10,389	$12,000	$3,491
Kevin M. Rayment	$16,605	$27,298	$4,084
K. Christopher Farkas	$13,328	$13,165	$921
Paul J. Ferdenzi	$12,438	$8,620	$573
John C. Watts	$9,600	$6,560	$0

(a)	Represents the personal use of Company-leased automobiles

The Company’s executive officers are entitled to receive medical benefits, life and disability insurance benefits, and to participate in the Company’s Savings and Investment Plan, Defined Benefit Plan, Employee Stock Purchase Plan, flexible spending accounts, and disability plans on the same basis as other full-time employees of the Company. Mr. Rayment does not participate in the U.S. defined benefit plans because he transferred from the United Kingdom to the United States after those plans were closed to new entrants.

The Company also offers a nonqualified executive deferred compensation plan, in accordance with Section 409A of the Code, whereby eligible executives, including the NEOs, may elect to defer additional cash compensation on a tax-deferred basis. The deferred compensation accounts are maintained on the Company’s financial statements and accrue interest at the rate of (i) the average annual rate of interest payable on United States Treasury Bonds of 30 years maturity as determined by the Federal Reserve Board, plus (ii) 2%. Earnings are credited to executives’ accounts on a monthly basis.

Grants of Plan-Based Awards

Name	Plan Name	Grant Date	Estimated Future Payouts Under Non-Equity Incentive Plan Awards				Estimated Future Payouts Under Equity Incentive Plan Awards			All Other Stock Awards: Number of Shares of Stock or Units (#)	All Other Option Awards: Number of Securities Underlying Options (#)	Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair Value of Stock and Option Awards
			Number of Units	Threshold ($)	Target ($)	Max ($)	Threshold (#)	Target (#)	Max (#)
Lynn M. Bamford	ICP (a)	3/17/2022		$511,500	$1,023,000	$2,046,000
	LTI (b)	3/17/2022	$1,046,250	$523,125	$1,046,250	$2,092,500
	LTI (c)	3/17/2022					4,687	9,373	18,746				$1,394,984
	LTI (d)	3/17/2022								7,030			$1,046,275
David C. Adams (e)	—	—	—	—	—	—	—	—	—	—	—	—	—
Kevin M. Rayment	ICP (a)	3/17/2022		$240,000	$480,000	$960,000
	LTI (b)	3/17/2022	$387,000	$193,500	$387,000	$774,000
	LTI (c)	3/17/2022					1,734	3,467	6,934				$515,994
	LTI (d)	3/17/2022								2,600			$386,958
K. Christopher Farkas	ICP (a)	3/17/2022		$220,000	$440,000	$880,000
	LTI (b)	3/17/2022	$330,000	$165,000	$330,000	$660,000
	LTI (c)	3/17/2022					1,478	2,956	5,912				$439,941
	LTI (d)	3/17/2022								2,217			$329,956
Paul J. Ferdenzi	ICP (a)	3/17/2022		$180,250	$360,500	$721,000
	LTI (b)	3/17/2022	$239,475	$119,738	$239,475	$478,950
	LTI (c)	3/17/2022					1,073	2,145	4,290				$319,240
	LTI (d)	3/17/2022								1,609			$239,467
John C. Watts	ICP (a)	3/17/2022		$92,500	$185,000	$370,000
	LTI (b)	3/17/2022	$83,250	$41,625	$83,250	$166,500
	LTI (c)	3/17/2022					373	746	1,492				$111,027
	LTI (d)	3/17/2022								559			$83,196

(a)

Values in this row represent the Company’s annual Incentive Compensation Plan, which were approved on March 17, 2022 for performance during fiscal 2022. The incentive plan threshold, target and maximum are subject to change as salaries change.

(b)	Values in this row represent annual grants of cash-based performance units made under the Company’s Long-Term Incentive Plan.

(c)	Values in this row represent annual grants of performance share units as part of the Company’s Long-Term Incentive Plan.

(d)	Values in this row represent annual grants of restricted stock units as part of the Company’s Long-Term Incentive Plan.

(e)

Mr. Adams retired as Executive Chairman of the Company effective May 5, 2022 and continued as a member of the Board of Directors. Mr. Adams was no longer an employee of the Company after such date. Mr. Adams was not eligible to participate in all Company incentive compensation plans in fiscal year 2022 because he voluntarily retired as an employee of the Company prior to completion of the performance periods under the Company’s annual and long-term incentive compensation plans.

The NEOs are given dividend credits on their restricted stock unit awards only. These dividends credits are reinvested into the restricted stock unit awards and are subject to the same limitations and restrictions as the original restricted stock unit award. The plan specifically prohibits the re-pricing of options and requires that any equity-based grants be issued based on the closing price of our Common Stock as reported by the NYSE on the date of the grant.

The Committee granted cash-based performance units, performance shares, and restricted stock units in March 2022 to the NEOs with the exception of Mr. Adams who was not eligible to participate in all Company incentive compensation plans in fiscal year 2022 because he voluntarily retired as an employee of the Company prior to completion of the performance periods under the Company’s annual and long-term incentive compensation plans. The cash-based performance units and performance shares units will mature in December 2024 and will be paid in early 2025, if the financial goals are attained, and the restricted stock units will vest in March 2025. The values shown in the table reflect the potential value at a target value of one dollar per unit payable at the end of the three-year performance period and one stock unit convertible into one share of Common Stock if the objectives are attained. The chart also reflects the fact that each stock unit may be worth a maximum of approximately two dollars or two shares if all performance targets are substantially exceeded, or nothing at all if performance thresholds are not met.

The following table sets forth the outstanding equity awards of the NEOs. Some of the grants disclosed below are not yet vested and are subject to forfeiture under certain conditions.

Outstanding Equity Awards at Fiscal Year-End

Name	Stock Awards
	Number of Shares or Units of Stock That Have Not Vested (#) (a)	Market Value of Shares or Units that Have Not Vested ($) (a)		Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights that Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
Lynn M. Bamford	8,609	1,437,617	(e)
	2,928	488,947		3,905	$652,096	(b)
	5,835	974,387		7,780	$1,299,182	(c)
	7,030	11,173,940		9,373	$1,565,197	(d)
David C. Adams	11,990	2,002,210		15,986	$2,669,502	(b)
				8,737	$1,458,992	(c)
Kevin M. Rayment	8,609	1,437,617	(e)
	2,703	451,374		3,604	$601,832	(b)
	2,746	458,555		3,661	$611,350	(c)
	2,600	434,174		3,467	$578,954	(d)
K. Christopher Farkas	1,984	331,308		2,645	$441,689	(b)
	1,779	297,075		2,371	$395,933	(c)
	5,660	945,163	(e)
	2,217	370,217		2,956	$493,622	(d)
Paul J. Ferdenzi	2,649	442,357		3,531	$589,642	(b)
	1,877	313,440		2,502	$417,809	(c)
	5,660	945,163	(e)
	1,609	268,687		2,145	$358,194	(d)
John C. Watts	695	116,058		927	$154,800	(b)
	481	80,322		642	$107,208	(c)
	559	93,347		746	$124,575	(d)

(a)

Represents unvested restricted stock units granted as part of the Company’s Long-Term Incentive Plan. Stock price used to determine value is $166.99, the closing price of Company common stock on December 31, 2022.

(b)

Represents cash value at target of outstanding performance-based share units granted March 19, 2020 as part of the Company’s Long Term Incentive Plan. Stock price used to determine value is $166.99, the closing price of Company common stock on December 30, 2022. Performance-based share units will be earned as common stock early in 2023 contingent upon the extent to which previously established performance objectives are achieved over the three-year period ending at the close of business on December 31, 2022.

(c)

Represents cash value at target of outstanding performance-based share units granted March 18, 2021 as part of the Company’s Long Term Incentive Plan. Stock price used to determine value is $166.99, the closing price of Company common stock on December 30, 2022. Performance-based share units will be earned as common stock early in 2024 contingent upon the extent to which previously established performance objectives are achieved over the three-year period ending at the close of business on December 31, 2023.

(d)

Represents cash value at target of outstanding performance-based share units granted March 17, 2022 as part of the Company’s Long Term Incentive Plan. Stock price used to determine value is $166.99, the closing price of Company common stock on December 30, 2022. Performance-based share units will be earned as common stock early in 2025 contingent upon the extent to which previously established performance objectives are achieved over the three-year period ending at the close of business on December 31, 2024.

(e)	Represents retention grants of restricted stock units for the noted Executives. Stock price used to determine value is $166.99, the closing price of Company common stock on December 31, 2022.

The following table sets forth information regarding options exercised and stock vested during calendar year 2022.

Option Exercises and Stock Vested

Name	Option Awards		Stock Awards (a)
	Number of Shares Acquired Upon Exercise (#)	Value Realized Upon Exercise ($)	Number of Shares Acquired Upon Vesting (#)	Value Realized Upon Exercise ($)
Lynn M. Bamford	0	$0	4,498	$593,441
David C. Adams	0	$0	19,170	$2,528,908
Kevin M. Rayment	0	$0	3,693	$487,187
K. Christopher Farkas	0	$0	2,130	$281,034
Paul J. Ferdenzi	0	$0	4,136	$545,682
John C. Watts	0	$0	1,083	$142,849

(a)	Stock Awards includes the vesting of the March 14, 2019 Restricted Stock Unit and Performance Share Unit grant (for performance period 2019-2021).

Deferred Compensation Plans

The following table shows the deferred compensation activity for the NEOs during 2022. This table does not include the nonqualified Restoration Plan since these totals are provided separately in the Pension Benefit Table below.

Non-Qualified Deferred Compensation Table

Name	Executive Contributions in Last Fiscal Year ($) (a)	Registrant Contributions in Last Fiscal Year ($)	Aggregate Earnings in Last Fiscal Year ($)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at Last Fiscal Year End ($)
Lynn M. Bamford	$441,769	$0	$40,637	$0	$1,188,739
David C. Adams	$0	$0	$227,888	$0	$5,908,408
Kevin M. Rayment	$0	$0	$0	$0	$0
K. Christopher Farkas	$0	$0	$0	$0	$0
Paul J. Ferdenzi	$157,203	$0	$79,081	$0	$2,102,615
John C. Watts	$0	$0	$0	$0	$0

(a)	Amounts reported in this column represent salary and incentive payments deferred in 2022, and such amounts are also included in the corresponding columns of the Summary Compensation Table.

Total Pension Benefit Payable to Executive Officers

The estimated total pension benefit payable under the Curtiss-Wright Retirement Plan and the nonqualified Curtiss-Wright Restoration Plan described above in “Pension Plans” to the NEOs at retirement age 65 is also described in the following table as a total lump sum payable from each of these plans, based on benefits earned through December 31, 2022. Participants must choose to receive benefits under the Retirement Plan and the Restoration Plan either through annuity payments or as a lump sum.

Qualified Pension Benefit

Name	Plan Name (a)	Number of Years Credited Service	Present Value of Accumulated Benefit (b) ($)	Payments During Last Fiscal Year ($)
Lynn M. Bamford	Curtiss-Wright Corporation Retirement Plan	16	$881,390	$0
David C. Adams (c)	Curtiss-Wright Corporation Retirement Plan	22	$0	$2,474,340
Kevin M. Rayment (d)	Curtiss-Wright Corporation Retirement Plan	N/A	N/A	N/A
K. Christopher Farkas	Curtiss-Wright Corporation Retirement Plan	14	$493,537	$0
Paul J. Ferdenzi	Curtiss-Wright Corporation Retirement Plan	24	$1,371,658	$0
John C. Watts	Curtiss-Wright Corporation Retirement Plan	16	$624,461	$0

(a)

The Curtiss-Wright Corporation Retirement Plan is a defined benefit pension plan providing qualified retirement benefits to eligible employees of the Curtiss-Wright Corporation. Benefits are based on a formula which takes account of service and the average of the highest five years of a participant’s pay within the last 10 years of employment. Normal retirement is the later of age 65 or three years of service. Unreduced early retirement benefits may be payable if age is greater than 55 and the sum of age and service exceeds 80.

(b)

The present value of the accumulated benefit was determined as of December 31, 2022, the measurement date used for pension disclosure in the Company’s financial statements pursuant to Accounting Standard Codification 715.

(c)	Mr. Adams received a lump sum distribution from the Curtiss-Wright Corporation Retirement Plan.

(d)	Mr. Rayment does not participate in the Curtiss-Wright Corporation Retirement Plan because he transferred from the United Kingdom to the United States after plan was closed to new entrants.

Non-Qualified Pension Benefit

Name	Plan Name (a)	Number of Years Credited Service	Present Value of Accumulated Benefit (b) ($)	Payments During Last Fiscal Year ($)
Lynn M. Bamford	Curtiss-Wright Corporation Retirement Benefits Restoration Plan	16	$3,561,798	$0
David C. Adams	Curtiss-Wright Corporation Retirement Benefits Restoration Plan	22	$0	$15,752,628 (c)
Kevin M. Rayment (d)	Curtiss-Wright Corporation Retirement Benefits Restoration Plan	N/A	N/A	N/A
K. Christopher Farkas	Curtiss-Wright Corporation Retirement Benefits Restoration Plan	14	$1,023,296	$0
Paul J. Ferdenzi	Curtiss-Wright Corporation Retirement Benefits Restoration Plan	24	$3,275,607	$0
John C. Watts	Curtiss-Wright Corporation Retirement Benefits Restoration Plan	16	$712,399	$0

(a)

The Curtiss-Wright Corporation Restoration Plan is a non-qualified retirement plan established to provide benefits that would have been payable under the C-W Retirement Plan but for the limitations imposed by the provisions of the Internal Revenue Code and Employee Retirement Income Security Act. All participants of the C-W Retirement Plan are eligible to participate in the Restoration Plan. Restoration benefits are payable in accordance with the participants’ elections for the distribution and timing of the benefit.

(b)

The present value of the accumulated benefit was determined as of December 31, 2022, the measurement date used for pension disclosure in the Company’s financial statements pursuant to Accounting Standard Codification 715.

(c)	Mr. Adams received a lump sum distribution from the Curtiss-Wright Corporation Retirement Benefits Restoration Plan.

(d)	Mr. Rayment does not participate in the Curtiss-Wright Corporation Restoration Plan because he transferred from the United Kingdom to the United States after plan was closed to new entrants.

The Plan benefit formula is described earlier. Elements of compensation that are included in the calculation of a benefit are base salary earned and short and long-term cash incentives earned. The Company has not adopted a policy prohibiting special benefits under the plans. However, historically the Company has not provided any additional years of credited service to any participants in the Plan.

The following table shows the potential incremental value transfer to the NEOs under various employment related scenarios.

Potential Post-Employment Payment

Termination Scenario	Lynn M. Bamford	David C. Adams	Kevin M. Rayment	K. Christopher Farkas	Paul J. Ferdenzi	John C. Watts
If Retirement or Voluntary Termination Occurred on December 31, 2022 (a)(b)	$4,063,661	N/A	$0	$0	$1,580,533	$0
If Termination for Cause Occurred on December 31, 2022 (c)	$997,681	N/A	$0	$0	$702,409	$0
If Termination Without Cause Occurred on December 31, 2022 (d)	$8,329,367	N/A	$1,080,000	$1,100,189	$2,682,344	$565,117
If “Change-In-Control” Termination Occurred on December 31, 2022 (e)	$13,843,187	N/A	$6,119,788	$4,633,437	$5,405,897	$1,663,807
If Death Occurred on December 31, 2022 (f)(g)	$7,662,005	N/A	$4,219,788	$2,684,382	$3,235,939	$1,209,043

(a)

Ms. Bamford and Mr. Ferdenzi are eligible for early retirement. Messrs. Rayment, Farkas, and Watts are not yet eligible for Early Retirement. Mr. Adams voluntarily retired as Executive Chairman effective May 5, 2022 and is not eligible for any incremental compensation based upon a termination date of December 31, 2022.

(b)

Includes (1) intrinsic value of any unvested/unearned cash-based performance units, restricted stock units, and performance shares on December 31, 2022 that would vest after the date of termination or retirement, and (2) incremental value on measurement date (December 31, 2022) of vested benefit under the Curtiss-Wright Retirement Plan and the Curtiss-Wright Restoration Plan, assuming the executive elects immediate payout.

(c)

Includes incremental value on measurement date (December 31, 2022) of vested benefit under the Curtiss-Wright Retirement Plan and the Curtiss-Wright Restoration Plan, assuming the executive elects immediate payout.

(d)

Includes (1) intrinsic value of any unvested/unearned cash-based performance units, restricted stock units, and performance shares on December 31, 2022 that would vest after the date of termination for retirement-eligible executives, (2) severance payout (salary plus target bonus), and (3) incremental value on measurement date (December 31, 2022) of vested benefit under the Curtiss-Wright Retirement Plan and the Curtiss-Wright Restoration Plan, assuming the executive elects immediate payout.

(e)

Includes (1) change-in-control severance payout, (2) present value of any accelerated vesting of cash-based performance units, performance shares, and restricted stock units on December 31, 2022, (3) prorated portion of the unvested restricted stock units will accelerate for the retention grants of Ms. Bamford, Mr. Rayment, Mr. Farkas, and Mr. Ferdenzi, and (4) incremental value on measurement date (December 31, 2022) of vested benefit under the Curtiss-Wright Retirement Plan and the Curtiss-Wright Restoration Plan including additional three years of benefit accrual per change-in-control agreements for Ms. Bamford, an additional two and one-half years for Messrs. Rayment, Farkas, and Ferdenzi and an additional two years for Mr. Watts, assuming the executive elects immediate payout. Mr. Adams no longer has a change-in-control in effect because he voluntarily retired as Executive Chairman of the Company effective May 5, 2022.

(f)

Includes (1) present value of any accelerated vesting of cash-based performance units, performance shares, and restricted stock units on December 31, 2022, (2) prorated portion of the unvested restricted stock units will accelerate for the retention grants of Ms. Bamford, Mr. Rayment, Mr. Ferdenzi and Mr. Farkas, (3) incremental value on measurement date (December 31, 2022) of vested benefit under the Curtiss-Wright Retirement Plan and the Curtiss-Wright Restoration Plan, assuming the executive elects immediate payout, and (4) value of Company-paid basic life insurance policy.

(g)	Depending on circumstances of death, all employees may also be eligible for Accidental Death and Dismemberment (AD&D) insurance payment and Business Travel Accident insurance payment.

PAY RATIO DISCLOSURE RULE

In accordance with rules adopted by the Securities and Exchange Commission, the Company is providing the following information concerning the ratio of the Company’s median employee’s annual total compensation to the total annual compensation of the Company’s principal executive officer (“PEO”). For fiscal year 2022, the Company’s PEO is Lynn M. Bamford. The Committee does not use this ratio as it considers appropriate compensation for the PEO. Management does not use this ratio when determining compensation for the rest of the workforce.

The Company identified the median employee by utilizing base salary as of December 1, 2022 and adding any target bonus to that amount, for all individuals, excluding the PEO, who were employed by the Company on December 31, 2022, the last day of the Company’s payroll year (whether employed on a full-time, part-time, or seasonal basis). In addition, the Company also excluded all independent contractors. The Company further converted all other currencies to U.S. dollars as of December 1, 2022, irrespective of currency fluctuations over the course of the year. Finally, the Company elected to use the de minimis exemption for non-U.S. employees to exclude 4.5% of the Company’s non-U.S. employees. The list of jurisdictions for which these employees are excluded, the approximate number of employees excluded from each jurisdiction, the total number of U.S. and non-U.S. employees irrespective of any exemption, and the total number of U.S. and non-U.S. employees used for the de minimis calculation are set forth in the table below.

Jurisdictions	Approximate Number of non-U.S. Employees Excluded	Total Number of U.S. and non-U.S. Employees irrespective of any exemption	Total Number of U.S. and non-U.S. Employees used for de minimis calculation
India	115	8,283	7,864
Costa Rica	92
Sweden	37
Singapore	37
Portugal	29
Spain	17
Netherlands	10
Poland	9
Brazil	7
Korea	6
Taiwan	5
Belgium	5
Hong Kong	1
Hungary	1

After identifying the median employee, the Company calculated annual total compensation for such employee using the same methodology the Company uses for the named executive officers as set forth in the 2022 Summary Compensation Table in this Proxy Statement. The total compensation amount for the median employee for 2022 was determined to be $69,294. This total compensation amount was then compared to the total compensation of the PEO disclosed in the Summary Compensation Table, of $4,462,698. Based on this information for 2022, the ratio of the PEO’s annual total compensation to the annual total compensation of the median employee was 64:1.

The Company believes that the ratio calculated above is not reflective of compensation awarded to our PEO in 2022. The total compensation of our PEO disclosed in the Summary Compensation Table includes the change in the actuarial present value of our PEO’s retirement benefits shown under column “Change in Pension Value and Non-Qualified Deferred Compensation Earnings” of the Summary Compensation Table. The pension values for fiscal year 2022 reflect the impact of changes in interest rates on actuarial present value calculations. Excluding this change in actuarial present value of the PEO’s pension benefit, the ratio would be 63:1.

PAY VERSUS PERFORMANCE

The following table shows the total compensation for our NEOs for the past three fiscal years as set forth in the Summary Compensation Table, the “compensation actually paid” to our PEO and prior PEO and, on an average basis, our other NEOs (in each case, as determined under SEC rules), our TSR, the TSR of the Aerospace & Defense Select Industry Index over the same period, our Net Income, and our financial performance measure for compensatory purposes, Adjusted Operating Income.

					Average Summary Compensation Table (SCT) Total for Non- PEO Named Executive Officers (d)	Average Compensation Actually Paid to Non-PEO Named Executive Officers (CAP) (e)	Value of Initial $100 Investment Based On:			Company- Selected Measure

Fiscal Year (a)	Summary Compensation Table (SCT) Total for PEO (b)	Summary Compensation Table (SCT) Total for Prior PEO (b)	Compensation Actually Paid to PEO (CAP) (c)	Compensation Actually Paid to Prior PEO (CAP) (c)			Company Total Shareholder Return ($) (f)	Peer Group Total Shareholder Return ($) (g)	Net Income (in thousands, $) (h)	Adjusted Operating Income (in thousands, $) (i)
2022	$4,462,698		$7,890,517		$4,654,705	$6,383,850	$120.65	$104.16	$294,348	$443,078
2021	$4,491,811		$4,925,333		$2,753,543	$3,265,294	$99.69	$109.35	$267,159	$420,423
2020		$8,922,118		$6,497,412	$2,138,218	$1,253,639	$83.17	$106.45	$201,392	$375,495

(a)	The Pay Versus Performance table reflects required disclosures for fiscal years 2022, 2021 and 2020.

(b)

For fiscal years 2022 and 2021, Lynn M. Bamford was the Principle Executive Officer (PEO) for the Company. For fiscal year 2020, David C. Adams was the Principle Executive Officer (PEO) for the Company.

(c)

The Compensation Actually Paid (CAP) was calculated beginning with the PEO’s Summary Compensation Table (SCT) total then deducting the aggregate change in actuarial present value of her/his accumulated benefit under all defined benefit and actuarial pension plans reported in the SCT; deducting the amounts reported in the SCT for performance share and restricted stock unit awards; adding the pension service cost; adding the fair value as of the end of the covered fiscal year of all awards granted during the fiscal year that are outstanding and unvested as of the fiscal year-end; adding the amount equal to the change in fair value as of the end of the covered fiscal year, whether positive or negative, of any awards granted in any prior fiscal year that are outstanding and unvested as of the end of the covered fiscal year; and adding the amount equal to the change in fair value as of the vesting date, whether positive or negative, of any award granted in any prior fiscal year for which all applicable vesting conditions were satisfied at the end of or during the covered fiscal year. Relative to the PEO’s CAP, the following amounts were deducted from and added to SCT total compensation:

PEO SCT Total to CAP Reconciliation:

Fiscal Year	Summary Compensation Table Total	Deductions from SCT Total for Equity Awards (i)		Deductions from SCT Total for Pension Benefits (ii)		Additions to SCT Total for Equity Awards (iii)	Additions to SCT Total for Pension Service Costs (iv)	CAP
2022	$4,462,698	-$	2,441,259	-$	110,837	$5,568,041	$411,874	$7,890,517
2021	$4,491,811	-$	1,636,250	-$	639,485	$2,416,502	$292,755	$4,925,333
2020	$8,922,118	-$	2,309,978	-$	3,461,735	$2,676,941	$670,066	$6,497,412

(i)	Represents the grant date fair value of equity-based awards granted each year.

(ii)	Represents the aggregate change in the actuarial present value of accumulated benefit under pension.

(iii)	The additions to the SCT Total reflect the value of equity calculated in accordance with the SEC methodology for determining CAP for each year shown.

(iv)	The additions to the SCT Total reflect the pension service cost calculated in accordance with the SEC methodology for determining CAP for each year shown.

Supplemental

PEO Equity Component of CAP:

Year	Year End Fair Value of Equity Awards Granted in the Year (i)	Year over Year Change in Fair Value of Outstanding Unvested Equity Awards Granted in Prior Years (i)		Year over Year Change in Fair Value of Equity Awards Granted in Prior Years that Vested in the Year (i)		Total Equity Award Adjustments (ii)
2022	$3,680,802		$1,876,150		$11,088	$5,568,041
2021	$2,283,203		$134,440	-$	1,141	$2,416,502
2020	$3,213,825	-$	1,405,645		$868,761	$2,676,941

(i)	The amounts include both Performance Share and Restricted Stock Unit awards.

(ii)	Total Equity Award Adjustments includes dividend equivalents units earned in each fiscal year. No equity awards failed to meet vesting conditions for the fiscal years.

(d)

Each of the three fiscal years presented include the average SCT totals of the Non-PEO Named Executive Officers (NEOs) as applicable in each reporting year. For fiscal year 2022, non-PEO Named Executive Officers were: David C. Adams, Kevin M. Rayment, K. Christopher Farkas, Paul J. Ferdenzi, and John C. Watts. For fiscal year 2021, non-PEO Named Executive Officers were: David C. Adams, Kevin M. Rayment, Paul J. Ferdenzi, and K. Christopher Farkas. For fiscal year 2020, non-PEO Named Executive Officers were: Glenn E. Tynan, Thomas P. Quinly, Paul J. Ferdenzi, K. Christopher Farkas, and Harry S. Jakubowitz.

(e)

The Average Compensation Actually Paid was calculated by averaging the following, when applicable, by year, for the non-PEO NEOs: SCT total then deducting the aggregate change in actuarial present value of their accumulated benefit under all defined benefit and actuarial pension plans reported in the SCT; deducting the amounts reported in the SCT for performance share and restricted stock unit awards; adding the pension service cost; adding the fair value as of the end of the covered fiscal year of all awards granted during the fiscal year that are outstanding and unvested as of the fiscal year-end; adding the amount equal to the change in fair value as of the end of the covered fiscal, whether positive or negative, of any awards granted in any prior fiscal year that are outstanding and unvested as of the end of the covered fiscal year; and adding the amount equal to the change in fair value as of the vesting date, whether positive or negative, of any award granted in any prior fiscal year for which all applicable vesting conditions were satisfied at the end of or during the covered fiscal year. Relative to CAP, the following amounts were deducted from and added to SCT total compensation:

Average Non-PEO SCT Total to CAP Reconciliation:

Fiscal Year	Summary Compensation Table Total (i)	Deductions from SCT Total for Equity Awards (ii)		Deductions from SCT Total for Pension Benefits (iii)		Additions to SCT Total for Equity Awards (iv)	Additions to SCT Total for Pension Service Costs (v)	CAP
2022	$4,654,705	-$	485,155	-$	131,443	$2,106,528	$239,215	$6,383,850
2021	$2,753,543	-$	1,086,255	-$	57,090	$1,381,658	$273,438	$3,265,294
2020	$2,138,218	-$	360,814	-$	975,281	$232,461	$219,055	$1,253,639

(i)	The amount in 2022 is inflated due to the lump sum distribution from the Curtiss-Wright Corporation Retirement Benefits Restoration Plan for the prior PEO Mr. Adams.

(ii)	Represents the grant date fair value of equity-based awards granted each year.

(iii)	Represents the aggregate change in the actuarial present value of accumulated benefit under pension.

(iv)	The additions to the SCT Total reflect the value of equity calculated in accordance with the SEC methodology for determining CAP for each year shown.

(v)	The additions to the SCT Total reflect the pension service cost calculated in accordance with the SEC methodology for determining CAP for each year shown.

Supplemental

Average Non-PEO Equity Component of CAP:

Year	Year End Fair Value of Equity Awards Granted in the Year (i)	Year over Year Change in Fair Value of Outstanding Unvested Equity Awards Granted in Prior Years (i)		Year over Year Change in Fair Value of Equity Awards Granted in Prior Years that Vested in the Year (i)		Total Equity Award Adjustments (ii)
2022	$731,409		$1,360,288		$14,832	$2,106,529
2021	$1,431,205	-$	47,701	-$	1,846	$1,381,658
2020	$501,969	-$	455,390		$185,882	$232,461

(i)	The amounts include both Performance Shares and Restricted Stock Unit awards.

(ii)	Total Equity Award Adjustments includes dividend equivalents units earned in each fiscal year. No equity awards failed to meet vesting conditions for the fiscal years.

(f)	The amount represents the value of an initial fixed $100 Investment in Curtiss-Wright stock on December 31, 2019 assuming reinvestment of all dividends.

(g)

Peer group companies are the Aerospace & Defense Select Industry Index. The amount represents an initial fixed $100 Investment in the Company’s Peer Group on December 31, 2019 assuming reinvestment of all dividends.

(h)	Reflects net income in the Company’s Consolidated Statement of Earnings included in the Company’s Annual Reports on Form 10-K for each of the years ended December 31, 2022, 2021, and 2020.

(i)

Adjusted Operating Income, a non-GAPP measure, is operating income as adjusted for items referenced in the Company’s fourth quarter 2022, 2021, and 2020 earnings releases, respectively, furnished to the SEC on February 22, 2023, February 24, 2022, and February 25, 2021, respectively.

For the fiscal year ending December 31, 2022, the most important financial performance measures used to link compensation actually paid to our NEOs to Company performance are set forth in the table below:

Most Important Financial Performance Measures

Adjusted Operating Income

Adjusted Earnings per Share

Total Shareholder Return

Total Sales Growth

The following graph compares the compensation actually paid to our PEO(s), the average of the compensation actually paid to our non-PEOs and the Company’s TSR performance with the TSR performance of the Aerospace & Defense Select Industry Index. The TSR amount represents the value of an initial fixed $100 Investment in Curtiss-Wright stock on December 31, 2019 assuming reinvestment of all dividends.

The following graph compares the compensation actually paid to our PEO(s) and the average of the compensation actually paid to our non-PEOs with the Company’s Net Income.

The following graph compares the compensation actually paid to our PEO(s) and the average of the compensation actually paid to our non-PEOs with the Company’s Adjusted Operating Income.

COMPENSATION OF DIRECTORS

The following table sets forth certain information regarding the compensation earned by or granted to each non-employee director who served on the Company’s Board of Directors in 2022. Ms. Bamford, the only current director who is an employee of the Company, is not compensated for her services as a Board member.

Director Compensation

Name	Fees Earned or Paid in Cash ($) (a)	Stock Awards ($) (b)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Compensation Earnings ($)	All Other Compensation ($)	Total
David C. Adams (c)	$56,250	—	—	—	—	—	$56,250
Dean M. Flatt	$112,500	$135,000	—	—	—	—	$247,500
S. Marce Fuller	$140,000	$135,000	—	—	—	—	$275,000
Bruce D. Hoechner	$100,000	$135,000	—	—	—	—	$235,000
Glenda J. Minor	$100,000	$135,000	—	—	—	—	$235,000
Anthony J. Moraco	$100,000	$135,000	—	—	—	—	$235,000
John B. Nathman	$100,000	$135,000	—	—	—	—	$235,000
Robert J. Rivet	$122,500	$135,000	—	—	—	—	$257,500
Peter C. Wallace	$112,500	$135,000	—	—	—	—	$247,500

(a)

Represents all fees earned or paid for services as a director, including annual retainer, lead director fee, committee membership fee, and committee chairman retainers, and includes amounts deferred. Directors have a choice to receive all or a portion of their director fees paid in cash, stock, or a combination of the two. Directors also have a choice to defer all or a portion of director fees paid in cash or stock. For fiscal 2022, Messrs. Adams and Moraco elected to receive all of their director fees in stock, as set forth in the table below.

Name	Stock Award (#)*	Grant Date Fair Value ($)	Pay Date
Mr. Adams	142	$18,750	June 30, 2022
	135	$18,750	September 30, 2022
	112	$18,750	December 31, 2022
Mr. Moraco	21	$3,125	March 31, 2022
	21	$3,125	March 31, 2022
	125	$18,750	March 31, 2022
	24	$3,125	June 30, 2022
	24	$3,125	June 30, 2022
	142	$18,750	June 30, 2022
	22	$3,125	September 30, 2022
	22	$3,125	September 30, 2022
	135	$18,750	September 30, 2022
	19	$3,125	December 31, 2022
	19	$3,125	December 31, 2022
	112	$18,750	December 31, 2022

*	Shares rounded up to the next whole number of shares

(b)

The values shown represent the aggregate grant date fair value for 2022 computed in accordance with FASB ASC Topic 718. In February 2022, each then non-employee Director was awarded 967 shares of restricted Common Stock as annual stock grant, each having a full fair value of $135,000 based on the market value of the Common Stock on the grant date pursuant to FASB ASC Topic 718. The aggregate number of stock awards outstanding as of December 31, 2022 are as follows: Ms. Minor – 308; Mr. Moraco – 1,237; and Mr. Wallace – 838.

(c)	Mr. Adams held the title of Executive Chairman effective January 1, 2021 until his retirement from the Company on May 5, 2022. Following his retirement, Mr. Adams continued to serve as a member of the Board and was compensated for his services as a director commencing in the second quarter of 2022. Mr. Adams does not serve on any committees of the Board.

In 2022, each non-employee Director of the Company was paid an annual retainer of $75,000 plus $12,500 for each committee for which such director is a member. The chairpersons of the Audit Committee, Committee on Directors and Governance, Executive Compensation Committee, and Finance Committee of the Board of Directors were paid an additional annual retainer of $22,500, $12,500, $15,000, and $12,500, respectively. The Lead Independent Director was paid an additional annual retainer of $25,000. In 2021, the Board elected to review Director compensation every other year. Accordingly, there was no review of Director compensation in 2022 and no changes were made to Director compensation for 2023. The next Director compensation review will occur in November 2023 for compensation to be paid in 2024. Pursuant to the Company’s 2014 Omnibus Incentive Plan, the Company’s non-employee Directors may elect to receive their annual retainer, Chairperson fee, committee membership fees, and Lead Independent Director fee in the form of our Common Stock, cash, or both and may elect to defer the receipt of such stock or cash.

In addition to the annual retainer and meeting fees described above, under the Company’s 2014 Omnibus Incentive Plan, the Company, acting through the Committee on Directors and Governance, has the discretionary authority to make equity grants to non-employee Directors. With respect to fiscal 2023, each non-employee Director was granted 787 shares of restricted Common Stock effective February 2023 based on a market value of $135,000 on the grant date with such shares subject to forfeiture based upon failing to remain on the Board for a one-year period. In addition to the foregoing, the Company’s policy is to award each newly appointed Director upon appointment a grant of restricted Common Stock valued at $35,000 based on the market value of the Common Stock on the grant date with such shares subject to forfeiture based upon failing to remain on the Board for a five-year period. Each Director must also accumulate a total position in the Common Stock with a value of five times the annual retainer.

Delinquent Section 16(a) Reports

Section 16(a) of the Securities Exchange Act and the rules thereunder of the SEC require the Company’s Directors, Officers, and beneficial owners of more than 10% of the Common Stock to file reports of their ownership and changes in ownership of Common Stock with the Commission. Personnel of the Company generally prepare these reports on behalf of the Directors and Officers on the basis of information obtained from each Director and Officer. Based solely on a review of these reports filed with the SEC and on the written representations from the Directors and Officers, the Company believes that all reports required by Section 16(a) of the Securities and Exchange Act to be filed during the year ended December 31, 2022 were filed on time. A Form 5 for Peter C. Wallace reporting exempt transactions covering exempt purchases of Common Stock at various times throughout 2022 through a dividend reinvestment account was filed on January 18, 2023. A Form 4 for Gary Ogilby originally and timely filed on July 9, 2021, was corrected on a Form 4/A filed on February 2, 2023, for inadvertently omitted shares because of a technical error.

Certain Relationships and Related Transactions

The Company’s legal department is primarily responsible for identifying relationships and transactions in which the Company and a director, any nominee for director, executive officer or more than 5% stockholder of the Company, including any of their immediate family members, and any entity owned or controlled by them, are participants to determine whether any of these related persons had or will have a direct or indirect material interest. In order to identify potential related person transactions, the Company’s legal department annually prepares and distributes to all directors, nominees for directors, and executive officers a written questionnaire, which includes questions intended to elicit information about any related person transactions. Further enhancing the Company’s commitment to identify any transactions with related persons, the Company’s finance department adopted a related party transactions policy, which requires each of the business units to identify and disclose to the Company’s corporate controller and general counsel all related person transactions on a quarterly basis or on such shorter intervals as the situation arises.

The Company’s corporate governance guidelines, applicable to Directors, and the Company’s code of conduct, applicable to all employees of the Company, including executive officers (copies of which may be viewed within the Corporate Governance section of the Company’s website at https://curtisswright.com/investor-relations/governance/governance-documents and are available in print, without charge, upon written request to the Company’s Corporate Secretary), prohibits such individuals from engaging in specified activities without prior approval. These activities typically relate to conflict-of-interest situations where a director, executive officer, an employee, or member of their immediate family may have significant financial or business interests in another company competing with or doing business with the Company, or who stands to benefit in some way from such a relationship or activity. If a director or executive officer believes that, as a result of a transaction with the Company, he or she has an actual or potential conflict of interest with the Company, he or she must promptly notify the Company’s General Counsel. In case of a transaction involving a director, he or she must also notify the Chairperson of the Committee on Directors and Governance (or in case of a transaction involving the Chairperson of the Committee on Directors and Governance, notify the other members of the Committee on Directors and Governance).

The Board of Directors has responsibility for reviewing and approving or ratifying related person transactions to the extent a director, nominee for director, executive officer or more than 5% stockholder of the Company, including any of their immediate family members, and any entity owned or controlled by them, are participants. To the extent that a proposed related-person transaction may involve a director, such individual may not participate in any decision by the Board that in any way relates to the matter that gives rise to the conflict of interest. The Company’s corporate controller and general counsel has responsibility for reviewing and approving or ratifying all other transactions in which the Company and any other employee (other than an executive officer) or his or her immediate family members has a direct or indirect material interest.

Neither the corporate governance guidelines nor code of conduct specify the standards to be applied by the Board of Directors or the Company’s corporate controller and general counsel, as applicable, in reviewing transactions with related persons. However, the Company expects that in general the Board of Directors or the Company’s corporate controller and general counsel, as applicable, will consider all of the relevant facts and circumstances, including, if applicable, but not limited to: (i) the benefits to the Company; (ii) the impact on a Director’s independence in the event the related person is a Director, an immediate family member of a Director, or an entity in which a Director is a partner, shareholder, or executive officer; (iii) the availability of other sources for comparable products or services; (iv) the terms of the transaction; and (v) the terms available for similar transactions with unrelated third parties.

During fiscal year 2022, there were no proceedings to which any of our Directors, executive officers, affiliates, holders of more than five (5%) percent of our Common Stock, or any associate (as defined in the Proxy Rules) of the foregoing were adverse to the Company or any of its subsidiaries. During fiscal year 2022, none of our Directors, nominees for directors, executive officers, holders of more than five (5%) percent of our Common Stock, or any members of their immediate family had a direct or indirect material interest in any transactions or series of transactions with the Company in which the amount involved exceeded or exceeds $120,000.

Security Ownership of Certain Beneficial Owners and Management

The following table sets forth information as of February 17, 2023 for the beneficial ownership of Common Stock by (a) each stockholder who, to the Company’s knowledge, is the beneficial owner of more than 5% of the outstanding shares of any class of Common Stock, (b) each current Director of the Company, (c) each nominee for election as a Director of the Company, (d) each of the executive officers of the Company named in the Summary Compensation Table above (the “Named Executive Officers”), and (e) all current Directors and executive officers of the Company as a group. The percentages in the third column are based on 38,321,347 shares of Common Stock issued and outstanding on February 17, 2023. In each case, except as otherwise indicated in the footnotes to the table, the shares shown in the second column are owned directly or indirectly by the individuals or members of the group named in the first column, with sole voting and dispositive power. For purposes of this table, beneficial ownership is determined in accordance with the federal securities laws and regulations. Inclusion in the table of shares not owned directly by the Director or Named Executive Officer does not constitute an admission that such shares are beneficially owned by the Director or Named Executive Officer for any other purpose.

Name of Beneficial Owner	Number of Shares Beneficially Owned			Percentage of Class
BlackRock, Inc.	4,221,851	(a	)	11.0%
The Vanguard Group	3,512,361	(b	)	9.2%
David C. Adams[3]	58,312	(c	)(d)	*
Lynn M. Bamford	41,904	(c	)(d)	*
K. Christopher Farkas	19,607	(c	)(d)	*
Paul J. Ferdenzi	29,443	(c	)(d)	*
Dean M. Flatt	10,102	(c	)(f)	*
S. Marce Fuller	11,446	(c	)(f)(h)	*
Bruce D. Hoechner	887	(c	)(f)	*
Glenda J. Minor	1,661	(c	)(e)(f)	*
Anthony J. Moraco	3,243	(c	)(e)	*
William F. Moran	-0-	(c	)	*
John B. Nathman	9,430	(c	)(f)	*
Kevin M. Rayment	31,900	(c	)(d)	*
Robert J. Rivet	13,485	(c	)(e)(f)(h)	*
Peter C. Wallace	4,986	(c	)(f)	*
John C. Watts	5,107	(c	)(d)	*
Larry D. Wyche	-0-	(c	)	*
Directors and Executive Officers as a group (16 persons)	255,377	(g	)	*

*	Less than 1%.

(a)

Address is 40 East 52nd Street, New York, New York, 10022. The information as to the beneficial ownership of Common Stock by BlackRock, Inc. was obtained from Amendment No. 2, dated January 26, 2023, its statement on Schedule 13G, filed with the Securities and Exchange Commission. Such report discloses that at December 31, 2022, BlackRock, Inc. possessed sole voting and sole dispositive power with respect to 4,033,851 and 4,221,851 shares of Common Stock, respectively.

(b)

Address is 100 Vanguard Boulevard, Malvern, Pennsylvania 19355. The information as to the beneficial ownership of Common Stock by The Vanguard Group was obtained from Amendment No. 10, dated February 9, 2023, to its statement on Schedule 13G, filed with the Securities and Exchange Commission. Such report discloses that at December 31, 2022, The Vanguard Group: (1) possessed sole voting power with respect to -0- shares of Common Stock, (2) possessed sole dispositive power with respect to 3,464,026 shares of Common Stock, (3) possessed shared voting power with respect to 13,818 shares of Common Stock, and (4) possessed shared dispositive power with respect to 48,335 shares of Common Stock.

(c)	Address is c/o Curtiss-Wright Corporation, 130 Harbour Place Drive, Suite 300, Davidson, North Carolina 28036.

[3]	Includes 47,081 shares held in a revocable trust of Mr. Adams, over which he has sole voting and investment power

(d)

Includes shares of time-based restricted Common Stock owned by the Named Executive Officers as follows (and subject to forfeiture under the Company’s 2005 Long-Term Incentive Plan and 2014 Omnibus Incentive Plan, as applicable) that vest on the third anniversary of the date of grant: David C. Adams, 12,987; Lynn M. Bamford, 24,548[4]; K. Christopher Farkas, 11,702[5]; Paul J. Ferdenzi, 11,867[6]; Kevin M. Rayment, 16,746[7], and John C. Watts, 1,738.

(e)

Includes shares of restricted Common Stock owned by the non-employee Directors as follows (and subject to forfeiture under the Company’s 2014 Omnibus Incentive Plan): Glenda J. Minor, 308; Anthony J. Moraco, 1,057; and Robert J. Rivet, 787.

(f)

Does not include shares of Common Stock granted to the non-employee Directors (under the Company’s 2005 Stock Plan for Non-Employee Directors and 2014 Omnibus Incentive Plan, as applicable) that he or she has elected to defer receipt of until a later period as the Director neither has nor shares voting or investment power with respect to these shares and is not deemed the beneficial owner, as follows: Dean M. Flatt, 5,139; S. Marce Fuller, 21,587; Bruce D. Hoechner, 6,281; Glenda J. Minor, 2,855; John B. Nathman, 4,796; Robert J. Rivet, 2,068; and Peter C. Wallace, 2,855.

(g)	Includes shares of Common Stock as indicated in the preceding footnotes.

(h)	Share total rounded down to the next whole number of shares respecting fractional shares purchased pursuant to a broker-dividend reinvestment plan.

PROPOSAL TWO: RATIFICATION OF APPOINTMENT OF THE INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee of the Board of Directors has appointed the firm of Deloitte & Touche LLP (“Deloitte”) to act as the Company’s independent registered public accounting firm for its fiscal year ending December 31, 2023, subject to the ratification by the Company’s stockholders at this Annual Meeting as required by the By-laws of the Company. The Board of Directors requests that stockholders ratify such appointment. If the stockholders fail to ratify the appointment of Deloitte, our Audit Committee will appoint another independent registered public accounting firm to perform such duties for the current fiscal year and submit the name of such firm for ratification by our stockholders at the next Annual Meeting of stockholders. Deloitte has been retained as the Company’s independent registered public accounting firm since 2003.

The Audit Committee annually reviews Deloitte’s performance in deciding whether to retain Deloitte or engage a different independent registered public accounting firm. In making such determination, the Audit Committee considers, among other things, (i) an evaluation of Deloitte’s historical and recent performance on the Company’s audit; (ii) Deloitte’s capability and expertise in handling the breadth and complexity of the Company’s worldwide operations; (iii) recent Public Company Oversight Board (PCAOB) reports on Deloitte and its peer firms; (iv) appropriateness of Deloitte’s fees for audit and non-audit services, on both an absolute basis and as compared to its peer firms; and (v) the benefits of having a long-tenured auditor such as (1) a higher quality audit due to Deloitte’s institutional knowledge and deep understanding of the Company’s business, accounting policies and practices, and internal control over financial reporting; (2) an efficient fee structure as

[4]	8,609 of these shares of time-based restricted stock vest on February 5, 2024 pursuant to a Restricted Stock Unit Agreement entered into between the Company and Ms. Bamford on February 6, 2019.
[5]	5,660 of these shares of time-based restricted stock vest on December 15, 2026 pursuant to a Restricted Stock Unit Agreement entered into between the Company and Mr. Farkas on December 16, 2021.
[6]	5,660 of these shares of time-based restricted stock vest on December 15, 2026 pursuant to a Restricted Stock Unit Agreement entered into between the Company and Mr. Ferdenzi on December 16, 2021.
[7]	8,609 of these shares of time-based restricted stock vest on February 5, 2024 pursuant to a Restricted Stock Unit Agreement entered into between the Company and Mr. Rayment on February 6, 2019.

Deloitte’s fees are competitive with peer companies because of Deloitte’s familiarity with the Company’s business and industry; and (3) avoiding the costs and disruptions, including management time and distractions, associated with bringing on a new independent auditor. Based on this evaluation, the Audit Committee believes that the continued retention of Deloitte to serve as the Company’s independent registered public accounting firm is in the best interests of the Company and its stockholders.

Representatives of Deloitte are expected to be present at the Annual Meeting to make such statements and answer such questions as are appropriate.

Ratification of the appointment of Deloitte will require the affirmative vote of a majority of the shares of Company Common Stock present in person or represented by proxy and (eligible to vote) at the Annual Meeting, assuming the presence of a quorum. As further discussed in the section titled “Broker non-votes” on page 8 of this Proxy Statement, if you own shares of Common Stock through a bank, broker or other holder of record and you do not instruct your bank, broker or other holder of record on how to vote on this “routine” proposal, your bank, broker or other holder of record will nevertheless have authority to vote your shares on this “routine” proposal in your banks’, brokers’ or other holders’ of record discretion.

Disclosure about Fees

The following table presents the aggregate fees billed by our independent registered public accountants, Deloitte & Touche LLP, the member firms of Deloitte Touche Tohmatsu, and their respective affiliates for the audit of our annual financial statements for the calendar years ended December 31, 2022 and 2021, as well as other services provided during those periods:

	2022	2021
Audit Fees (a)	$3,935,000	$3,820,000
Audit-Related Fees (b)	—	—
Tax Fees (c)	$94,000	$211,000
All Other Fees (d)	$6,000	$6,000
Total	$4,035,000	$4,037,000

(a)

Audit Fees consist of fees billed for services rendered for the annual audit of our consolidated financial statements, audit of the effectiveness of our internal controls over financial reporting as required by Section 404 of the Sarbanes-Oxley Act, review of condensed consolidated financial statements included in the Company’s quarterly reports on Form 10-Q, and services that are normally provided in connection with statutory and regulatory filings or engagements.

(b)

Audit-Related Fees consist of fees billed for assurance and related services that are reasonably related to the performance of the audit or review of our consolidated financial statements that are not reported under the caption “Audit Fees”.

(c)

Tax Fees consist of fees billed for services rendered for tax compliance, tax advice, and tax planning. The fees for 2022 and 2021 relate principally to preparation of tax returns and other tax compliance services directly related to such returns.

(d)	All Other Fees for 2022 and 2021 consist of fees billed for research tools.

Pre-Approval Policy for Audit and Non-Audit Services

The Audit Committee has adopted a policy to pre-approve audit and permissible non-audit services, provided by the independent accountants. Annually, the Audit Committee will approve the scope of the audit services to be performed during the fiscal year as outlined in an engagement letter proposed by the independent accountants. For permissible non-audit services, the Audit Committee approves in advance all non-audit services below $500,000 to be provided by the independent accountants so long as no individual service exceeds $100,000. The Company’s pre-approval policy includes a detail list of permissible services and is provided to the Audit Committee. Non-audit services greater than $100,000 or for any service when aggregate services have exceeded the $500,000, separate pre-approval by the Audit Committee is obtained. We routinely (at least quarterly) inform the Audit Committee as to the nature, extent, and fees of services provided by the independent accountants in accordance with this pre-approval policy for the services performed to date. During fiscal year 2022, all of the Audit-Related Fees, Tax Fees, and All Other Fees in the table above were approved by the Audit Committee. The Company believes that none of the time expended on Deloitte & Touche LLP’s engagement to audit the Company’s financial statements for fiscal 2022 and 2021 was attributable to work performed by individuals other than Deloitte & Touche LLP, the member firms of Deloitte Touche Tohmatsu, and their respective affiliates full-time, permanent employees.

RECOMMENDATION OF THE BOARD OF DIRECTORS

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” RATIFICATION OF THE APPOINTMENT OF DELOITTE & TOUCHE LLP AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING DECEMBER 31, 2023 (PROPOSAL 2).

PROPOSAL THREE: APPROVAL OF AN AMENDMENT TO THE CURTISS-WRIGHT CORPORATION ANNUAL INCENTIVE COMPENSATION PLAN TO EXPAND THE CLASS OF EMPLOYEES ELIGIBLE TO RECEIVE AWARDS UNDER THE PLAN

Background and Purpose of the Proposal

On February 14, 2023, the Executive Compensation Committee voted to amend the Curtiss-Wright Corporation Annual Incentive Compensation Plan (the “Plan”), subject to stockholder approval at this Annual Meeting, to expand the class of employees eligible to receive awards under the Plan to include active, part-time employees of the Company.

The purpose of the proposal is to allow the Company, its subsidiaries, and affiliates to attract, retain, and motivate key employees who work on a part-time basis and to allow for a gradual transition for those retiring from the organization by rewarding superior levels of Company and individual performance using performance-based incentive compensation and to link their interests and efforts to the interests of the Company’s stockholders.

Description of the Plan

The following is a summary of the Plan, as proposed to be amended. This description is qualified in its entirety by reference to the Curtiss-Wright Annual Incentive Compensation Plan, as proposed to be amended, a copy of which is attached to this Proxy Statement as Appendix A.

Purpose

The purpose of the Plan is to encourage and reward participants for superior levels of Company and individual performance; link compensation opportunities to performance and reinforce a pay-for-performance culture; support the Company’s executive recruitment and retention objectives; and be consistent with market practices and the Company’s executive compensation philosophy.

Eligibility

Active employees of the Company and its subsidiaries and affiliates are eligible to receive awards under the Plan.

Participation

The Executive Compensation Committee of the Board of Directors (the “Committee”) during the current year will determine the participants (“Participants”) to receive incentive awards for the subsequent year, the amount and form of each award and the terms and conditions applicable to it, all at the sole discretion of the Committee. The Committee may delegate authority to the Company’s Chief Executive Officer (“CEO”) regarding determinations applicable to non-officer Participants. Selection as a Participant for one Plan year conveys no right to participate in any subsequent Plan year. In fiscal year end 2022, approximately 1,213 Participants were granted awards under the Plan.

Target Awards

The Committee, based on input from the CEO, will establish guidelines for a potential incentive opportunity based on the achievement of target goals (a “Target Award”) expressed as a percentage of annual base salary for each Participant, provided, however, that the Committee will maintain sole responsibility for annually determining the specific Target Awards for the Named Executive Officers. Target Awards below CEO and officer level may be delegated to the CEO and will be established based on each Participant’s role within the organization, consistent with guidelines established and approved by the Committee based upon competitive market practices, the Company’s compensation philosophy, and other relevant considerations.

Annual Awards

At the beginning of each fiscal year, the Executive Compensation Committee approves performance measures, standards, and goals for the CEO and officers for the year. The CEO will approve performance measures, standards, and goals for Participants below the officer level. The degree of achievement of those goals will determine the award earned at the end of the year. For officers, performance achievement will be based on one or more of the following performance measures: (i) operating income, net earnings, or net income (before or after taxes); (ii) earnings growth; (iii) earnings per share; (iv) net sales (including net sales growth); (v) gross profits or net operating profit; (vi) return measures (including, but not limited to, return on assets, capital, equity and sales); (vii) cash flow (including, but not limited to, operating cash flow, free cash flow, and cash flow return on capital); (viii) revenue growth; (ix) earnings before or after taxes, interest, depreciation, and/or amortization; (x) productivity ratios; (xi) share price (including, but not limited to, growth measures and total shareholder return); (xii) expense targets; (xiii) margins (including, but not limited to, gross or operating margins); (xiv) operating efficiency; (xv) customer satisfaction or increase in the number of strategic or operational initiatives; (xvi) attainment of budget goals; (xvii) attainment of strategic or operational initiatives; (xviii) market share; (xix) cost containment or reductions; (xx) working capital targets; (xxi) economic value added or other value-added measures; and (xxii) individual goals directly related to business performance. Any performance measure may be used to measure the performance of the Company and/or any of its affiliates as a whole, any business unit thereof or any combination thereof or compared to the performance of a group of comparable companies, or a published or special index, in each case that the Committee, in its sole discretion, deems appropriate. In no event may awards for Participants be increased on a discretionary basis.

Company Minimum Performance Requirements

At the beginning of each fiscal year, the Executive Compensation Committee will establish a threshold level of financial performance for the Company representing the lowest acceptable level of performance for the year below which no awards will be made to any Participant for that specific financial performance target.

Individual Qualification

Each Participant must remain an employee at the last day of the Plan year for an award and in good standing with the Company and satisfy the overall standards of performance generally established for the Participant’s position throughout the year to qualify for an award for that Plan year.

Payment of Awards

Incentive awards for any year may be made in cash. The Committee will review and approve awards and advise the Board of Directors of the awards for the Company’s officers.

In the discretion of the Committee, awards may be paid either promptly after the award is made or over any period of time, or in any number of payments, which need not be uniform in amount. Amounts not paid at the time of an award may be retained by the Company and its subsidiaries (without liability for interest) pending payment in accordance with the terms and conditions of such award.

Award Limits

The maximum amount that may be payable with respect to an award granted to a Participant in any one year is $3,500,000.

Voluntary Deferral of Awards and Forfeiture of Deferred Awards

A Participant may choose to defer payment of the earned portion of the award according to whatever provisions the Company may make for deferral of compensation from time to time. Forfeiture of any deferrals will be determined in accordance with the terms of the plan or conditions under which the deferrals were made.

Termination of Employment

A Participant must continue to be an employee of the Company at the last day of the Plan year for an award or such other date as may be specified by the Committee on which a Participant attains a vested interest in all or a portion of the award to receive payment for an award. Any Participant who terminates employment (except in the case of death, disability or retirement) with the Company before the right to an award becomes vested will forfeit such unvested award unless the CEO approves the payment, in whole or in part, for a Participant below the officer level, and the Committee approves the payment, in whole or in part, for a Participant who is or was an executive officer. Upon approval, an award may be paid as part of a separation agreement but only if the employee signs the Company release and settlement. In no event may a payment be made to an employee terminated for cause.

Death or Disability

In the event that any Participant’s employment with the Company terminates by reason of death or disability, that Participant’s pro-rata unvested award will immediately vest at the time of his or her termination and will become payable to the Participant or the Participant’s estate or beneficiary as soon as practicable following termination. Any right to receive an award will not be transferable other than by will or the laws of descent and distribution.

Retirement

If a Participant’s employment with the Company is terminated by reason of retirement before any award becomes vested, the Committee (for the executive officers) and the CEO (for all other Participants) may, at its sole discretion, accelerate the vesting of all or a portion of the Participant’s unvested award(s) and direct that such award(s) be paid to the Participant at the same time as other awards under the Plan are paid.

Promotions, Transfers, Hires

To the extent that an individual becomes eligible to participate in the Plan, either through a new hire process or through promotion or transfer, after the commencement of a Plan year the CEO has the discretion to allow such individual to become a Participant. Participant rights to such an award, if any, shall be prorated based on the portion of the Plan year during which the Participant held the position qualifying them as eligible for participation in the Plan. Conversely, if, through demotion or job change, an individual’s position with the Company changes substantially such that the individual would not otherwise be eligible to participate in the Plan, such individual may be removed from participation in the Plan, and the CEO may award a pro rata award to that individual. If the individual in either case described above is an executive officer, the Committee must approve the participation and award.

Restatement of Financial Statements

If the Committee determines that (1) the amount of an award to a Participant was based on materially inaccurate financial statements or any other materially inaccurate performance metric criteria (collectively, “Inaccurate Data”) or (2) if the Participant is one of the individuals subject to automatic forfeiture under Section 304 of the Sarbanes-Oxley Act of 2002 (“the Statute”) and has committed an offense subject to forfeiture under such statute, the Participant shall reimburse the Company that portion of an award that was based on the Inaccurate Data or as provided for in the Statute.

Effective Date and Term

Contingent upon receipt of stockholder approval, the amended Plan will be effective as of January 1, 2023 and will remain in effect and renew automatically annually unless discontinued by the Committee.

Plan Amendment and Termination

The Board of Directors has delegated the administration of the Plan to Executive Compensation Committee. Accordingly, the Committee may amend, alter or discontinue the Plan, in whole or in part, for any reason and without the consent of the Participants but no amendment, alteration or discontinuation may be made that would impair the rights of a Participant under an award granted without the Participant’s consent, or that without stockholder approval would increase the maximum amount of an award to any Participant authorized under the Plan or change the class of employees eligible to participate in the Plan.

New Plan Benefits

It is not possible to determine the actual amount of incentive compensation that will be earned under the Plan in fiscal year 2023 or in future years because the awards earned will depend on future performance as measured against the applicable performance goals established by the Executive Compensation Committee. However, it is the Board and management’s opinion that this amendment will not have a material financial impact on the Company. The Company expects that future awards under the Plan will be granted in a manner substantially consistent with the historical grant of awards under the Plan. For information regarding past awards, see the disclosure in this Proxy Statement in “Grants of Plan-Based Awards”.

Approval of the amendment to the Plan will require the affirmative vote of a majority of the shares of Company Common Stock present in person or represented by proxy (and eligible to vote) at the Annual Meeting, assuming the presence of a quorum. As further discussed in the section titled “Broker non-votes” on page 8 of this Proxy Statement, if you own shares of Common Stock through a bank, broker or other holder of record, you must instruct your bank, broker or other holder of record how to vote in order for them to vote your shares of Common Stock so that your vote can be counted on this Proposal Three.

RECOMMENDATION OF THE BOARD OF DIRECTORS

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” APPROVAL OF THE AMENDMENT TO THE CURTISS-WRIGHT INCENTIVE COMPENSATION PLAN TO EXPAND THE CLASS OF EMPLOYEES ELIGIBLE TO RECEIVE AWARDS UNDER THE PLAN (PROPOSAL 3).

PROPOSAL FOUR: ADVISORY VOTE TO APPROVE THE COMPENSATION OF THE COMPANY’S NAMED EXECUTIVE OFFICERS

Overview

The Board of Directors is committed to excellence in governance. As part of that commitment, and as required by Section 14A(a)(1) of the Securities Exchange Act of 1934, as amended, the Board of Directors is providing the stockholders with an opportunity to provide an advisory vote to approve executive compensation (commonly known as a “Say-on-Pay” proposal). The Board of Directors recognizes that providing stockholders with an advisory vote to approve executive compensation may produce useful information on investor sentiment with regard to the Company’s executive compensation programs. At the 2022 Annual Meeting of stockholders, over 96% of the shares voted were in favor of the advisory resolution concerning the compensation of the Named Executive Officers. The Company’s next Say-on-Pay vote after this Annual Meeting is expected to occur at the 2024 Annual Meeting of Stockholders and each year thereafter if the stockholders approve, on an advisory basis, the recommendation of the Board in Proposal Five of this Proxy Statement that the frequency of this Say-on-Pay vote should be held every one year. The Company’s executive compensation program and practices are fully described in the “Compensation Discussion and Analysis” section and other table and narrative disclosures in this Proxy Statement.

Compensation Objectives

As generally described in the above “Compensation Discussion and Analysis” section of this Proxy Statement, the Company’s executive compensation program is designed to attract and retain high quality executives and to align the interest of management with the interests of stockholders by rewarding both short and long-term performance.

Company Performance

Overall, the Company continued to face a challenging business environment during fiscal 2022, particularly with headwinds throughout the year relating primarily to supply chain delivery disruptions, workforce availability issues, and inflationary pressures. The Company continued to take steps to mitigate the impact of these issues on our fiscal 2022 financial performance. Despite these challenges, the Company performed well in fiscal 2022, with increases in sales, profitability, and operating income. However, the Company still fell slightly below target but above threshold requirements against its adjusted operating income and organic sales growth annual performance metrics and fell below threshold against its working capital as a percentage of sales annual performance metric. As a result, bonus payments for the NEOs under the annual incentive program were below target level pay. Moreover, under the long-term incentive plan, the Company was slightly above target on its adjusted earnings-per-share growth performance target and below threshold against its total sale growth target over the past three-year performance period (2020-2022), as average total sales growth over the performance period was pressured due primarily to the significant disruption from the COVID-19 pandemic across our end markets. As a result, cash-based performance units payouts for the 2020-2022 performance period were significantly below target level and TSR was at the 56th percentile of the S&P MidCap 400. The Company’s believes these results demonstrate the rigor of its financial targets and the strong pay-for-performance alignment under its annual and long-term incentive compensation plans.

Incentive awards earned by the Named Executive Officers for fiscal 2022 reflect the Company’s operating performance and the Company’s commitment to pay for performance. The Company’s 2022 financial performance for executive compensation included:

•	Adjusted operating income of $437 million.

•	Organic sales growth of 2.7%.

•	Working capital as a percentage of sales of 25.9%.

The Company’s financial performance above includes adjustments referenced in the Company’s fourth quarter 2022 earnings release furnished to the SEC on February 22, 2023. The Company’s financial performance above excludes the performance of acquisitions consummated during the performance period.

The Company urges its stockholders to read the above “Compensation Discussion and Analysis” section of this Proxy Statement, which describes in more detail how the Company’s executive compensation policies and procedures operate and are designed to achieve the Company’s compensation objectives, as well as the Summary Compensation Table and related compensation tables and narratives which provide detailed information on the compensation of the Named Executive

Officers. The Executive Compensation Committee believes that the policies and procedures articulated in the above “Compensation Discussion and Analysis” section of this Proxy Statement are effective in achieving the Company’s goals and that the compensation of the Named Executive Officers reported in this Proxy Statement has supported and contributed to the Company’s success.

The Board recommends that stockholders continue to support this compensation program by voting on the following resolution:

“RESOLVED, that the stockholders of Curtiss-Wright Corporation approve, on an advisory basis, the compensation paid to the Company’s Named Executive Officers, as disclosed in the Proxy Statement for the 2023 Annual Meeting of Stockholders pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the Compensation Discussion and Analysis, the Summary Compensation Table, and the related compensation tables and accompanying narrative disclosure therein.”

This vote is advisory, and therefore not binding on the Company, the Executive Compensation Committee, or the Board of Directors. It will not overrule any decisions made by the Board of Directors or the Executive Compensation Committee or require the Board of Directors or the Executive Compensation Committee to take any specific action. The Board of Directors and the Executive Compensation Committee value the opinions of the stockholders, and, to the extent there is any significant vote against the Named Executive Officers compensation as disclosed in this Proxy Statement, the Board of Directors will consider the stockholder concerns and the Executive Compensation Committee will evaluate whether any actions are necessary to address those concerns.

Adoption of this resolution will require the affirmative vote of a majority of the shares of Company Common Stock present in person or represented by proxy and (eligible to vote) at the Annual Meeting, assuming the prescence of a quorum. As further discussed in the section titled “Broker non-votes” on page 8 of this Proxy Statement, if you own shares of Common Stock through a bank, broker or other holder of record, you must instruct your bank, broker or other holder of record how to vote in order for them to vote your shares of Common Stock so that your vote can be counted on this Proposal Four.

RECOMMENDATION OF THE BOARD OF DIRECTORS

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” APPROVAL OF THE COMPENSATION OF THE NAMED EXECUTIVE OFFICERS, AS DISCLOSED IN THIS PROXY STATEMENT (PROPOSAL 4).

PROPOSAL FIVE: ADVISORY (NON-BINDING) VOTE TO APPROVE THE FREQUENCY OF FUTURE STOCKHOLDER ADVISORY VOTES APPROVING THE COMPENSATION OF THE COMPANY’S NAMED EXECUTIVE OFFICERS

Under the Securities Exchange Act of 1934, as amended, public companies are generally required to include in their proxy solicitations at least once every six years an advisory vote on whether a stockholder advisory vote to approve the compensation paid to the Company’s Named Executive Officers, such as the stockholder vote described in this Proposal Five, should occur every one, two or three years. At the last frequency vote in May 2017, over 81% of the shares voted recommended an advisory vote every one year. Accordingly, the Board decided, as previously disclosed, that the non-binding vote to approve the compensation of the Company’s Named Executive Officers will be held every one year. After careful consideration of the benefits and consequences of each option of this Proposal and given the strong stockholder preference for every one year in the last vote, the Board of Directors, on recommendation of the Committee on Directors and Governance, has determined that holding an advisory vote to approve executive compensation every one year is the most appropriate policy for the Company at this time, and therefore recommends that future stockholders’ advisory votes to approve executive compensation continue to occur every one year.

In formulating its recommendation, the Board of Directors decision was influenced by the fact that the compensation of the Named Executive Officers is evaluated, adjusted, and approved on an annual basis. As part of the annual review process, the Board of Directors believes that stockholder views should be a factor that is taken into consideration by the Board of Directors and the Executive

Compensation Committee in making decisions with respect to executive compensation. By providing an advisory vote on executive compensation on an annual basis, the stockholders will be able to provide the Board of Directors and the Executive Compensation Committee with direct input on the Company’s executive compensation philosophy, policies, and practices as disclosed in this Proxy Statement every year. The Board of Directors understands that the stockholders may have different views as to what is the best approach for the Company, and the Board of Directors looks forward to hearing from the stockholders on this Proposal.

Stockholders may cast their vote on their preferred voting frequency by choosing among the following three alternative resolutions. You may only choose from “OPTION #1 (Every One Year),” “OPTION #2 (Every Two Years)” or “OPTION #3 (Every Three Years),” or you may abstain from voting.

OPTION #1 (Every One Year)

“RESOLVED, that the stockholders of Curtiss-Wright Corporation determine, on an advisory basis, that the frequency with which the stockholders of Curtiss-Wright Corporation shall have an advisory vote to approve the compensation paid to the Company’s Named Executive Officers, as disclosed in Curtiss-Wright Corporation’s proxy statements pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the Compensation Discussion and Analysis, the Summary Compensation Table, and the related compensation tables and accompanying narrative disclosure therein, should occur every one year.”

OPTION #2 (Every Two Years)

“RESOLVED, that the stockholders of Curtiss-Wright Corporation determine, on an advisory basis, that the frequency with which the stockholders of Curtiss-Wright Corporation shall have an advisory vote to approve the compensation paid to the Company’s Named Executive Officers, as disclosed in Curtiss-Wright Corporation’s proxy statements pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the Compensation Discussion and Analysis, the Summary Compensation Table, and the related compensation tables and accompanying narrative disclosure therein, should occur every two years.”

OPTION #3 (Every Three Years)

“RESOLVED, that the stockholders of Curtiss-Wright Corporation determine, on an advisory basis, that the frequency with which the stockholders of Curtiss-Wright Corporation shall have an advisory vote to approve the compensation paid to the Company’s Named Executive Officers, as disclosed in Curtiss-Wright Corporation’s proxy statements pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the Compensation Discussion and Analysis, the Summary Compensation Table, and the related compensation tables and accompanying narrative disclosure therein, should occur every three years.”

Adoption of one of the three resolutions described above will require a plurality of the Common Stock present in person or represented by proxy (and eligible to vote), at a meeting in which a quorum is present, in that the option of one year, two years or three years that receives the highest number of votes cast will be deemed to be the frequency selected by the stockholders. Stockholders are not voting to approve or disapprove the Board of Directors’ recommendation. Rather, stockholders may choose among the three alternative resolutions set forth above, or they may abstain from voting.

This vote is advisory, and therefore not binding on the Company, the Committee on Directors and Governance or the Board of Directors. It will not overrule any decisions made by the Board of Directors or the Committee on Directors and Governance or require the Board of Directors or the Committee on Directors and Governance to take any specific action. The Board of Directors and the Committee on Directors and Governance value the opinions of the stockholders and will take into consideration the voting results when determining how often a non-binding stockholder advisory vote to approve the compensation paid to the Named Executive Officers should occur.

As further discussed in the section titled “Broker non-votes” on page 8 of this Proxy Statement, if you own shares of Common Stock through a bank, broker or other holder of record, you must instruct your bank, broker or other holder of record how to vote in order for them to vote your shares of Common Stock so that your vote can be counted on this Proposal Five.

RECOMMENDATION OF THE BOARD OF DIRECTORS

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” “OPTION #1 (EVERY ONE YEAR)” (PROPOSAL 5).

HOUSEHOLDING OF ANNUAL DISCLOSURE DOCUMENTS

The SEC has adopted rules governing the delivery of annual disclosure documents that permit us to send a single set of our Notice of Internet Availability of Proxy Materials, and for those stockholders that received a paper copy of the proxy materials in the mail, a single set of our annual report and proxy statement, to any household at which two or more stockholders reside if we believe that the stockholders are members of the same family, unless we have received contrary instructions from one or more of the stockholders. This rule benefits both stockholders and the Company. It reduces the volume of duplicate information received and helps to reduce our expenses. Each stockholder will continue to receive a separate proxy card if they received a paper copy of the proxy materials in the mail. If your household received a single set of such disclosure documents for this year, but you would prefer to receive your own copy now or in the future, please contact our transfer agent, Broadridge Financial Solutions, Inc., by calling their toll-free number, 1-800-542-1061, or writing to Broadridge Financial Solutions, Inc., Householding Department, 51 Mercedes Way, Edgewood, New York 11717. A separate copy of such disclosure documents will be promptly provided to you upon receipt of your request. Stockholders sharing an address who are receiving multiple copies of the Notice of Internet Availability of Proxy Materials or our proxy statement and annual report, as applicable, and who wish to receive a single copy of such materials in the future, please contact Broadridge Financial Solutions, Inc. as indicated above.

DEADLINE FOR RECEIPT OF STOCKHOLDER PROPOSALS
FOR 2024 ANNUAL MEETING

Pursuant to regulations of the SEC, stockholders who intend to submit proposals for inclusion in our proxy materials for the 2024 Annual Meeting must do so no later than November 24, 2023. This requirement is separate from the SEC’s other requirements that must be met to have a stockholder proposal included in our Proxy Statement. In addition, this requirement is independent of certain other notice requirements of our Amended and Restated By-laws described below. All stockholder proposals and notices should be submitted to Corporate Secretary, Curtiss-Wright Corporation, 130 Harbour Place Drive, Suite 300, Davidson, North Carolina 28036. The attached proxy card grants the proxy holder discretionary authority to vote on any matter raised and presented at the Annual Meeting. Pursuant to amended SEC Rule 14a-4(c)(1), we will exercise discretionary voting authority to the extent conferred by proxy with respect to stockholder proposals received after February 7, 2024.

If a stockholder of record wishes to nominate Directors or bring other business to be considered by stockholders at the 2024 Annual Meeting, such proposals may only be made in accordance with the following procedure. Under our current Amended and Restated By-laws, nominations of Directors or other proposals by stockholders must be made in writing to our offices no later than February 2, 2024 and no earlier than January 4, 2024. However, if the date of the 2024 Annual Meeting is advanced by more than 30 days or delayed by more than 70 days from the anniversary date of the 2023 Annual Meeting, then such nominations and proposals must be delivered in writing to the Company no earlier than 120 days prior to the 2024 Annual Meeting and no later than the close of business on the later of (i) the 90th day prior to the 2024 Annual Meeting, or (ii) if the first public announcement of the date of such advanced or delayed annual meeting is less than 100 days prior to the date of such annual meeting, the 10th day following the day on which public announcement of the date of the 2024 Annual Meeting is first made.

Please note that these requirements relate only to matters proposed to be considered for the 2023 Annual Meeting. They are separate from the SEC’s requirements to have stockholder proposals included in the Company’s 2024 proxy statement.

In addition to satisfying the foregoing requirements under our Amended and Restated By-laws, to comply with the universal proxy rules, stockholders who intend to solicit proxies in support of director nominees other than the Company’s nominees must provide notice that sets forth the information required by Rule 14a-19 under the Exchange Act no later than March 4, 2024.

2022 ANNUAL REPORT ON FORM 10-K

Any stockholder wishing to receive, without charge, a copy of the Company’s 2022 Annual Report on Form 10-K (without exhibits) filed with the SEC on February 22, 2023, should write to the Corporate Secretary, Curtiss-Wright Corporation, 130 Harbour Place Drive, Suite 300, Davidson, North Carolina 28036. Exhibits to the Form 10-K will be furnished upon written request and payment of the Company’s expenses in furnishing such documents. The Company’s 2022 Annual Report on Form 10-K is also available free of charge through the Investor Relations section of the Company’s website at https://curtisswright.com/investor-relations/financials/sec-filings.

OTHER MATTERS WHICH MAY BE PRESENTED
FOR ACTION AT THE MEETING

The Board of Directors does not intend to present for action at this Annual Meeting any matter other than those specifically set forth in the Notice of Annual Meeting. If any other matter is properly presented for action at the Annual Meeting, it is the intention of persons named in the proxy to vote thereon in accordance with their judgment pursuant to the discretionary authority conferred by the proxy.

By Order of the Board of Directors

Paul J. Ferdenzi Corporate Secretary

Dated: March 24, 2023

Appendix A

CURTISS WRIGHT CORPORATION
INCENTIVE COMPENSATION PLAN
(Effective January 1, 2006)

As Amended February 14, 2023

1. General

1.1	Purpose. The purpose of the Curtiss Wright Corporation’s (the “Company”) annual Incentive Compensation (“IC”) Plan is to:
	•	Encourage and reward Participants for superior levels of company and individual performance;
	•	Link compensation opportunities to performance, and reinforce a pay-for-performance culture;
	•	Support the Company’s executive recruitment and retention objectives;
	•	Be consistent with market practices and the Company’s executive compensation philosophy; and
	•	Comply with all applicable regulatory requirements.

2. Definitions

2.1	Award. “Award” shall mean an amount payable to the participant as determined by the Plan provisions on completion of a Plan Year.
2.2

Cause. “Cause” shall mean the following: has been convicted of a felony; or intentionally engaged in illegal conduct; or willful misconduct that is demonstrably and materially injurious to the Company or an employing affiliate; or intentionally and continually failed to perform his or her reasonably assigned duties with the Company or an Employing Affiliate (other than a failure resulting from the Executive’s incapacity due to physical or mental illness) which failure continued for a period of at least thirty (30) days after notice of demand for substantial performance, has been delivered to the Executive specifying the manner in which the Executive has failed substantially to perform.

2.3	CEO. “CEO” shall mean the Chief Executive Officer of the Company.
2.4

Committee “Committee” shall mean the Executive Compensation Committee (“ECC”) of the Board of Directors of the Company consisting of two or more independent directors as defined in the listing standards of the New York Stock Exchange.

2.5	Company or Corporation. “Company or Corporation” shall mean Curtiss Wright Corporation and its affiliates and subsidiaries
2.6	Disability. “Disability” shall mean a permanent disability eligible for benefits under the Company’s long-term disability policy.
2.7	Effective Date. “Effective Date” shall mean January 1, 2006.
2.8	Eligible Employee. “Eligible Employee” shall mean an active employee of the Company that is employed for part or all of the Plan Year.
2.9	Maximum Award. “Maximum Award” shall mean the greatest amount that a single Participant may receive as an Award under the Plan, not to exceed $3,500,000.
2.10	Officer. “Officer” shall mean any employee duly elected by the Corporation’s Board of Directors to a position listed as an officer under the Corporation’s By-laws.
2.11

Participant. “Participant” shall mean any Eligible Employee selected by the CEO and the Committee to participate in the Plan for a particular Plan Year in accordance with the procedures described in Section 4.2.

2.12	Plan. “Plan” shall mean the Company’s Incentive Compensation (IC) Plan.

2.13	Plan Year. “Plan Year” shall mean the one-year period commencing each January 1 and running through December 31; such Plan Year is intended to correspond to the Company’s fiscal year.
2.14	Target Award. “Target Award” shall mean the potential incentive opportunity, or Award, for each Participant if target goals are fully achieved.
2.15	Threshold. “Threshold” shall mean a base or minimum level of performance, established by the Committee for each Participant, below which no Award shall be made.
2.16	Vested. “Vested” shall mean that a Participant has a nonforfeitable interest in his or her Award.
2.17

Vesting Date. “Vesting Date” shall mean the last day of each Plan Year, or such other date as may be specified by the Committee, on which a Participant attains a Vested interest in all or a portion of his or her Award.

3. Administration

3.1

Administration. The Committee shall have full power and authority to interpret and administer this Plan, to adopt rules and regulations (and to alter, amend and revoke any of the same) and to establish terms and conditions, not inconsistent with the provisions of this Plan, for the administration of its business and implementation of this Plan. Decisions of the Committee shall be conclusive and binding upon all persons (including the Corporation, stockholders and employees). Election to membership on the Committee shall render a person ineligible for an award of incentive compensation.

3.2

Amendment, Modification or Termination. The Board of Directors may amend, alter or discontinue the Plan, but no amendment, alteration, or discontinuation shall be made that would impair the rights of a Participant under an Award heretofore granted, without the Participant’s consent, or that without the approval of the stockholders would:

	(a)	increase the maximum amount of award to any individual Participant authorized under the Plan; or
	(b)	change the class of employees eligible to participate in the Plan.

4. Eligibility and Participation

4.1

Participation. The Committee shall, at such time or times during the current year as it shall elect, determine the Participants to receive incentive awards for the subsequent year, the amount and form of each award and the terms and conditions applicable to it, all at the sole discretion of the Committee. The Committee may delegate such authority to the CEO as it applies to non-Officer Participants. The CEO ex officio shall be an eligible employee for purposes of selection to participate in the Plan. Selection as a Participant for one Plan Year conveys no right to participation in any subsequent Plan Year.

4.2

Effect of Participation on Other Bonus Plans. An employee may not participate or receive credit for service under any other annual incentive plan while participating in and/or receiving credit for service under this Plan.

5. Incentive Awards

5.1

Target Awards. The Committee, based on input from the CEO, shall establish Target Award guidelines expressed as a percent of annual base salary for each Participant, provided, however, that the Committee shall maintain sole responsibility for annually determining the specific Target Awards for the CEO and Officers. Target Awards below CEO and Officer level may be delegated to the CEO and shall be established based on each Participant’s role within the organization, consistent with guidelines established and approved by the Committee based upon competitive market practices, the Company’s compensation philosophy and other relevant considerations.

5.2

Annual Awards. At the beginning of the Plan Year, the Board of Directors approves performance measures, standards and goals for the CEO and Officers for the Plan Year. The CEO will approve performance measures, standards and goals for Participants below the Officer level. The degree of achievement of those goals will determine the Award earned at the end of the Plan Year. For Officers, performance achievement will be based on one or more of the following performance measures: (i) operating income, net earnings or net income (before or after taxes); (ii) earnings growth; (iii) earnings per share; (iv) net sales (including net sales growth); (v) gross profits or net operating profit; (vi) return measures (including, but not limited to, return on assets, capital, equity or sales); (vii) cash flow (including, but not limited to, operating cash flow, free cash flow, cash flow return on capital); (viii) revenue growth; (ix) earnings before or after taxes, interest, depreciation, and/or amortization; (x) productivity ratios; (xi) share price (including, but not limited to, growth measures and total shareholder return); (xii) expense targets; (xiii) margins (including, but not limited to, gross or operating margins); (xiv) operating efficiency; (xv) customer satisfaction or increase in the number of strategic or operational initiatives; (xvi) attainment of budget goals; (xvii) attainment of strategic or operational initiatives; (xviii) market share; (xix) cost containment or reductions; (xxi) working capital targets; (xxii) EVA or other value-added measures; and (xxi) individual goals directly related to business performance. Any performance measure may be (i) used to measure the performance of the Company and/or any of its affiliates as a whole, any business unit thereof or any combination thereof or (ii) compared to the performance of a group of comparable companies, or a published or special index, in each case that the Committee, in its sole discretion, deems appropriate. In no event may Awards for Participants be increased on a discretionary basis.

5.3

The Company Minimum Performance Requirements. At the beginning of each Plan Year, the Board shall establish a Threshold level of financial performance for the Company representing the lowest acceptable level of performance for the Plan Year, below which, no awards shall be made to any Participant for that specific financial performance target.

5.4

Individual Qualification. Each Participant must remain an employee at the Vesting Date and in good standing with the Company and satisfy the overall standards of performance generally established for the Participant’s position throughout the Plan Year to qualify for the payment of an Award for that same Plan Year.

5.5	Payment of Awards. Incentive awards for any year may be made in cash. The Committee shall review and approve awards and advise the Board of Directors of the Awards for the Company’s Officers.

In the discretion of the Committee, awards may be paid either promptly after the award is made or over any period of time, or in any number of payments, which need not be uniform in amount. Amounts not paid at the time of an award may be retained by the Corporation and its subsidiaries (without liability for interest) pending the payment thereof in accordance with the terms and conditions of such award or may be deferred under the terms and conditions of the Company’s Executive Deferred Compensation Plan (EDCP).

The Committee may also, if something other than the EDCP is used, in its sole discretion establish arrangements, terms and conditions under which portions of awards payable in the future may be invested in securities or other suitable or appropriate property, or earn fair market rate of interest subject only to the approval of the Board of Directors. The amounts of such future payments shall be subject to increase or decrease to reflect income earned on, and gains or losses of principal of, the funds so invested, all without liability on the part of any Director or the Corporation except when such losses are judicially determined to be due to the gross negligence or willful misconduct of the respective parties.

When payments are to be made in installments, the Committee shall fix the time or times of payment, and impose such terms and conditions with respect to the payment and forfeiture of the installments, as in its judgment will best serve the interests of the Corporation and the purposes of the Plan. Each award, or installment thereof, forfeited under the terms and conditions imposed by the Committee, shall be retained by the Corporation.

6. Deferral of Awards

6.1	Voluntary Deferral. A Participant may choose to defer payment of the earned portion of the Award according to whatever provisions the Company may make for deferral of compensation from time to time.
6.2	Forfeiture of Deferred Awards. Forfeiture of any deferrals shall be determined in accordance with the terms of the plan or conditions under which the deferrals were made.

7. Change of Employment Status

7.1

Termination of Employment. A Participant must continue to be an employee of the Company through the Vesting Date to receive payment for an Award. Any Participant who terminates employment, voluntarily or involuntarily, with or without Cause, (except as provided for in Sections 7.2 and 7.3) with the Company before his or her right to an Award becomes Vested shall forfeit such unvested Award unless the CEO approves the payment, in whole or in part, for a participant below the Officer level, and the Committee approves the payment, in whole or in part, for a Participant who is or was the CEO or an Officer. Upon approval, an award is paid as part of the separation agreement and only if the employee signs a settlement and release on behalf of the Company. An employee terminated for Cause shall forfeit any and all Awards, Vested or not Vested.

7.2

Death or Disability. In the event that any Participant’s employment with the Company terminates by reason of death or Disability, that Participant’s pro-rata unvested Award shall immediately vest at the time of his or her termination and shall become payable to the Participant or his or her estate or beneficiary as soon as practicable following termination using the target award on a pro-rata basis. Any right to receive an Award shall not be transferable other than by will or the laws of descent and distribution.

7.3

Retirement. If a Participant’s employment with the Company is terminated by reason of retirement before any Award becomes Vested, the Committee (for the CEO and Officers) and the CEO (for all other participants) may, at its sole discretion, accelerate the vesting of all or a portion of the Participant’s unvested Award(s) and direct that such Award(s) be paid to the Participant at the same time as other awards under this Plan are paid.

7.4

Promotions, Transfers, Hires. To the extent that an individual becomes an Eligible Employee, either through a new hire process, or through promotion or transfer, after the commencement of a Plan Year, the CEO, in his/her discretion, may allow such individual to become a Participant and such Participant’s right to an Award, if any, shall be prorated based on the portion of the Plan Year during which he or she held the position qualifying them as an Eligible Employee. Conversely, if, through demotion or job change, an individual’s position with the Company changes substantially such that the individual would not otherwise be eligible to participate in the Plan, such individual may be removed from participation in the Plan, and the CEO may award a pro-rata Award to that individual. If the individual in either case described above is the CEO or an Officer, the Committee must approve the participation and Award.

8. General Provisions

8.1

Not a Binding Contract. Nothing in this document or in any other materials or explanations pertaining to the Plan shall be construed as creating a binding contract between the Participant and the Company.

8.2

No Guarantee of Employment. Nothing contained in this Plan shall give an employee the right to be retained in the employment of the Company. The right of the Company to terminate the employment of any of its employees shall not in any way be affected by an employee’s participation in this Plan.

8.3	Withholding Taxes. The Company shall have the right to deduct from all payments under this Plan an amount necessary to satisfy any Federal, State, or local tax withholding requirements.

8.4

No Alienation of Benefits. Except insofar as otherwise required by law, no amount payable at any time under the Plan shall be subject in any manner to alienation by anticipation, sale, transfer, assignment, bankruptcy, pledge, attachment, charge or encumbrance of any kind, and any attempt to so alienate, whether presently or thereafter payable, shall be void.

8.5

Restatement of Financial Statements. If the Committee determines that (1) the amount of an Award to a Participant was based on materially inaccurate financial statements or any other materially inaccurate performance metric criteria (collectively, “Inaccurate Data”) or (2) if the Participant is one of the individuals subject to automatic forfeiture under Section 304 of the Sarbanes-Oxley Act of 2002 (“the Statute”) and has committed an offense subject to forfeiture under such statute, the Participant shall reimburse the Company that portion of an Award that was based on the inaccurate data or as provided for in the Statute.

8.6

Plan Renewal. This Plan is effective as of the Effective Date and shall remain in effect and renew automatically annually unless discontinued by the Committee and subject to periodic review by Shareholders sufficient to remain compliant with Section 162(m) of the Internal Revenue Code.

8.7	Governing Law. This Plan and all Awards made hereunder shall be and any actions taken hereunder shall be governed by and construed in accordance with the laws of the State of New Jersey.
8.8	Unenforceable Provisions. If any provision of the Plan is held invalid or unenforceable, such invalidity or enforceability shall not affect any other provision of the Plan.
8.9

Administrative Guidelines. The Committee may establish a set of administrative guidelines which identify the rules, procedures and processes according to which it intends to administer the Plan. These guidelines do not supersede any of the provisions of the Plan specified herein. The Committee may, at its sole discretion, modify these guidelines from time to time without changing this document governing the Plan.

8.10

Committee Liability. No member of the Committee shall be liable for any act or omission in connection with the execution of his duties or the exercise of his discretion hereunder, except when due to his own gross negligence or willful misconduct. The Corporation shall indemnify and hold harmless each member of the Committee from any and all claims, loss, damages, expense (including counsel fees) and liability (including any amounts paid in settlement with the approval of the Board of Directors of the Corporation) arising from any act or omission of such member, except when the same is judicially determined to be due to the gross negligence or willful misconduct of such member.

CURTISS-WRIGHT CORPORATION
C/O BROADRIDGE
P.O. BOX 1342
BRENTWOOD, NY 11717

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THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

CURTISS-WRIGHT CORPORATION				For All	Withhold All	For All Except	To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below.
The Board of Directors recommends you vote FOR the following:

1.	Election of Directors			☐	☐	☐

Nominees:
	01)	Lynn M. Bamford	06) Anthony J. Moraco
	02)	Dean M. Flatt	07) William F. Moran
	03)	S. Marce Fuller	08) Robert J. Rivet
	04)	Bruce D. Hoechner	09) Peter C. Wallace
	05)	Glenda J. Minor	10) Larry D. Wyche

The Board of Directors recommends you vote FOR the following proposals:								For	Against	Abstain

2.	To ratify the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for 2023							☐	☐	☐

3.	To approve an amendment to the Curtiss-Wright Corporation Incentive Compensation Plan to expand the class of employees eligible to receive awards under the plan							☐	☐	☐

4.	An advisory (non-binding) vote to approve the compensation of the Company’s named executive officers							☐	☐	☐

The Board of Directors recommends that you vote 1 Year on the following proposal:							1 Year	2 Years	3 Years	Abstain

5.	To approve on an advisory (non-binding) basis the frequency of future stockholder advisory votes approving the compensation of the Company’s named executive officers						☐	☐	☐	☐

NOTE: Such other business as may properly come before the meeting or any adjournment thereof.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Stockholder Meeting to be Held on Thursday, May 4, 2023.
A Notice and Proxy Statement and Combined Business Review/2022 Annual Report on Form 10-K to security holders are available at www.proxyvote.com.

D98644-P87544

CURTISS-WRIGHT CORPORATION
Annual Meeting of Stockholders
May 4, 2023 1:00 PM
This proxy is solicited by the Board of Directors

The undersigned hereby constitutes and appoints LYNN M. BAMFORD, KEVIN M. RAYMENT and K. CHRISTOPHER FARKAS, and each of them, as proxies of the undersigned, with full power to appoint their substitute, and authorizes each of them to represent and to vote all shares of common stock, par value $1.00 per share, of Curtiss-Wright Corporation (the “Company”) which the undersigned is entitled to vote at the Annual Meeting of Stockholders (the “Annual Meeting”) to be held on Thursday, May 4, 2023, at the Homewood Suites by Hilton, 125 Harbour Place Drive, Davidson, North Carolina 28036, commencing at 1:00 PM local time, or any adjournment or postponement thereof, with all the powers the undersigned would have if personally present, respecting the matters described in the accompanying proxy statement and, in their discretion, on other matters which may properly come before the meeting. When properly executed, this proxy will be voted in the manner directed herein by the undersigned stockholder(s).

If no direction is given, this proxy will be voted FOR the Director nominees listed in Proposal One and FOR Proposals Two, Three, and Four, and 1 Year for Proposal 5. In their discretion, the proxies are each authorized to vote upon such other business as may properly come before the Annual Meeting and any adjournments or postponements thereof. A stockholder wishing to vote in accordance with the Board of Directors’ recommendations need only sign and date this proxy and return it in the enclosed envelope.

The undersigned hereby acknowledge(s) receipt of a copy of the accompanying Notice of Annual Meeting of Stockholders, the proxy statement with respect thereto, the Company’s 2022 Annual Report on Form 10-K filed with the Securities and Exchange Commission, and Business Review to Stockholders and hereby revoke(s) any proxy or proxies heretofore given. This proxy may be revoked at any time before it is exercised.

Continued and to be signed on reverse side